Exhibit 10.18

Execution Copy

STOCK PURCHASE AGREEMENT

by and among

CHAPARRAL ENERGY, INC.

a Delaware corporation,

and

CCMP CAPITAL INVESTORS II (AV-2), L.P.,

a Delaware limited partnership,

CCMP ENERGY I LTD.,

a Cayman limited company, and

CCMP CAPITAL INVESTORS (CAYMAN) II, L.P.

a Cayman limited partnership

Dated: March 23, 2010

	3.32	Title to Property.	18
	3.33	Investment Company	18
	3.34	No Restriction on Distributions	19
	3.35	No General Solicitation	19
	3.36	No Preemptive Rights, Stockholders Agreement, Etc.	19

4.	REPRESENTATIONS AND WARRANTIES OF THE PURCHASERS		19

	4.1	Organization	19
	4.2	Authorization	19
	4.3	Binding Agreement	20
	4.4	No Breach	20
	4.5	Solvency; Financing; Ability to Perform Agreement	20
	4.6	Investment Intent	20

5.	COVENANTS		21

	5.1	Affirmative Covenants of the Company	21
	5.2	Negative Covenants of the Company	21
	5.3	Adverse Developments	24
	5.4	Potential Breach	25
	5.5	Access	25
	5.6	Financial Statements	25
	5.7	No Negotiations	25
	5.8	Confidentiality	25
	5.9	No Inconsistent Action	26
	5.10	Permits	26
	5.11	HSR Act Matters	26
	5.12	Further Action; Efforts	27
	5.13	Transfer Taxes	27
	5.14	Use of Proceeds	28

6.	CONDITIONS TO PURCHASERS’ OBLIGATIONS		28

	6.1	Representations and Warranties	28
	6.2	Compliance with Covenants	28
	6.3	Closing Documents	28
	6.4	Governmental Consents, Approvals and Waivers	28
	6.5	Absence of Litigation	28
	6.6	No Material Adverse Effect	28
	6.7	Board of Directors	28
	6.8	Stockholders Agreement	29
	6.9	Amended Governing Documents	29
	6.10	Payment of Expenses	29
	6.11	New Credit Facility	29
	6.12	Conversion of Common Stock	29

7.	CONDITIONS TO THE COMPANY’S OBLIGATIONS		29

	7.1	Representations and Warranties	29
	7.2	Compliance with Covenants	30
	7.3	Closing Documents	30
	7.4	Governmental Consents and Waivers	30
	7.5	Absence of Litigation	30
	7.6	Stockholders Agreement	30
	7.7	Employment Agreements	30
	7.8	Equity Incentive Plan	30

8.	CLOSING		30

9.	CLOSING DOCUMENTS		30

	9.1	Closing Documents to be Delivered by the Company	30
	9.2	Closing Documents to be Delivered by the Purchasers	31
	9.3	Other Closing Documents	32

10.	TERMINATION; REMEDIES		32

	10.1	Termination	32
	10.2	Effect of Termination	32

11.	NATURE AND SURVIVAL OF REPRESENTATIONS AND WARRANTIES; INDEMNITY.		33

	11.1	Survival of Representations and Warranties	33
	11.2	Indemnity by the Company	33
	11.3	Indemnity by the Purchasers	34
	11.4	Limitation of Liability	34
	11.5	Exclusive Remedy	35

12.	FURTHER ASSURANCES	35

13.	AMENDMENT; BENEFIT AND ASSIGNABILITY	35

14.	NOTICES	35

15.	WAIVER	36

16.	ENTIRE AGREEMENT	36

17.	COUNTERPARTS	37

18.	CONSTRUCTION	37

19.	EXHIBITS AND DISCLOSURE SCHEDULES	37

20.	SEVERABILITY	37

21.	CHOICE OF LAW; WAIVER OF JURY TRIAL	37

22.	PUBLIC STATEMENTS	38

23.	COUNSEL	38

Schedules
Schedule 1	Definitions and Matters of Interpretation

Exhibits
Exhibit A	Form of Legal Opinion of Company Counsel
Exhibit B-1	Form of Charter Amendment
Exhibit B-2	Form of Amended Bylaws
Exhibit C	Stockholders Agreement

Disclosure Schedules
Schedule 3.1	Organization
Schedule 3.4(a)-(1)	Shareholders
Schedule 3.4(a)-(2)	Capitalization
Schedule 3.6	Consents
Schedule 3.9	Title
Schedule 3.11	Intellectual Property
Schedule 3.12	Contracts
Schedule 3.15	Liabilities
Schedule 3.16	Tax Matters
Schedule 3.18	Employee Benefit Plans
Schedule 3.18(l)	Phantom Stock Units
Schedule 3.19	Insurance
Schedule 3.20	Environmental Matters
Schedule 3.21	Leased Premises
Schedule 3.23	Transactions with Certain Persons
Schedule 3.26	Expenses
Schedule 3.27	Changes
Schedule 3.31	Hedges
Schedule 3.32	Oil and Gas Interests
Schedule 5.1(a)	Company 2010 Capital Budget
Schedule 5.2	Permitted Activities
Schedule 5.14	Use of Proceeds
Schedule 6.10	Expenses
Schedule 7.7	Terms of Employment Agreements
Schedule 7.8	Terms of Equity Incentive Plan

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STOCK PURCHASE AGREEMENT

THIS STOCK PURCHASE AGREEMENT (this “Agreement”) is entered into as of March 23, 2010, by and among Chaparral Energy, Inc., a Delaware corporation (the “Company”), CCMP Capital Investors II (AV-2), L.P., a Delaware limited partnership (“CCMP AV-2”), CCMP Energy I LTD., a Cayman limited company (“CCMP Cayman I”), and CCMP Capital Investors (Cayman) II, L.P., a Cayman limited partnership “CCMP Cayman II;” and together with CCMP AV-2 and CCMP Cayman I, individually a “Purchaser”, and collectively, the “Purchasers”).

RECITALS

A. WHEREAS, the Company is an independent oil and gas production and exploitation company headquartered in Oklahoma City, Oklahoma;

B. WHEREAS, the Company desires to sell the Shares (as defined below) to the Purchasers and the Purchasers desire to purchase the Shares from the Company, in each case, on the Closing Date and upon the terms and subject to the conditions set forth in this Agreement; and

C. WHEREAS, in addition to and contemporaneously with the purchase of the Shares from the Company pursuant to this Agreement, Purchasers will purchase 14,617 shares of the Company’s Class B Common Stock (as defined below) from Fischer Investments, L.L.C., an Oklahoma limited liability company (“Fischer”) for approximately $10,000,000, and 14,617 shares of the Company’s Class C Common Stock (as defined below) from Altoma Energy, an Oklahoma general partnership (“Altoma”), for approximately $10,000,000, each pursuant to separate stock purchase agreements (the “Stockholder Sale Agreements”).

AGREEMENT

NOW, THEREFORE, in consideration of the mutual covenants, conditions and agreements set forth herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

1. DEFINITIONS; MATTERS OF INTERPRETATION

Certain definitions of capitalized terms used herein but not otherwise defined herein are set forth in Schedule 1 including certain matters of interpretation hereunder.

2. PURCHASE PRICE, CLOSING BALANCE SHEET AND ESCROW AGREEMENT

2.1 Purchase and Sale of the Shares. Subject to the terms and conditions set forth in this Agreement, and in reliance upon the Company’s and the Purchasers’ representations and warranties set forth herein, on the Closing Date, the Company shall sell to the Purchasers, and the Purchasers shall purchase from the Company, 475,042 shares of Class E Common Stock and one share of Class F Common Stock (the “Shares”) for $325,000,000 (the “Purchase Price”), representing a per share Purchase Price of approximately $684.15 for each Share of Class E Common Stock and Class F Common Stock.

2.2 Form of Payments. All payments hereunder will be made by delivery to the recipient by depositing, by bank wire transfer, the required amount (in immediately available funds) in an account of the recipient, which account will be designated by the recipient in writing at least two Business Days prior to the date of the required payment.

3. REPRESENTATIONS AND WARRANTIES OF THE COMPANY

The Company hereby represents and warrants to each Purchaser as of the date hereof and as of the Closing Date that, except (x) as otherwise disclosed or incorporated by reference in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2008, the Company’s Quarterly Reports on Form 10-Q for the quarters ended March 31, June 30 and September 30, 2009 and any Current Report on Form 8-K filed by the Company since September 30, 2009 and (y) as set forth in the Disclosure Schedules delivered by the Company to the Purchasers concurrently with the execution of this Agreement, separately and specifically identifying the relevant subparagraph(s) hereof:

3.1 Organization. Each of the Company and its Subsidiaries has been duly incorporated or otherwise formed and is validly existing and in good standing under the Laws of the state of its incorporation or formation, as the case may be, and is qualified, registered or licensed to do business in each jurisdiction in which the nature of its business or operations would require such qualification, registration or licensure except where the failure to be so qualified, registered or licensed would not reasonably be expected to have a Material Adverse Effect. The Company has full power and authority to own, lease and operate its Assets and the Company has full corporate power and authority to carry on its business as now conducted and to enter into and to perform this Agreement. The address of the Company’s principal office and all of the Company’s additional places of business are listed on Schedule 3.1. Except as set forth on Schedule 3.1, during the past five years, the Company has not been known by or used any corporate, fictitious or other name in the conduct of the Business or in connection with the use or operation of the Assets.

3.2 Authorization; Corporate Documentation

(a) The Company has the requisite corporate power and authority to execute and deliver this Agreement and the other Transaction Documents to which it is a party, to perform its obligations hereunder and thereunder, and to consummate the transactions contemplated hereby and thereby. The execution, delivery and performance of this Agreement and the other Transaction Documents by the Company, and the Company’s consummation of the transactions contemplated hereby and thereby, have been duly authorized by all requisite corporate action of the Company.

(b) The copies of the certificate of incorporation of the Company and all amendments thereto, as certified by the Secretary of State of the State of Delaware, and the bylaws of the Company, as amended to date and certified by its corporate secretary, copies of which have been made available to the Purchasers, are true, complete and correct copies of the certificate of incorporation and bylaws of the Company, as amended through and in effect on the date hereof and as of the Closing Date.

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(c) The minute books and records of the corporate proceedings of the Company, copies of which have been made available to the Purchasers, are true, correct and complete in all material respects. There have been no changes, alterations or additions to such minute books and records of the corporate proceedings of the Company on or prior to the Closing Date that have not been furnished to the Purchasers’ counsel.

3.3 Duly Authorized and Validly Issued Shares. The Shares have been duly authorized for issuance and sale by the Company and, when issued and delivered by the Company to the Purchasers pursuant to this Agreement on the Closing Date, the Shares will be validly issued, fully paid and non-assessable, free and clear of any and all Liens, and other than as set forth in the Stockholders Agreement, the issuance of the Shares will not be subject to any preemptive or similar rights.

3.4 Capitalization.

(a) As of the date hereof, the authorized capital stock of the Company consists of: (i) 3,000,000 shares of common stock, par value $0.01 per share (“Common Stock”), of which 877,000 were issued and outstanding as of the date of this Agreement, and (ii) 600,000 shares of preferred stock, par value $0.01 per share, none of which were issued and outstanding as of the date of this Agreement, and as of the Closing Date (after giving effect to the sale of Common Stock pursuant to this Agreement but prior to any sales by Fischer and Altoma pursuant to the Stockholder Sale Agreements) the capital stock of the Company will consist of: (i) 10,000,000 shares of class A common stock, par value $0.01 per share (“Class A Common Stock”), of which none will be issued and outstanding as of the Closing Date, (ii) 10,000,000 shares of class B common stock, par value $0.01 per share (“Class B Common Stock”), of which 372,500 will be issued and outstanding as of the Closing Date, (iii) 10,000,000 shares of class C common stock, par value $0.01 per share (“Class C Common Stock”), of which 224,500 will be issued and outstanding as of the Closing Date, (iv) 10,000,000 shares of class D common stock, par value $0.01 per share (“Class D Common Stock”), of which 280,000 will be issued and outstanding as of the Closing Date, (v) 10,000,000 shares of class E common stock, par value $0.01 per share (“Class E Common Stock”), of which 475,042 will be issued and outstanding as of the Closing Date, (vi) one share of class F common stock, par value $0.01 per share (“Class F Common Stock”), of which one share will be issued and outstanding as of the Closing Date, (vii) three shares of class G common stock, par value $0.01 per share (“Class G Common Stock”), of which three shares will be issued and outstanding as of the Closing Date, and (viii) 600,000 shares of preferred stock, par value $0.01 per share, none of which will be issued and outstanding. Schedule 3.4(a)-(1) sets forth the Company’s shareholders of record on the date of this Agreement. Except as set forth on Schedule 3.4(a)-(2), there are no outstanding or authorized stock appreciation, phantom stock or similar rights with respect to the Company, nor are there any voting trusts, proxies, shareholder agreements or any other agreements or understandings with respect to the voting of the Shares. Except as set forth on Schedule 3.4(a)-(2), there are no options, warrants or other rights to subscribe for or purchase any capital stock or other equity interests or equity-based compensation awards of the Company or securities convertible into or exchangeable for, or that otherwise confer on the holder any right to acquire

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any capital stock of the Company, or preemptive rights or rights of first refusal or first offer nor are there any contracts, commitments, agreements, understandings, arrangements or restrictions to which the Company is a party or by which the Company is bound relating to any shares of the Shares or any other equity securities of the Company, whether or not outstanding.

(b) Except as set forth on Schedule 3.4, all of the issued and outstanding capital stock or equivalent equity interests of each Subsidiary were duly authorized, validly issued and fully paid and are non-assessable and are 100% owned by the Company, directly or through its other Subsidiaries, free and clear of any security interest, mortgage, pledge, lien, encumbrance or claim (other than in favor of the Company or any Subsidiaries); and none of the outstanding shares of capital stock or equivalent equity interests of any Subsidiary were issued in violation of any preemptive or similar rights arising by operation of law, or under the charter, bylaws or other comparable organizational documents of any Subsidiary or under any agreement to which the Company or any Subsidiary is a party. There are no Commitments with respect to any capital stock or equivalent equity interest of any Subsidiary.

3.5 Binding Agreement. This Agreement has been duly executed by the Company and delivered to the Purchasers, and constitutes (assuming the due authorization, execution and delivery by the Purchasers) the legal, valid and binding agreement of the Company, enforceable against the Company in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency or other laws affecting creditors’ rights generally and the exercise of judicial discretion in accordance with general equitable principles. Upon execution and delivery at the Closing by the Company, each other Transaction Document to which the Company is or is specified to be a party, will be duly and validly executed by the Company and delivered to the Purchasers on the Closing Date, and will constitute (assuming, in each case, the due authorization, execution and delivery by each other party thereto) the Company’s legal, valid and binding obligation, enforceable against the Company in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency or other laws affecting creditors’ rights generally and the exercise of judicial discretion in accordance with general equitable principles.

3.6 No Breach. Subject to the necessity of obtaining approvals of or providing notice to the Governmental Authorities (including any necessary approval, or the termination or expiration of any waiting period, under the Hart-Scott-Rodino Antitrust Improvements Act of 1976 (the “HSR Act”)) listed on Schedule 3.6 and consents of third parties to the Contracts listed on Schedule 3.12 as requiring third party consents and consents of third parties to the Leases listed on Schedule 3.21 as requiring third party consents, the execution, delivery and performance of this Agreement and the other Transaction Documents and the consummation of the transactions contemplated hereby and thereby by the Company do not and will not (a) violate or conflict with the Company’s certificate of incorporation or bylaws or any law (including common law), statute, rule, regulation, ordinance, code, directive, writ, injunction, settlement, permit, license, decree, judgment or order (collectively, “Laws”) of any Governmental Authority to which the Company, the Shares or the Assets is subject, or by which the Company, the Shares or Assets may be bound, (b) (with or without giving notice or the lapse of time or both) materially breach or conflict with, or give rise to any right of termination, cancellation or acceleration under, any of the terms, conditions or provisions of any Contract, agreement, or other material commitment to which the Company is a party or by which the

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Company, the Shares or the Assets may be bound or result in the imposition of a Lien on the Shares or the Assets (other than, in the case of Assets, any Permitted Liens), or (c) require any filing with, or Permit, consent, approval or waiver of, or the giving of any notice to, any Governmental Authority or other Person.

3.7 Permits. The Company possesses, and is in compliance with, all material Permits required to own the Assets and conduct the Business as now being conducted. All Permits of the Company are valid and in full force and effect.

3.8 No Violation of Law. The Company is not in violation in any material respect of and has not been given notice or been charged with any violation in any material respect of, any Law of any Governmental Authority.

3.9 Title to and Sufficiency of Assets. Except as set forth on Schedule 3.9, (i) the Company has defensible title to its Oil and Gas Interests, free and clear of all Liens (other than Permitted Liens), encumbrances and defects that, in the aggregate, would materially affect the value thereof or materially interfere with the use made or to be made thereof by the Company, and (ii) the Company has good and marketable title to all of its other Assets free and clear of all Liens other than Permitted Liens. The Assets constitute all of the assets, rights and properties owned or leased by the Company that are used in the operation of the Business as it is now conducted.

3.10 Accounts Receivable. All accounts receivable of the Company shown on all balance sheets included in the Financial Statements arose from sales actually made or services actually performed in the ordinary course of business and are valid receivables, net of reserves included in the Financial Statements.

3.11 Intellectual Property; No Infringement.

(a) Schedule 3.11 sets forth (i) all registered copyrights and copyright applications, registered trademarks and trademark applications, patents and patent applications owned or licensed by the Company, and (ii) all licenses, sublicenses and other agreements and permissions (other than shrink wrap licenses or other similar licenses for commercial off-the-shelf software with a license fee of $500,000 or less) under which the Company is a licensee or otherwise is authorized to use or practice any third party Intellectual Property (“IP Licenses”).

(b) Except as set forth on Schedule 3.11, the Company owns free and clear of all Liens other than Permitted Liens, and has valid enforceable rights in, the Company IP. To the Knowledge of the Company, the Company has a valid and enforceable license to use all third party Intellectual Property that is subject to the IP Licenses.

(c) Except as specified on Schedule 3.11, the Company has no Knowledge of any facts or circumstances that may constitute infringement, dilution, misappropriation, or other unauthorized use (i) by the Company of any Intellectual Property of any other Person or (ii) by any other Person of any Company IP. The Company has not received any complaint or notice of any Action involving matters of the type contemplated by the immediately preceding sentence.

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(d) The Company is taking and has taken all actions that it reasonably believes are necessary to maintain and protect each item of Company IP reasonably necessary to conduct the Business in the ordinary course of business.

3.12 Contracts.

(a) Schedule 3.12 contains a complete, current and correct list of all of the following types of Contracts to which the Company is a party or by which any of its Personal Property or Assets are bound, any material terms of which remain executory (collectively, the “Material Contracts”):

(i) any Contract which involves future expenditures of more than $1,000,000 or future receipts of more than $2,500,000 by the Company (other than natural gas and oil sales contracts in the ordinary course of business);

(ii) any Contract containing a covenant or covenants which purport to limit the Company’s ability to compete with any Person or in any line of business (including all non-competition and non-solicitation agreements) or which creates an area of mutual interest;

(iii) any employment, change in control, retention, severance or similar Contract (excluding any generally applicable severance policy) with any executive officer, director, employee, consultant, independent contractor or other service provider of the Company or its Subsidiaries;

(iv) any licenses or agreements wherein the Company licenses Company IP to other Persons presently in effect involving the payment by or to the Company in excess of $50,000 per year;

(v) any Contract creating a partnership or joint venture other than partnerships solely for income tax purposes created under any joint operating agreements, farm-out agreement, well promotion agreements or any other similar contracts entered into in the ordinary course of business;

(vi) any agreement entered into outside the ordinary course of business since December 31, 2009 or otherwise currently in effect, involving future payments to or obligations in excess of $500,000, not otherwise described in this Section 3.12;

(vii) any loan agreement, agreement of indebtedness, note, security agreement, letter of credit, guarantee or other document pursuant to or in connection with the Company’s receipt or extension of credit for money borrowed other than purchase money indebtedness incurred solely to finance vehicles or other equipment in amounts less than $250,000 per vehicle or piece of equipment; and

(viii) all Contracts not otherwise set forth on Schedule 3.12, the loss of which, individually and not in the aggregate, would reasonably be expected to have a Material Adverse Effect.

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(b) In addition, Schedule 3.12 identifies all material Contracts for which third party consents or waivers must be obtained on or prior to the Closing Date (or which have been obtained) in order for such Contracts to continue in effect according to their terms after the Closing Date. The Company has made available to the Purchasers true and complete copies of all written Contracts set forth on Schedule 3.12 (including any and all amendments and other modifications to such Contracts) and true and correct summaries of all non-written Contracts that meet the disclosure criteria set forth in Section 3.12(a).

(c) The Company has all the Contracts it needs to carry on the Business in all material respects as now being conducted. All of the Material Contracts are in full force and effect, and are valid, binding, and enforceable in accordance with their terms, except to the extent that the enforceability thereof may be affected by bankruptcy, insolvency, or similar laws affecting creditors’ rights generally or by court-applied equitable principles. The Company is not in material breach, nor to the Knowledge of the Company is any other party in material breach, of the terms of any Material Contract. Except as expressly identified on Schedule 3.12, (i) the Company has not received written notice of an intention by any party to any Material Contract that provides for a continuing obligation by any party thereto on the date hereof to terminate such Material Contract or amend the terms thereof, other than modifications in the ordinary course of business that would not be reasonably expected to materially adversely affect the terms of such Material Contract and (ii) the consummation of the transactions contemplated by this Agreement and the other Transaction Documents will not affect the validity, enforceability and continuation (all in accordance with the terms of the Material Contracts) of any of such Material Contracts as of the date hereof. The Company has not waived any rights under any such Material Contract. No event has occurred which either entitles, or would, with notice or lapse of time or both, entitle any party to any Material Contract (other than the Company) to declare a default or to accelerate, or which does accelerate, the maturity of any indebtedness of the Company under any Material Contract.

3.13 Litigation. Except for conservation regulatory matters, there is no material Action, judgment, decree, settlement, rule or order or investigation of any nature pending, rendered since September 30, 2009, or, to the Company’s Knowledge, threatened against the Company. There are no writs, injunctions, decrees, arbitration decisions, unsatisfied judgments or similar orders outstanding against the Company. Neither the Company nor any of its Subsidiaries, nor any officer, director or employee of the Company or any of its Subsidiaries has been permanently or temporarily enjoined by any order, judgment or decree of any court or any other Governmental Authority from engaging in or continuing any conduct or practice in connection with the business, assets or properties of the Company or such Subsidiary nor, to the Knowledge of the Company, is Company, any Subsidiary or any officer, director or employee of the Company or any Subsidiary under investigation by any Governmental Authority.

3.14 Financial Statements. The Company has previously made available to the Purchasers copies of the audited balance sheet, income statement, statement of cash flows and statement of shareholder’s equity (deficit) of the Company for the fiscal years ended December 31, 2008 and December 31, 2007, the unaudited balance sheet, income statement, statement of cash flows and statement of shareholder’s equity (deficit) of the Company for the fiscal years ended December 31, 2009, the unaudited balance sheet of the Company as of January 31, 2010, the unaudited income statement and statement of cash flows of the Company for the one month

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period ended January 31, 2010 and January 31, 2009, and the statement of shareholder’s equity of the Company for the one month ended January 31, 2010 (collectively, the “Financial Statements”). The Financial Statements were prepared from the books and records of the Company, and present fairly, in all material respects, the financial condition of the Company as of the times and for the periods referred to therein. The Financial Statements have been prepared in accordance with GAAP, consistently applied throughout and among the periods indicated, except that the unaudited statements exclude the footnote disclosures and any year-end adjustments required for GAAP.

3.15 Liabilities. The Company has no material liabilities, obligations or commitments of any nature (whether absolute, accrued, contingent or otherwise and whether matured or unmatured), including, without limitation, Tax liabilities due or to become due, except (a) liabilities that are accrued and reflected on the unaudited balance sheet of the Company as of December 31, 2009, (b) liabilities that are listed on Schedule 3.15 to this Agreement, (c) liabilities that have arisen in the ordinary course of business between December 31, 2009 and the date of this Agreement, (d) obligations to perform after the date hereof any Contracts which have been disclosed on Schedule 3.12 or which are not required to be disclosed on Schedule 3.12 because such Contracts do not meet the disclosure thresholds under Section 3.12, or (e) the following liabilities incurred between the date hereof and the Closing: (i) Transaction Expenses, (ii) liabilities incurred in the ordinary course of business consistent with past practices, (iii) liabilities with respect to payroll, bonuses, accrued vacation and other compensation and benefits payable pursuant to any Benefit Plan which are incurred in the ordinary course of business consistent with past practices, (iv) liabilities or obligations satisfied as of the Closing, or (v) any individual liability or obligation in an amount less than $250,000 and not otherwise described in (i) through (iv) of this clause (e).

3.16 Tax Matters. Except as disclosed on Schedule 3.16 hereto: (a) the Company has filed all Tax Returns required to have been filed by it, (b) all such Tax Returns are correct and complete in all material respects, (c) the Company has duly paid or accrued for all Taxes owed by it which have become due and payable (whether or not shown on any Tax Return), (d) the Company is not currently the beneficiary of any extension of time within which to file any Tax Return, (e) there is no current claim against the Company by a Governmental Authority in a jurisdiction where the Company does not file Tax Returns that it is or may be subject to taxation by that jurisdiction, (f) there are no Liens on any of the Assets that arose in connection with any failure (or alleged failure) to pay any Tax, (g) no Tax for which a deficiency has been asserted against or with respect to the Company by any Governmental Authority remains unpaid, (h) the Company has collected or withheld all Taxes required to be collected or withheld by it, and all such Taxes have been paid to the appropriate Governmental Authorities or set aside in appropriate accounts for future payment when due, (i) the unpaid Taxes of the Company did not, as of the date of the Most Recent Balance Sheet included in the Financial Statements, exceed the reserve for Tax liability (other than any reserve for deferred Taxes established to reflect timing differences between book and Tax income) set forth on the face of such balance sheet, and will not exceed that reserve as adjusted for operations and transactions through the Closing Date in accordance with the past custom and practice of the Company in filing its Tax Returns, (j) the Company has not granted and is not subject to, any extension or waiver of the period of limitations for the assessment of Tax for any currently open taxable period, (k) the Company is not required to include in income any amount for an adjustment

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pursuant to Section 481 of the Code or the Regulations thereunder, (l) the Company is not a party to any Tax allocation or sharing agreement, and (m) the Company neither (i) has been a member of an affiliated group of corporations (within the meaning of Section 1504(a) of the Code) filing a consolidated federal income Tax Return nor (ii) has any liability for the Taxes of any person under Regulations Section 1.1502-6 (or any similar provision of state, local or foreign law), as a transferee or successor, by contract or otherwise, (n) there are no pending or ongoing audits of the Company’s Tax Returns, and (o) the Company has not requested or received any ruling from, or signed any binding agreement with, any Governmental Authority, that would materially increase the amount of the Company’s Tax liabilities in a Tax period ending after the Closing Date.

3.17 Insolvency Proceedings. Neither the Company nor any of the Shares or the Assets is the subject of any pending, rendered or threatened insolvency proceedings of any character. The Company has not made an assignment for the benefit of creditors or taken any action with a view to or that would constitute a valid basis for the institution of any such insolvency proceedings. The Company is not insolvent and will not become insolvent as a result of entering into this Agreement or the other Transaction Documents to which it is a party, or by performing it obligations hereunder or thereunder as of immediately prior to the Closing.

3.18 Employee Benefit Plans.

(a) Schedule 3.18 contains a true and complete list of all “employee benefit plans” within the meaning of Section 3(3) of ERISA (whether or not subject to ERISA) and each other plan, program, practice, agreement, understanding, arrangement or policy (whether written or oral) providing compensation or other benefits to any current or former employee, executive officer, consultant or director of the Company or any ERISA Affiliate, or any beneficiary or dependent thereof, that is now, or was within the past six years, sponsored or maintained by the Company or any ERISA Affiliate or to which the Company or any ERISA Affiliate contributes or is obligated to contribute, or with respect to which the Company or any ERISA Affiliate has or may have any liability, whether actual or contingent, including but not limited to each “employee welfare benefit plan” (as defined in Section 3(1) of ERISA), and any stock purchase, stock ownership, stock option, stock appreciation, restricted stock, phantom stock, or other equity-based, employment, change-in-control, deferred compensation, incentive, retirement, pension, profit sharing, bonus, severance, disability, health, death benefit, cafeteria, vacation, sick leave, fringe benefit or other plan, agreement, program, policy or other arrangement (collectively, “Benefit Plans”). For purposes of this Agreement, “ERISA Affiliate” means any entity, trade or business (whether or not incorporated) other than the Company that, together with the Company, would be or ever would have been required to be treated as a single employer with the Company under Section 414(b), (c), (m) or (o) of the Code.

(b) With respect to each Benefit Plan, the Company has provided to the Purchasers a complete and accurate copy of (i) each of the Benefit Plans (or, if not written, a written summary of its material terms), including, without limitation, all plan documents, and where applicable, any related trust agreement, annuity insurance contract, or other funding Contract, and any amendments thereto, (ii) the most recent actuarial valuation (if any), (iii) the most recent summary or summary plan description, including any summary of material modifications, (iv) the most recent IRS determination or opinion letter and any pending request

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for such a letter, (vi) the three most recent annual reports (Form 5500) and any audited financial statements, (vii) the most recent nondiscrimination tests performed under the Code, and (viii) all filings made with any Governmental Authority, including but not limited to any filings under the Employee Plans Compliance Resolution System or the Department of Labor Delinquent Filer Program.

(c) With respect to any Benefit Plan, (i) no Actions (other than routine claims for benefits in the ordinary course) are pending or to the Knowledge of the Company threatened, (ii) there is no administrative investigation, audit or other administrative proceeding by the Department of Labor, the Pension Benefit Guaranty Corporation, the Internal Revenue Service or any other Governmental Authority pending or to the Knowledge of the Company threatened, (iv) each Benefit Plan which is intended to qualify under Section 401(a), Section 401(k), Section 401(m) or Section 4975(e)(7) of the Code has either (A) received a favorable determination from the IRS, or (B) may rely upon a favorable prototype opinion letter from the IRS as to its qualification, and each trust established in connection with any Benefit Plan which is intended to be exempt from federal income taxation under Section 501(a) of the Code is so exempt, and nothing has occurred, whether by action or failure to act, that would reasonably be expected to adversely affect the qualified status of any Benefit Plan or the exempt status of any such trust, (v) such Benefit Plan complies in all material respects in form and operation, and has been administered in all material respects in accordance with its terms and all applicable Laws, including ERISA and the Code, including the making of all required contributions as of the date of this Agreement, or if not yet due, the proper reflection by the Company of all required accruals on its most recent Financial Statements prior to the date of this Agreement, and (vi) to the Knowledge of the Company, no “prohibited transaction” (as such term is defined in Section 406 of ERISA and Section 4975 of the Code, and other than a transaction that is exempt under a statutory or administrative exemption) has occurred that could result in liability to the Company or any ERISA Affiliate.

(d) No Benefit Plan is subject to Title IV or Section 302 of ERISA or Section 412 of the Code, and neither the Company nor any ERISA Affiliate has maintained, sponsored or contributed to, or been required to contribute to, any Benefit Plan that is or within the last six (6) years has been, subject to Title IV or Section 302 of ERISA or Section 412 of the Code. No Benefit Plan is a “multiemployer plan” (within the meaning of Section 3(37) of ERISA) (a “Multiemployer Plan”), and neither the Company nor any ERISA Affiliate has sponsored, maintained, contributed to or been required to contribute to any Benefit Plan that is, or within the preceding six years has been, a Multiemployer Plan. Neither the Company nor any ERISA Affiliate has any obligations for retiree or post-employment life or health insurance benefits under any Benefit Plan, except as may be required under the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended (“COBRA”) or similar state law. The Company and any ERISA Affiliate that maintains a “group health plan” within the meaning of Section 5000(b)(1) of Code has complied in all material respects with (i) the notice and continuation requirements of Section 4980B of the Code, COBRA, Part 6 of Subtitle I of ERISA and the regulations thereunder, and any similar state law and (ii) the applicable requirements of the Health Insurance Portability and Accountability Act of 1996, as amended, and the regulations thereunder. Neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated by this Agreement (whether alone or in connection with any other event(s)) will result in the payment to any Person of any money or other property or will result in the acceleration or provision of any other rights or benefits to any Person under any Benefit Plan.

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(e) With respect to each Benefit Plan, all tax, annual reporting and other governmental filings required by ERISA and the Code have been filed with the appropriate Governmental Authority and all notices and disclosures have been provided to participants. With respect to the Benefit Plans, no event has occurred and, to the Knowledge of Company, there exists no condition or set of circumstances in connection with which the Company or any of its Subsidiaries could be subject to any material liability (other than for routine benefit liabilities) under the terms of, or with respect to, such Benefit Plans, ERISA, the Code or any other applicable Law.

(f) Each Benefit Plan, employment agreement, or other contract, plan, program, agreement, or arrangement maintained by the Company or any of its Subsidiaries that is a “nonqualified deferred compensation plan” (within the meaning of Section 409A(d)(1) of the Code) (a “Nonqualified Deferred Compensation Plan”) has been operated in good faith compliance since January 1, 2005 and in material compliance since January 1, 2009, in each case, with Section 409A of the Code and the then applicable guidance issued by the Internal Revenue Service thereunder (together, the “409A Authorities”). No payment pursuant to any Benefit Plan or other arrangement to any “service provider” (as such term is defined under the 409A Authorities) would subject any Person to tax pursuant to Section 409A(1) of the Code, whether pursuant to the transactions contemplated in this Agreement or otherwise.

(g) No payments that could be received (whether in cash or property or the vesting of property), as a result of or in connection with the execution and delivery of this Agreement or the consummation of the transactions contemplated hereby (either alone or in conjunction any other event), by any employee, executive officer or director or other service provider of the Company or any Subsidiary of the Company who is a “disqualified individual” (as such term is defined in Treasury Regulation Section 1.280G–1) under any Benefit Plan or otherwise could be characterized as a “parachute payment” (as defined in Section 280G(b)(2) of the Code).

(h) Each Benefit Plan can be amended, terminated or otherwise discontinued after the Effective Time in accordance with its terms, without liability (other than (i) liability for ordinary administrative expenses typically incurred in a termination event or (ii) if the Benefit Plan is a pension benefit plan subject to Part 2 of Title I of ERISA, liability for the accrued benefits as of the date of such termination (if and to the extent required by ERISA) to the extent that either there are sufficient assets set aside in a trust or insurance contract to satisfy such liability or such liability is reflected on the most recent balance sheet included in the Financial Statements prior to the date of this Agreement). Neither the Company, nor to the Knowledge of the Company, any other Person or entity has any express or implied commitment, whether legally enforceable or not, to modify, change or terminate any Benefit Plan, other than with respect to a modification, change or termination required by ERISA or the Code.

(i) There does not now exist, and there are no circumstances that could reasonably be expected to result in, any Controlled Group Liability, as hereinafter defined, that would be a liability of the Company or any of its Subsidiaries following the Closing. For the

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purpose of this paragraph, “Controlled Group Liability” means any and all liabilities, contingent or otherwise (i) under Title IV of ERISA, (ii) under Section 302 of ERISA, (iii) under Sections 412 and 4971 of the Code, (iv) resulting from a violation of the continuation coverage requirements of Section 601 et seq. of ERISA and Section 4980B of the Code or the group health plan requirements of Sections 601 et seq. of the Code and Section 601 et seq. of ERISA, and (v) under corresponding or similar provisions of foreign laws or regulations, in each case, other than pursuant to any Benefit Plan.

(j) The Company has properly classified all individuals providing services to the Company or any of its Subsidiaries as employees or non-employees for all relevant purposes.

(k) Neither the Company nor any of its Subsidiaries has sponsored, maintained, participated in, contributed to, or has been required to sponsor, maintain, participate in or contribute to, any employee benefit plan, program, or other arrangement providing compensation or benefits to any employee or former employee (or any dependent thereof) which is subject to the laws of any jurisdiction outside of the United States.

(l) Except as set forth in Schedule 3.18(l), since September 30, 2009, the Company has not granted any phantom stock awards under the Phantom Stock Plan. Schedule 3.18(l) sets forth the holders of the Company’s phantom stock units and the estimated value thereof on September 30, 2009.

3.19 Insurance. Schedule 3.19 contains a summary of all insurance policies held by the Company relating to the Assets and the Business, Personal Property and employees of the Company, copies of which have been made available to the Purchasers. All such insurance policies are in full force and effect as of the date hereof and the Company does not know of any occurrence or any event which (with notice or lapse of time or both) would constitute a breach or default of any such policy or permit termination, modification or acceleration of any such policy. To the Company’s Knowledge, the insurance policies listed on Schedule 3.19 include all policies which are reasonably required in the operation of the Business.

3.20 Environmental Matters. Except as set forth on Schedule 3.20:

(a) The businesses of the Company and its Subsidiaries have been at all relevant times and are currently operated in material compliance with all Environmental Laws.

(b) Neither the Company nor any of its Subsidiaries has caused or allowed the generation, treatment, manufacture, processing, distribution, use, storage, discharge, release, disposal, transport or handling of any Hazardous Substances, except in material compliance with all Environmental Laws, and, to the Company’s Knowledge, no generation, treatment, manufacture, processing, distribution, use, storage, discharge, release, disposal, transport or handling of any Hazardous Substances has occurred at any property or facility owned, leased or operated by the Company or any of its Subsidiaries except in material compliance with all Environmental Laws.

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(c) Neither the Company nor any of its Subsidiaries has received any written notice from any Governmental Authority, or to the Knowledge of the Company, any other communication alleging or concerning any material violation of any Environmental Law by the Company or any of its Subsidiaries which remains unresolved. There are no pending, or to the Knowledge of the Company, threatened, allegations or potential assertions of any Environmental Liabilities arising from or otherwise respecting the businesses or operations of the Company or any of its Subsidiaries. The Company has no Knowledge of any fact or condition that could reasonably be expected to give rise to any material Environmental Liability of the Company or any of its Subsidiaries.

(d) The Company and its Subsidiaries have obtained, hold in full force and effect and are in compliance in all material respects with all applicable Environmental Permits required for the operation of the businesses of the Company and its Subsidiaries as currently conducted, and each Environmental Permit is final and nonappealable under any applicable fixed limitations period. There are no pending or, to the Knowledge of the Company, threatened, actions, proceedings or investigations alleging violations of or seeking to modify, suspend, revoke or deny renewal of any Environmental Permit, nor does the Company have Knowledge of any fact or condition that is reasonably likely to give rise to any action, proceeding or investigation regarding the violation of or seeking to modify, suspend, revoke or deny renewal of any Environmental Permit.

(e) Without in any way limiting the generality of the foregoing, (A) to the Company’s Knowledge, all offsite locations where the Company or any of its Subsidiaries has or has previously at any relevant time transported, released, discharged, stored, disposed or arranged for the disposal of Hazardous Substances hold all required Environmental Permits and are in compliance with Environmental Laws, and are not subject to any ongoing investigation, enforcement or remediation under Environmental Laws that could reasonably be expected to subject the Company or any of its Subsidiaries to any material Environmental Liability; (B) to the Company’s Knowledge, no Hazardous Substances are currently, or at any relevant times have been, stored or otherwise contained in any underground storage tanks or similar below-grade structures at any property owned, leased or operated by the Company or any of its Subsidiaries except in material compliance with Environmental Laws; and (C) neither the Company nor any of its Subsidiaries have assumed by contract, or have agreed to indemnify any other Person against, any material Environmental Liability.

3.21 Leases.

(a) Leased Premises. Schedule 3.21 contains a complete and accurate list of all premises currently leased by the Company involving annual rental payments to third parties in excess of $50,000 (the “Leased Premises”) and of all leases related thereto (collectively, the “Leases”).

(b) Leases Binding. (i) The Leases are valid, binding and enforceable in accordance with their terms and are in full force and effect, (ii) no event of default has occurred which (whether with or without notice, lapse of time or both or the happening or occurrence of any other event) would constitute a default thereunder on the part of the Company, and (iii) the Company has no Knowledge of the occurrence of any event of default which

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(whether with or without notice, lapse of time or both or the happening or occurrence of any other event) would constitute a default thereunder by any other party. The current annual rent and term under each Lease are as set forth on Schedule 3.21. Schedule 3.21 separately identifies all Leases for which consents or waivers must be obtained on or prior to the Closing Date (or which have been obtained) in order for such Leases to continue in effect according to their terms after the Closing Date. The Company has not waived any rights under any Lease which would be in effect on or after the date of this Agreement and which would be adverse to the Company. To the Knowledge of the Company, no event has occurred which either entitles, or would, on notice or lapse of time or both, entitle the other party to any Lease with the Company to declare a default or to accelerate, or which does accelerate, the obligations of the Company under any Lease.

(c) Improvements. The Improvements are (i) structurally sound with, to the Knowledge of the Company, no material defects, (ii) in good operating condition and repair, subject to ordinary wear and tear, (iii) not in need of maintenance or repair except for ordinary routine maintenance and repair, and (iv) in material conformity with all applicable Laws relating thereto currently in effect. All of the Improvements on the Leased Premises are located entirely on such Leased Premises.

3.22 No Other Agreement To Sell. The Company does not have any legal or other obligation, absolute or contingent, to any Person to sell, encumber or otherwise transfer the Company, the Shares, the Assets (other than Hydrocarbons in the ordinary course of business or the sale of Assets which is not prohibited by Section 5.2) or the Business (in whole or in part), or effect any merger, consolidation or other reorganization of the Company, or to enter into any agreement with respect thereto.

3.23 Transactions with Certain Persons. Except as set forth on Schedule 3.23, no officer or director of the Company nor any member of any such individual’s immediate family is presently, or within the past three years has been, a party to any transaction with the Company, including without limitation, any Contract or other arrangement (a) providing for the furnishing of services by (other than as officers, directors or employees of the Company), (b) providing for the rental of real or personal property from, or (c) otherwise requiring payments to (other than for services or expenses as directors, officers or employees of the Company in the ordinary course of business consistent with past practice) any such individual or any corporation, partnership, trust or other entity controlled by any such individual, in each case in an amount that would otherwise require disclosure pursuant to Item 404 of Regulation S-K as promulgated under the Securities Act. Other than Contracts listed on Schedule 3.23, the Company does not have outstanding any Contract or other arrangement or commitment with any director, officer, employee, trustee or beneficiary of the Company that requires payment by the Company or requires the Company to provide benefits to any such person or entity in excess of $100,000 and that was not entered into in an arm’s-length transaction.

3.24 Labor Relations. Neither the Company nor any of its Subsidiaries is or has been a party to any collective bargaining agreement or other contract or agreement with any labor union, labor organization or other representative having provisions covering its employees, or is currently negotiating such a collective bargaining agreement or other contract or agreement, and the Company has no Knowledge of any activities or proceedings, or threatened activities or

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proceedings, of any labor union or other party to organize or represent such employees. There has not occurred or, to the Knowledge of the Company, been threatened any strike, dispute, request for representation, slow-down, picketing, work-stoppage, or other similar labor activity with respect to any such employees. The Company is in compliance in all material respects with all Laws relating to employment or the workplace, including, without limitation, provisions relating to labor, employment, fair employment practices, terms and conditions of employment, wages, hours, collective bargaining, safety and health, work authorization, equal employment opportunity, immigration and the withholding of income taxes, unemployment compensation, worker’s compensation, employee privacy and right to know and social security contributions. There is no material controversy (including unresolved grievances and age or other discrimination claims) pending or, to the Knowledge of the Company, threatened by any current or former Person employed by or providing services to the Company or any of its Subsidiaries, which controversy has or could reasonably be expected to result in an Action before any Governmental Authority, including, without limitation, the National Labor Relations Board or the Equal Employment Opportunity Commission.

3.25 Board Approval. The Board of Directors has determined that the transactions contemplated by this Agreement and the other Transaction Documents to which the Company is a party are in the best interests of the Company and has authorized the Company to enter into this Agreement and the other Transaction Documents to which the Company is a party. The Company has made available to the Purchasers true and correct copies of all such Board of Directors’ proceedings authorizing this Agreement and the other Transaction Documents to which the Company is a party and the transactions contemplated hereby and thereby, which are in full force and effect as of the date hereof and will be in full force and effect as of the Closing Date.

3.26 Brokers. Except as set forth on Schedule 3.26, the fees of which will be borne by the Company, no broker, finder or investment banker or other Person is directly or indirectly entitled to any brokerage, finder’s or other contingent fee or commission or any similar charge in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of the Company.

3.27 Absence of Changes. Except as set forth in Schedule 3.27, since September 30, 2009, (a) the Company has conducted its business only in the ordinary and usual course of business consistent with past practice, (b) the Company has not taken any of the actions set forth in Section 5.2, (c) there has not occurred, and would not reasonably be expected to occur, a Material Adverse Effect, (d) there has not been any declaration, setting aside or payment of any dividend or other distribution with respect to any shares of capital stock of the Company, or any repurchase, redemption or other acquisition by the Company or its Subsidiaries of any outstanding shares of capital stock or other securities of, or other equity interests in, the Company or any of its Subsidiaries, (e) there has not been an amendment of any term of any outstanding security of the Company or its Subsidiaries, and (f) there has not been any change in any method of accounting or accounting practice by the Company or any of its Subsidiaries, except for any such change required because of a concurrent change in GAAP or applicable Laws or to conform a Subsidiary’s accounting policies and practices to those of the Company.

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3.28 Company SEC Documents; Undisclosed Liabilities

(a) The Company has filed all reports, schedules, forms, statements and other documents required to be filed by the Company with the Securities Exchange Commission (“SEC”) since January 1, 2007 pursuant to Sections 13(a) and 15(d) of the Exchange Act (the “Company SEC Documents”).

(b) As of its respective date, each Company SEC Document complied in all material respects with the requirements of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) or the Securities Act of 1933, as amended (the “Securities Act”), as the case may be, and the rules and regulations of the SEC promulgated thereunder applicable to such Company SEC Document, and did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. Except to the extent that information contained in any filed Company SEC Document has been revised or superseded by a later filed Company SEC Document, none of the Company SEC Documents contains any untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The consolidated financial statements of the Company included in the Company SEC Documents comply as to form in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto, have been prepared in accordance with GAAP (except, in the case of unaudited statements, as permitted by Form 10-Q of the SEC) applied on a consistent basis during the periods involved (except as may be indicated in the notes thereto) and fairly present in all material respects the consolidated financial position of the Company and its Subsidiaries as of the dates thereof and the consolidated results of their operations and cash flows for the periods shown (subject, in the case of unaudited statements, to normal year-end audit adjustments). The books and records of the Company and its Subsidiaries have been, and are being, maintained in all material respects in accordance with GAAP and any other applicable legal and accounting requirements. No event has occurred since the date of the last Company SEC Document filed with the SEC prior to the date hereof that would require the Company to file a current report on Form 8-K other than the execution of this Agreement.

(c) The Company has established and maintains disclosure controls and procedures (as such term is defined in Rule 13a-15 under the Exchange Act); such disclosure controls and procedures are designed to ensure that material information relating to the Company and its subsidiaries is made known to the chief executive officer and chief financial officer of the Company by others within the Company or any Subsidiary, and such disclosure controls and procedures are reasonably effective to perform the functions for which they were established subject to the limitations of any such control system. The Company’s auditors and the board of directors of the Company (in the absence of an audit committee) have been advised of: (a) any significant deficiencies in the design or operation of internal controls which could adversely affect the Company’s ability to record, process, summarize and report financial data; and (b) any fraud, whether or not material, that involves management or other employees who have a role in the Company’s internal controls. The Company and its subsidiaries are in material compliance with any provisions of the Sarbanes-Oxley Act of 2002, as amended, and the rules and regulations thereunder to the extent applicable to the Company as of the date of this Agreement.

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(d) None of the Subsidiaries is, or has at any time since January 1, 2009 been, subject to the reporting requirements of Sections 13(a) and 15(d) of the Exchange Act.

3.29 Reserve Reports. The reserve reports of Cawley, Gillespie & Associates, Inc. and Ryder Scott Company, L.P., as independent petroleum engineers (the “Engineers”) relating to the estimated proved reserves attributable to the Oil and Gas Interests as of December 31, 2009 delivered to Purchasers prior to the execution hereof are referred to herein as the “Reserve Reports.” The information underlying the estimates of such reserves supplied by the Company to the Engineers, for the purposes of preparing the Reserve Reports, was true and correct in all material respects on the date of such Reserve Reports; the estimates of future capital expenditures and other future exploration and development costs supplied to the Engineers were prepared in good faith and with a reasonable basis; the information provided to the Engineers for purposes of preparing the Reserve Reports was prepared in all material respects in accordance with customary industry practices; the Engineers were, as of the date of the Reserve Reports, and are, as of the date hereof, independent petroleum engineers with respect to the Company and the Subsidiaries; and the estimates of such reserves and the present value of the future net cash flows therefrom as described and reflected in the Reserve Reports comply in all material respects with Regulation S-X promulgated by the SEC. The Company is not aware of any impairments to the accuracy of the Reserve Reports as of the date of their preparation and submission to the Company. For purposes of this Agreement, “Oil and Gas Interests” means direct and indirect interests in and rights with respect to oil, gas, mineral, and related properties and assets of any kind and nature, direct or indirect, including working, leasehold and mineral interests and operating rights and royalties, overriding royalties, production payments, net profit interests and other non-working interests and non-operating interests; Hydrocarbons and other minerals or revenues therefrom, all contracts in connection therewith and claims and rights thereto (including all oil and gas leases, operating agreements, unitization and pooling agreements and orders, division orders, transfer orders, mineral deeds, royalty deeds, oil and gas sales, exchange and processing contracts and agreements, and in each case, interests thereunder), surface interests, fee interests, reversionary interests, reservations, and concessions; all easements, rights of way, licenses, permits, leases, and other interests associated with, appurtenant to, or necessary for the operation of any of the foregoing; and all interests in equipment and machinery (including wells, well equipment and machinery), oil and gas production, gathering, transmission, treating, processing, and storage facilities (including tanks, tank batteries, pipelines, and gathering systems), pumps, water plants, electric plants, gasoline and gas processing plants, refineries, and other tangible personal property and fixtures associated with, appurtenant to, or necessary for the operation of any of the foregoing. Except for changes generally affecting the oil and gas industry (including changes in commodity prices), there has been no change in respect of the matters addressed in the Reserve Reports that would have a Material Adverse Effect. For purposes of this Agreement, “Hydrocarbons” means, with respect to any Person, crude oil, natural gas, casinghead gas, condensate, sulphur, natural gas liquids, plant products and other liquid or gaseous hydrocarbons produced in association therewith (including coalbed gas), and all other minerals of every kind and character which may be covered by or included in or attributable to any of the properties of such Person or any of such Person’s subsidiaries.

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3.30 Natural Gas Act. Any gas gathering system constituting a part of the properties of the Company or its Subsidiaries has as its primary function the provision of natural gas gathering services, as the term “gathering” is interpreted under Section 1(b) of the Natural Gas Act (the “NGA”); none of the properties have been or are certified by the Federal Energy Regulatory Commission (the “FERC”) under Section 7(c) of the NGA or to the Knowledge of the Company are now subject to FERC jurisdiction under the NGA; and none of the properties have been or are providing service pursuant to Section 311 of the Natural Gas Policy Act of 1978.

3.31 Hedging. The Company SEC Reports accurately summarize the outstanding Hydrocarbon and financial Hedging positions attributable to the production of the Company and its Subsidiaries as of the date reflected therein, and Schedule 3.31 contains an updated summary of the outstanding Hydrocarbon and financial Hedging positions attributable to the production of the Company and its Subsidiaries as of the date that is three days prior to the date of this Agreement.

3.32 Title to Property.

(a) Except for goods and other property sold, used or otherwise disposed of since December 31, 2009 in the ordinary course of business, as of the date hereof, Company has defensible title to all its Oil and Gas Interests, reflected in the Reserve Reports included in Company SEC Documents, free and clear of any Liens (except Permitted Liens), encumbrances and defects that, in the aggregate, would materially affect the value thereof or materially interfere with the use made or to be made thereof by them. All leases and other agreements pursuant to which the Company or any of its Subsidiaries leases or otherwise acquires or obtains operating rights affecting any real or personal property are in good standing, valid, and effective, except as would not reasonably be expected to result in a Material Adverse Effect; and, there is not, under any such leases, any existing or prospective default or event of default or event which with notice or lapse of time, or both, would constitute a default by the Company or any of its Subsidiaries, except as would not reasonably be expected to result in a Material Adverse Effect. All significant operating equipment of the Company and its Subsidiaries is in good operating condition, ordinary wear and tear excepted. The Company has not received any material advance, take-or-pay or other similar payments that entitle purchasers of production to receive deliveries of Hydrocarbons without paying therefor, and the Company is neither underproduced nor overproduced, in either case, to any material extent, under gas balancing or similar arrangements. Except as disclosed in the Company SEC Documents, the Company has not granted, conveyed, awarded or transferred any of its Oil and Gas Interests to any of its employees, officers or directors.

(b) Schedule 3.32(b) lists all material Oil and Gas Interests that were included in the Reserve Reports that have been disposed of prior to the date hereof.

3.33 Investment Company. The Company is not, and, after receipt of payment for the Shares and application of such payment in accordance with this Agreement will not be, an “investment company” or an “affiliated person” of, or “promoter” or “principal underwriter” for an investment company within the meaning of the Investment Company Act, and will conduct its business in a manner so that it will not become subject to the Investment Company Act.

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3.34 No Restriction on Distributions. No Subsidiary is currently prohibited, directly or indirectly, from paying any dividends to the Company, from making any other distribution on such Subsidiary’s capital stock, from repaying to the Company any loans or advances to such subsidiary from the Company or from transferring any of such Subsidiary’s property or assets to the Company or any other Subsidiary.

3.35 No General Solicitation. None of the Company or any of its affiliates (as defined in Rule 501(b) of Regulation D under the Securities Act (“Regulation D”)), has, directly or through an agent, engaged in any form of general solicitation or general advertising in connection with the offering of the Shares (as those terms are used in Regulation D) under the Securities Act or in any manner involving a public offering within the meaning of Section 4(2) of the Securities Act; the Company has not entered into any contractual arrangement with respect to the distribution of the Shares except for this Agreement, neither the Company nor anyone acting on its behalf has sold or has offered any of the Shares for sale to, or solicited offers to buy from, or otherwise approached or negotiated with respect thereto with, any prospective purchaser, other than the Purchasers, and the Company will not enter into any such arrangement except for the Stockholders Agreement and as may be contemplated thereby.

3.36 No Preemptive Rights, Stockholders Agreement, Etc. Except as contemplated by this Agreement or the Stockholders Agreement, (i) no stockholder of the Company will be entitled to any preemptive or similar rights to subscribe for shares of capital stock of the Company, (ii) no stockholder of the Company will have any rights, contractual or otherwise, to designate members of the Board, other than by voting such stockholder’s own shares of Common Stock in accordance with Delaware law, and (iii) there will be no stockholder, voting or other agreements relating to the rights and obligations of the Company’s stockholders. Any preemptive rights with respect to the sale of the Shares have been duly waived.

4. REPRESENTATIONS AND WARRANTIES OF THE PURCHASERS

Each Purchaser represents and warrants to the Company the following matters, current as of the date of this Agreement and as of the Closing Date:

4.1 Organization. Each Purchaser has been duly incorporated or otherwise formed and is validly existing and in good standing under the Laws of the state of its incorporation or formation, as the case may be, and has the power and authority to carry on its respective businesses as now conducted and to enter into and perform this Agreement.

4.2 Authorization. Each Purchaser has the requisite power and authority to execute and deliver this Agreement and the other Transaction Documents to which it is a party, to perform its obligations hereunder and thereunder, and to consummate the transactions contemplated hereby and thereby. The execution, delivery and performance by each Purchaser of this Agreement and the other Transaction Documents to which it is a party, and such Purchaser’s consummation of the transactions contemplated hereby and thereby, have been duly authorized by all requisite company action of such Purchaser.

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4.3 Binding Agreement. This Agreement has been duly executed by each Purchaser and delivered to the Company and constitutes the legal, valid and binding obligation of such Purchaser, enforceable against such Purchaser in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency or other laws affecting creditors’ rights generally and the exercise of judicial discretion in accordance with general equitable principles. Upon execution and delivery thereof at the Closing by each Purchaser, each Transaction Document to which such Purchaser is, or is specified to be, a party, will be duly and validly executed by such Purchaser, as applicable, and delivered to the Company on the Closing Date, and will constitute such Purchaser’s legal, valid and binding obligation, enforceable against such Purchaser in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency or other laws affecting creditors’ rights generally and the exercise of judicial discretion in accordance with general equitable principles.

4.4 No Breach. Subject to the necessity of obtaining approvals or termination or expiration of the waiting period under the HSR Act and, in the case of clauses (b) and (c) of this Section 4.4, except as would not reasonably be expected to have a material adverse effect on the Purchasers’ ability to consummate the transactions contemplated by this Agreement, the execution, delivery and performance of this Agreement and the other Transaction Documents and the consummation of the transactions contemplated hereby by the Purchasers do not and will not (a) violate or conflict with either Purchaser’s organizational or other constituent documents or any Laws of any Governmental Authority to which such Purchaser is subject, or by which such Purchaser may be bound, (b) (with or without giving notice or the lapse of time or both) breach or conflict with, constitute or create a default or give rise to any right of termination, cancellation or acceleration under, any of the terms, conditions or provisions of any contract, agreement, or other commitment to which each Purchaser is a party or by which such Purchaser is bound, or (c) require any filing with, or permit, consent or approval of, or the giving of notice to, any Governmental Authority or other Person.

4.5 Solvency; Financing; Ability to Perform Agreement. Each Purchaser is solvent, and each Purchaser has or will have as of the Closing immediately available funds sufficient to consummate the transactions contemplated by this Agreement.

4.6 Investment Intent.

(a) Each Purchaser is acquiring the Shares for their own account and not with a view to its distribution, within the meaning of Section 2(11) of the Securities Act, in violation of the Securities Act.

(b) Each Purchaser understands that (i) the Shares (A) have not been registered under the Securities Act or any state securities Laws, (B) will be issued in reliance upon an exemption from the registration and prospectus delivery requirements of the Securities Act pursuant to Regulation D thereof and (C) will be issued in reliance upon exemptions from the registration and prospectus delivery requirements of state securities laws which relate to private offerings, and (ii) each Purchaser must therefore bear the economic risk of such investment indefinitely unless a subsequent disposition thereof is registered or exempted under the Securities Act and applicable state securities laws or is exempt therefrom.

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(c) Each Purchaser is an “accredited investor” as defined in Rule 501(a)(1), (2), (3) or (7) promulgated under the Securities Act and by reason of its business and financial experience it has such knowledge, sophistication and experience in making similar investments and in business and financial matters generally so as to be capable of evaluating the merits and risks of the prospective investment in the Shares, is able to bear the economic risk of such investment and, at the present time, would be able to afford a complete loss of such investment.

5. COVENANTS

5.1 Affirmative Covenants of the Company. The Company hereby covenants and agrees that, from the date hereof through and including the Closing Date, unless otherwise expressly contemplated by this Agreement or consented to in writing by the Purchasers, the Company will, consistent with past practice:

(a) operate its business in the usual and ordinary course and, for each fiscal month until Closing, except for any acquisitions permitted by Section 5.2(d) hereof, substantially in accordance with the 2010 Capital Budget previously adopted by the Company’s Board of Directors (which is attached hereto as Schedule 5.1(a), the “2010 Budget”);

(b) use its reasonable efforts to preserve substantially intact its business organization, maintain its rights and ongoing operations, retain the services of its respective officers and key employees and maintain its relationship with its respective officers and key employees and maintain its relationship with its respective customers and suppliers;

(c) use its reasonable efforts to maintain and keep its properties and assets in as good repair and condition as at present, ordinary wear and tear excepted;

(d) use its reasonable efforts to keep in full force and effect insurance comparable in amount and scope of coverage to that currently maintained; and

(e) operate its business in all material respects in compliance with all applicable Laws.

5.2 Negative Covenants of the Company. The Company hereby covenants and agrees that, from the date hereof through and including the Closing Date, except (i) as expressly contemplated by this Agreement, (ii) as set forth in Schedule 5.2, (iii) in cases that would not, individually or in the aggregate, materially affect the Company’s ability to conduct the Business in the ordinary course of business consistent with past practice, or (iv) otherwise consented to in writing by each Purchaser (which consent may be given or withheld in each Purchaser’s sole discretion), from the date hereof until the Closing Date, the Company will not do any of the following:

(a) (i) increase the compensation or benefits payable to or to become payable or increase or accelerate the vesting of the benefits provided to any current or former director, officer, employee or consultant of the Company or any of its Subsidiaries (each, a “Participant”), except for (A) increases required by Contract in effect on the date hereof or (B) increases in salary or wages of employees of the Company or any of its Subsidiaries who are not

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directors, executive officers, presidents or senior vice presidents of the Company in the ordinary course of business and consistent with past practice, (ii) grant any change in control, severance, retention or termination compensation or benefits, or increase therein, or establish, adopt, enter into, amend or terminate any employment or consulting agreement with, any Participant, except pursuant to a Benefit Plan, (iii) establish, adopt, enter into, amend, waive or terminate any Benefit Plan except as required by Law, (iv) accelerate the time of payment or vesting of any rights or benefits, or make any material determinations, under any Benefit Plan, (v) grant any awards under any bonus, incentive, performance or other compensation plan or arrangement or Benefit Plan (including the grant of phantom stock awards), or (vi) take any action to fund or in any other way secure the payment of compensation or benefits under any employee plan, agreement, contract or arrangement or Benefit Plan; provided, however, the foregoing clauses (i) - (vi) shall not restrict the Company from entering into or making available to newly hired employees or to employees in the context of promotions, in each case in the ordinary course of business consistent with past practice, plans, agreements, benefits and compensation arrangements; provided, further, that in no event shall the amount of any obligation or liability of the Company, individually or in the aggregate, with respect to (A) the grant of phantom stock awards under the Phantom Stock Plan exceed $100,000, or (B) the award of bonuses payable to Participants for services rendered during the Company’s fiscal year ending December 31, 2009 exceed $1,950,000, as a result of the foregoing or otherwise;

(b) (i) redeem, repurchase or otherwise reacquire any shares of its capital stock or any securities or obligations convertible into or exchangeable for any shares of its capital stock, or any options, warrants or conversion or other rights to acquire any shares of its capital stock or any such securities or obligations, (ii) effect any reorganization or recapitalization, or (iii) split, combine or reclassify any of its capital stock or issue or authorize or propose the issuance of any other securities in respect of, in lieu of, or in substitution for, shares of its capital stock;

(c) issue, pledge, deliver, award, grant or sell, or authorize or propose the issuance, pledge, delivery, award, grant or sale (including the grant of any encumbrances) of, any shares of any class of its capital stock (including shares held in treasury), any securities convertible into or exercisable or exchangeable for any such shares, or any rights, warrants or options to acquire, any such shares or any phantom stock, phantom stock rights, stock appreciation rights, stock based performance units, or other stock-based compensation awards;

(d) (i) acquire or agree to acquire, merge or consolidate with, by purchasing an equity interest in or a portion of the assets of, or by any other manner, any business or any corporation, partnership, association or other business organization or division thereof, or otherwise acquire or agree to acquire any assets of any other Person, for consideration, individually or in the aggregate, in excess of $10,000,000 or (ii) make or commit to make any investments other than short-term liquid investments or investments that will be liquidated prior to the Closing;

(e) surrender, sell, lease, exchange, mortgage, pledge, transfer or otherwise dispose of, or agree to sell, lease, exchange, mortgage, pledge, transfer or otherwise encumber or dispose of, any of its Assets except for dispositions of Assets that are in the ordinary course of business and consistent with past practice with a value, individually or in the aggregate, of less than $5,000,000;

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(f) propose or adopt any amendments to its certificate of incorporation or its bylaws other than the Charter Amendment;

(g) make any change in any of its methods, principles or practices of accounting or make any material reclassification of Assets or liabilities, except as may be required by Law or GAAP;

(h) incur or guarantee any Indebtedness, whether or not evidenced by a note, bond, debenture or similar instrument, or enter into any “keep well” or other agreement to maintain the financial condition of another Person or make any loans, or advances of borrowed money or capital contributions to, or equity investments in, any other Person or issue or sell any debt securities or warrants or other rights to acquire debt securities of the Company, except in the ordinary course of business consistent with past practice under existing loan agreements or capitalized leases;

(i) transfer to any Person any material rights to Company IP other than in the ordinary course of business consistent with past practice;

(j) create or incur any Liens on the Assets or the Shares except for Permitted Liens and Liens securing purchase money Indebtedness for vehicles and equipment in the ordinary course of business;

(k) enter into any operating lease with an aggregate value in excess of $2,000,000;

(l) make any capital expenditures, capital additions or capital improvements other than in accordance with the 2010 Budget or otherwise in the ordinary course of business;

(m) other than revenue-generating Contracts, enter into or amend any Lease, Contract, commitment, understanding or other arrangement in each case involving annual expenditures or liabilities in excess of $2,000,000 or which is not cancelable within 12 months without penalty, cost or liability or which is otherwise material to the Company; provided, that all such permitted new Contracts or Leases will be deemed to be included within the term “Contracts” as defined in Schedule 1 hereof;

(n) enter into any collective bargaining agreement, except as required by Law or in the ordinary course of business;

(o) make or change any Tax election, change any annual Tax accounting period, change any method of Tax accounting, enter into any closing agreement with respect to any Tax, settle any Tax claim or any assessment or surrender any right to claim a Tax refund;

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(p) pay, discharge or satisfy any material claims, liabilities or obligations (absolute, accrued, asserted or unasserted, contingent or otherwise), except the payment, discharge or satisfaction of (i) liabilities or obligations in the ordinary course of business consistent with past practice or in accordance with the terms thereof as in effect on the date hereof or (ii) claims settled or compromised to the extent permitted by Section 5.2(q), or waive, release, grant or transfer any rights of material value or modify or change in any material respect any existing Contract, in each case, other than in the ordinary course of business consistent with past practice;

(q) settle or compromise any claim or litigation, other than any claim or litigation in an aggregate amount not in excess of $1,000,000; provided, that such settlement documents related to any such settlement do not involve any material non-monetary obligations on the part of the Company or the Purchasers;

(r) make any payment to an Affiliate, except (i) in accordance with the terms of any Contract set forth on Schedule 3.23, (ii) compensation to employees in the ordinary course of business, (iii) pursuant to transactions with Chesapeake Energy Corporation or its Affiliates in the ordinary course of business or (iv) in accordance with Section 5.2(a); or

(s) declare, set aside or pay any dividend or other distribution with respect to any shares of capital stock of the Company;

(t) except as set forth on Schedule 5.2(t), become bound or obligated to participate in any operation, or consent to participate in any operation, with respect to any Oil and Gas Interests that is estimated to result in Company expenditures in excess of $5,000,000, except as provided in the 2010 Budget, or which exceeds the allocated cost in the 2010 Budget by more than $5,000,000;

(u) fail to meet royalty payment obligations of the Company or any of its Subsidiaries in connection with their respective oil and gas leases;

(v) enter, or permit any of its Subsidiaries to, (i) enter into any futures, hedge, swap, collar, put, call, floor, cap, option or other contracts that are intended to benefit from or reduce or eliminate the risk of fluctuations in the price of commodities, including Hydrocarbons or securities, other than in the ordinary course of business in accordance with the Company’s current policies or (ii) enter into any fixed price commodity sales agreements with a duration of more than three months;

(w) agree or commit to do any of the foregoing or permit any of its Subsidiaries to do the forgoing; or

(x) intentionally take, or offer or propose to take, or agree to take in writing or otherwise, any of the actions described in Sections 5.2(a) – (w) or any action which would result in any of the conditions set forth in Section 6 not being satisfied.

5.3 Adverse Developments. The Company hereby covenants and agrees that, from the date hereof through and including the Closing Date, the Company will promptly notify the Purchasers of any Material Adverse Effect with respect to the Company. The Company will keep the Purchasers informed of all material operational matters and business developments with respect to the Business.

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5.4 Potential Breach. From the date hereof through and including the Closing Date, each party will promptly notify the other parties of the occurrence of any event, or the existence of any fact, of which such party becomes aware that results in the inaccuracy in any material respect of any representation or warranty of such party in this Agreement as of any time prior to the Closing, and such party will use its commercially reasonable efforts to cure such matter.

5.5 Access. The Company hereby covenants and agrees that, from the date hereof through and including the Closing Date, the Company will provide the Purchasers and their Representatives with access to and an opportunity to inspect the books and records of the Company and the Business, access to and an opportunity to inspect the Assets to the extent permitted by applicable Law and access to the officers, employees, agents and accountants of the Company with respect to matters relating to the Business and will provide the Purchasers and the Purchasers’ Representatives with such information concerning the Company, the Shares, the Assets and the Business as the Purchasers and/or the Purchasers’ Representative reasonably may request.

5.6 Financial Statements. Between the date of this Agreement and the Closing Date, as soon as the same are available, the Company will provide the Purchasers with copies of the regularly prepared financial statements of the Company.

5.7 No Negotiations. Except as permitted by Section 5.2, the Company will, and will cause its respective Representatives to, immediately cease any existing discussion or negotiation with any Persons (other than the Purchasers) conducted prior to the date hereof with respect to any proposed, potential or contemplated acquisition of the Shares, the Assets or the Company. The Company will refrain, and will cause each Representative of the Company to refrain from taking, directly or indirectly, any action (a) to solicit or initiate the submission of any proposal or indication of interest relating to an acquisition of any of the Shares, any of the Assets or the Company with any Person (other than the Purchasers), (b) to participate in any discussions or negotiations regarding, or furnish to any Person any information with respect to, or that may reasonably be expected to lead to, an acquisition of any of the Shares, or any of the Assets or the Company (or any proposal or indication of interest relating thereto) with any Person (other than the Purchasers), (c) to authorize, engage in, or enter into any agreement or understanding (other than with the Purchasers) with respect to an acquisition of any of the Shares, or any of the Assets or the Company (or any proposal or indication of interest relating thereto) or (d) to merge, consolidate, or combine, or to permit any other Person to merge, consolidate or combine, with the Company.

5.8 Confidentiality. Prior to the Closing, each Purchaser and the Company will keep confidential and not directly or indirectly reveal, report, publish, disclose or transfer any information obtained by each with respect to the other in connection with this Agreement and the negotiations preceding this Agreement, including, without limitation, the amount of the Purchase Price (the “Confidential Information”) other than to its Representatives and by the Company, to its employees, its lenders and potential lenders, and each will use such Confidential

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Information solely in connection with the transactions contemplated by this Agreement, and if the transactions contemplated hereby are not consummated for any reason, each will return to the other, without retaining any copies thereof, any schedules, documents or other written information obtained from the other in connection with this Agreement and the transactions contemplated hereby and will cause all of its Representatives to whom it may have disclosed such Confidential Information to do the same. Notwithstanding the foregoing limitations, no party to this Agreement will be required to keep confidential or return any Confidential Information that (a) is known or available through other lawful sources not bound by a confidentiality agreement, directly or indirectly, with the disclosing party, (b) is or becomes publicly known or generally known in the industry through no fault of (i) the receiving party or its Representatives or (ii) third parties that, to the disclosing party’s knowledge, after reasonable inquiry, have an obligation to maintain confidentiality of such information, (c) is developed by the receiving party independently of the disclosure by the disclosing party without reliance or reference to the Confidential Information, (d) is required to be disclosed pursuant to Law (including securities laws of any jurisdiction and rules and regulations of any applicable stock exchange), provided the other parties are given reasonable prior notice or consent thereto, or (e) relates solely to the income Tax aspects and consequences of the transactions contemplated by this Agreement.

5.9 No Inconsistent Action. Neither the Purchasers nor the Company will take any action which is materially inconsistent with its obligations under this Agreement, that would cause any representation to be untrue or misleading, that would make it impossible or impracticable for a condition herein to be satisfied, or that would materially hinder or delay the consummation of the transactions contemplated by this Agreement.

5.10 Permits. The Company will maintain all material Permits that continue to be necessary in order for the Company to own the Assets and continue to conduct the Business as it is then conducted in full force and effect, and will timely file all reports, statements, renewals applications and other filings that are required to keep such Permits in full force and effect, and will timely pay all fees and charges in connection therewith that are required to keep such Permits in full force and effect.

5.11 HSR Act Matters. In the event filings pursuant to the HSR Act are required to consummate the transactions contemplated hereby, the parties will promptly complete a “Notification and Report Form” under the HSR Act and, not later than ten Business Days after the date hereof, together with the Persons, if any, who are required to join in such filing, will file such documents with the appropriate Governmental Authorities. The parties will use their commercially reasonable efforts to obtain early termination of the applicable waiting period under the HSR Act. The parties will promptly furnish all materials thereafter reasonably required by any of the Governmental Authorities having jurisdiction over such filings, and will take all commercially reasonable actions and will file and use all reasonable efforts to have declared effective or approved all documents and notifications with any such Governmental Authority, as may be required under the HSR Act or other federal or state antitrust Laws for the consummation of the transactions contemplated hereby. However, nothing contained in this Agreement will require the Purchasers, the Company or any of their Affiliates to enter into any agreement, consent decree or other commitment requiring the Purchasers, the Company or any of their Affiliates to (a) divest, hold separate, or limit its control over, or operation of, any assets or

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businesses of the Company, the Purchasers, or any of their Affiliates, (b) litigate, pursue or defend any Action challenging any of the transactions contemplated hereby as violative of any antitrust Laws or (c) take any other action that would, individually or in the aggregate, materially detract from the benefits that the Purchasers, the Company or any of their Affiliates will receive from the transactions contemplated hereby. In connection with the foregoing, each party (i) will promptly notify the other parties in writing of any communication received by that party or its Affiliates from any Governmental Authority having jurisdiction over such filings, and subject to applicable Law, provide the other parties with a copy of any such written communication (or written summary of any oral communication), and (ii) will not participate in any substantive meeting or discussion with any Governmental Authority having jurisdiction over such filings concerning the transactions contemplated by this Agreement unless it consults with the other party in advance, and to the extent permitted by such Governmental Authority, gives a representative of the other parties the opportunity to participate. The Company on the one hand and the Purchasers on the other hand will each pay one-half of the filing fees related to compliance with the HSR Act in connection with transactions contemplated hereby; provided that the Company shall reimburse the Purchasers’ portion of such filing fees pursuant to Section 6.10 of this Agreement.

5.12 Further Action; Efforts.

(a) Each of the parties will use all reasonable efforts to take, or cause to be taken, all appropriate action, and do, or cause to be done, all things necessary, proper or advisable under applicable Laws or otherwise to consummate and make effective the transactions contemplated by this Agreement as promptly as practicable, including, without limitation, using all reasonable efforts to obtain all licenses, permits, consents, approvals, authorizations, qualifications and orders of Governmental Authorities and parties to contracts with the Company and the Purchasers as are necessary for the consummation of transactions contemplated herein; provided, however, that notwithstanding the foregoing, the Company will use commercially reasonable efforts at its sole expense to obtain each consent, approval, Permit or waiver listed on Schedule 3.6 (other than any approval under the HSR Act), Schedule 3.12 and Schedule 3.21, and the Purchasers agree to reasonably cooperate in such efforts. In case at any time after the Closing Date any further action is necessary or desirable to carry out the purposes of this Agreement, each party and the proper officers and directors of each party to this Agreement will use all reasonable efforts to take all such action.

(b) During the period after the date hereof but prior to the Closing (the “Interim Period”), each of the parties will promptly notify the others in writing of any pending or, to the Knowledge of such party, threatened Action by any Governmental Authority or any other Person (i) challenging or seeking damages in connection with the transactions contemplated hereby or (ii) seeking to restrain or prohibit the consummation of the transactions contemplated hereby or otherwise limit the right of the Purchasers to own the Shares.

5.13 Transfer Taxes. The Company shall pay any and all documentary, stamp, sales, use, registration or similar issue or transfer Tax incurred in connection with the consummation of the transactions contemplated by this Agreement and the Company will cause to be filed all necessary Tax Returns and other documentation with respect to all such Taxes.

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5.14 Use of Proceeds. The Company will use the net proceeds from the sale of the Shares in the manner set forth on Schedule 5.14.

6. CONDITIONS TO PURCHASERS’ OBLIGATIONS

The obligations of the Purchasers to consummate this Agreement and the Closing of the transactions contemplated hereunder are subject to the satisfaction (or waiver, such waiver evidenced by the payment of the Purchase Price by the Purchasers) of each of the following conditions on or prior to the Closing Date:

6.1 Representations and Warranties. Other than as set forth in the last sentence of this Section 6.1, the representations and warranties of the Company to the Purchasers contained in Section 3 above (a) that are qualified as to Material Adverse Effect will be true and correct as of the Closing Date and (b) that are not qualified as to Material Adverse Effect or any other qualification as to materiality will be true and correct in all material respects as of the Closing Date. The representations and warranties of the Company to the Purchasers contained in Sections 3.1 (Organization), 3.2 (Authorization; Corporate Documentation), 3.3 (Duly Authorized and Validly Issued Shares), 3.4 (Capitalization), 3.5 (Binding Agreement) and 3.26 (Brokers) will be true and correct in all respects as of the Closing Date.

6.2 Compliance with Covenants. All of the covenants to be complied with and performed by the Company on or before the Closing Date will have been duly complied with and performed in all material respects.

6.3 Closing Documents. On the Closing Date, the Company will have delivered or caused to be delivered to the Purchasers the duly executed closing documents as specified in Section 9.1 hereof.

6.4 Governmental Consents, Approvals and Waivers. The parties will have received any consents, Permits, approvals and waivers of any Governmental Authority required in order for the parties to consummate the transactions contemplated hereby that are listed on Schedule 3.6, including any necessary approval, or the termination or expiration of any waiting period, under the HSR Act.

6.5 Absence of Litigation. As of the Closing, no Law will have been adopted, promulgated, entered, enforced or issued by any Governmental Authority, or other Action instituted by a Governmental Authority seeking to enjoin, restrain, or prohibit the consummation of this Agreement, having the effect of making illegal or otherwise prohibiting the transactions contemplated hereby will be pending before any court or any other Governmental Authority.

6.6 No Material Adverse Effect. Since the date of this Agreement, there has not been any Material Adverse Effect with respect to the Company.

6.7 Board of Directors. Resolutions of the Board of Directors and stockholders of the Company shall have been approved such that, immediately following the Closing, the Board of Directors shall consist of Mark A Fischer, Charles A. Fischer, Jr., Joseph O. Evans, Chris Behrens and Karl F. Kurz. The Board of Directors shall have taken all actions necessary and appropriate to cause Chris Behrens and Karl F. Kurz to be appointed to each committee of the Board of Directors. The Purchasers shall have received evidence satisfactory to them of the taking of such actions.

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6.8 Stockholders Agreement. Each of the Company, Fischer, Altoma and CHK Holdings, L.L.C. shall have entered into and delivered to the Purchasers the Stockholders Agreement.

6.9 Amended Governing Documents. The Company shall have executed and filed the Charter Amendment with the Secretary of State of the State of Delaware. The Company shall have duly adopted the Amended Bylaws.

6.10 Payment of Expenses. Simultaneous with the Closing, the Company shall have paid or reimbursed the Purchasers’ reasonable expenses in connection with the transactions contemplated by this Agreement and the Stockholders Agreement and any other ancillary documents hereto and thereto, including, without limitation, the fees and expenses of Latham & Watkins LLP, special counsel to the Purchasers, provided, however, that the aggregate amount of such expenses shall not exceed the amount set forth on Schedule 6.10.

6.11 New Credit Facility. Simultaneous with the Closing, the Company shall (i) enter into a new senior revolving credit agreement which allows the Company to borrow at least $450,000,000, on terms reasonably acceptable to the Company and the Purchasers, and the Company shall have met all closing conditions set forth therein (other than the Closing of the transactions hereunder) and (ii) have $270,000,000 of minimum liquidity from (x) borrowing availability under the new senior revolving credit agreement and (y) cash on hand and included in the Company’s most recent balance sheet.

6.12 Conversion of Common Stock. (i) The 372,500 shares of Common Stock held by Fischer shall have been converted into 372,500 shares of Class B Common Stock, (ii) the 224,500 shares of Common Stock held by Altoma shall have been converted into 224,500 shares of Class C Common Stock, and (iii) the 280,000 shares of Common Stock held by CHK shall have been converted into 280,000 shares of Class D Common Stock.

7. CONDITIONS TO THE COMPANY’S OBLIGATIONS

The obligations of the Company to consummate this Agreement and the Closing of the transactions contemplated hereunder are subject to the satisfaction (or waiver, such waiver evidenced by transfer of the Shares to the Purchasers) of each of the following conditions on or prior to the Closing Date:

7.1 Representations and Warranties. The representations and warranties of the Purchasers to the Company contained in Section 4 above (a) that are qualified as to materiality will be true and correct as of the Closing Date and (b) that are not qualified as to materiality will be true and correct in all material respects as of the Closing Date, except where the failure of such representations and warranties to be true and correct would not reasonably be expected to have a material adverse effect on the Purchasers’ ability to consummate the transactions contemplated by this Agreement.

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7.2 Compliance with Covenants. All of the covenants to be complied with or performed by the Purchasers on or before the Closing Date will have been duly complied with and performed in all material respects.

7.3 Closing Documents. On the Closing Date, the Purchasers will have delivered to the Company duly executed closing documents, as specified in Section 9.2 below.

7.4 Governmental Consents and Waivers. The parties will have received any consents, Permits, approvals and waivers of any Governmental Authority required in order for the parties to consummate the transactions contemplated hereby listed on Schedule 3.6, including any necessary approval, or the termination or expiration of any waiting period, under the HSR Act.

7.5 Absence of Litigation. As of the Closing, no Law will have been adopted, promulgated, entered, enforced or issued by any Governmental Authority, or other Action instituted by a Governmental Authority seeking to enjoin, restrain, or prohibit the consummation of this Agreement, having the effect of making illegal or otherwise prohibiting the transaction contemplated hereby will be pending before any court or any other Governmental Authority.

7.6 Stockholders Agreement. The Purchasers shall have entered into and delivered to the Company and the other parties thereto, the Stockholders Agreement.

7.7 Employment Agreements. Employment Agreements shall have been offered to Mark A. Fischer, Joseph O. Evans, Robert W. Kelly II, Larry E. Gateley and James M. Miller on substantially the terms and conditions set forth on Schedule 7.7 attached hereto.

7.8 Equity Incentive Plan. The Company shall have adopted a equity incentive plan containing the terms set forth on Schedule 7.8.

8. CLOSING

The closing of the purchase and sale of the Shares (the “Closing”) will take place on or before five Business Days following the satisfaction or waiver of the conditions to the Closing set forth in Sections 6 and 7 but in no event later than 11:00 a.m. on April 12, 2010 (the “Closing Date”) at the offices of the Company in Oklahoma City, Oklahoma, or such other place as the Purchasers and the Company may agree in writing. By mutual agreement of the parties, the Closing may take place by conference call and telecopy with exchange of original signatures by overnight mail. To the extent permitted by Law and GAAP, for Tax and accounting purposes, the parties will treat the Closing as being effective 11:59 p.m. Central Time on the Closing Date (the “Effective Time”).

9. CLOSING DOCUMENTS

9.1 Closing Documents to be Delivered by the Company. On the Closing Date, the Company will deliver to the Purchasers:

(a) certificates representing the Shares, duly endorsed and otherwise in form reasonably acceptable for transfer on the books of the Company;

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(b) an executed cross-receipt executed by the Company, in a form reasonably satisfactory to the Purchasers;

(c) an officer’s certificate, executed by an authorized officer of the Company, certifying the matters set forth in Sections_6.1 and 6.6;

(d) a secretary’s certificate, executed by the secretary of the Company, certifying (i) that attached thereto is a true and complete copy of the certificate of incorporation and bylaws of the Company as in effect on the Closing Date, (ii) that attached thereto is a true and complete copy of resolutions duly adopted by the Board of Directors with respect to the matters described in this Agreement, and that such resolutions have not been modified, rescinded or amended and are in full force and effect, and (iii) as to the incumbency and specimen signature of each officer executing this Agreement or any other document delivered in connection herewith on behalf of the Company;

(e) certificate from the State of Delaware, dated no earlier than thirty days prior to the Closing Date, as to the good standing of the Company in such jurisdiction;

(f) an executed copy of the Charter Amendment which has been filed with the Secretary of State of the State of Delaware;

(g) a copy of the Stockholders Agreement, dated as of the Closing Date and executed by the Company;

(h) a copy of the Management Rights Agreement, dated as of the Closing Date and executed by the Company; and

(i) legal opinions, dated as of the Closing Date, from each of McAfee & Taft A Professional Corporation and Richards, Layton & Finger, P.A., as counsel for the Company, substantially in the form attached hereto as Exhibit A.

9.2 Closing Documents to be Delivered by the Purchasers. On the Closing Date, the Purchasers will deliver to the Company:

(a) the Purchase Price;

(b) an executed cross-receipt, in a form reasonably satisfactory to the Company;

(c) an officer’s certificate, executed by an authorized person on behalf the Purchasers, certifying the matters set forth in Section 7.1.

(d) a secretary’s or officer’s certificate, as applicable, executed by the secretary or an authorized officer of each Purchaser, certifying (i) that attached thereto is a true and complete copy of the organizational and governing documents of each of the Purchasers, as in effect on the Closing Date, (ii) that attached thereto is a true and complete copy of resolutions duly adopted by each Purchaser’s board of directors, managers, members or general partner, as

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applicable, with respect to the matters described in this Agreement, and that such resolutions have not been modified, rescinded or amended and are in full force and effect, and (iii) as to the incumbency and specimen signature of each officer executing this Agreement or any other document delivered in connection herewith on behalf of the Purchasers;

(e) a copy of the Management Rights Agreement, dated as of the Closing Date and executed by the Purchasers; and

(f) a copy of the Stockholders Agreement, dated as of the Closing Date and executed by the Purchasers.

9.3 Other Closing Documents. The parties also will execute such other documents and certificates and perform such other acts, before and after the Closing Date, as may be reasonably necessary for the implementation and consummation of this Agreement.

10. TERMINATION; REMEDIES

10.1 Termination. This Agreement may be terminated at any time prior to the Closing Date:

(a) by mutual written agreement of the Company and the Purchasers;

(b) by the Company, if the Closing has not occurred by April 30, 2010, provided, that such failure is not due to a failure of the Company to perform any of its obligations under this Agreement;

(c) by the Purchasers, if the Closing has not occurred by April 30, 2010, provided, that such failure is not due to a failure of the Purchasers to perform any of their respective obligations under this Agreement;

(d) by the Purchasers, if the Company has committed a material breach of any provision of this Agreement, which breach (i) would result in a failure of a condition set forth in Section 6 and (ii) such breach is not capable of being cured, or, if capable of being cured, has not been cured, prior to April 30, 2010; or

(e) by the Company, if the Purchasers have committed a material breach of any provision of this Agreement, which breach (i) would result in a failure of a condition set forth in Section 7 and (ii) such breach is not capable of being cured, or, if capable of being cured, has not been cured, prior to April 30, 2010.

10.2 Effect of Termination. If this Agreement is terminated as provided in Section 10.1, then all obligations under this Agreement will terminate and no party hereto will have any liability in respect of the termination of this Agreement; provided, however, that the confidentiality obligations of the Purchasers and the Company described in Section 5.8 will survive any such termination, and provided, further that (i) no such termination will relieve either party from liability for any willful breach of any representation, warranty, covenant or agreement set forth in this Agreement prior to such termination and in the event of such breach the non-breaching party will be entitled to exercise any and all remedies available under law or equity,

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(ii) no such termination under Section 10.1(b), (c) or (d) will relieve the Company from its obligation to pay the Purchasers’ reasonable expenses as described in Section 6.10 (for the sake of clarity, if this Agreement is terminated by the Company pursuant to Section 10.1(e), the Company shall not be obligated to any of the Purchasers’ expenses), and (iii) no such termination will relieve any party hereto from liability for fraud, in which case the other party(ies) hereto will be entitled to exercise any and all remedies available under law or equity.

11. NATURE AND SURVIVAL OF REPRESENTATIONS AND WARRANTIES; INDEMNITY.

11.1 Survival of Representations and Warranties.

(a) Except to the extent provided to the contrary in Section 11.1(b)-(c) below, all covenants, agreements, representations and warranties made hereunder or pursuant hereto or in connection with the transactions contemplated hereby shall survive the Closing for a period of 15 months after the Closing Date.

(b) The representations and warranties of the Company contained in Sections 3.16 (Tax Matters), 3.18 (Employee Benefit Plans) and 3.20 (Environmental Matters) shall survive the Closing until the 60th day after the expiration of the statute of limitations applicable to the underlying matter giving rise to any breach of any such representation or warranty.

(c) The representations and warranties of the Company contained in Sections 3.1 (Organization), 3.2 (Authorization; Corporate Documentation), 3.3 (Duly Authorized and Validly Issued Shares), 3.4 (Capitalization), 3.5 (Binding Agreement) and 3.26 (Brokers) shall survive the Closing indefinitely.

(d) The representations and warranties of the Purchasers contained in Article 4 shall survive the Closing indefinitely.

(e) The applicable period of survival with respect to the various covenants, agreements, representations and warranties described in Section 11.1(a)-(d) above is referred to herein as the “Applicable Survival Period.”

11.2 Indemnity by the Company. In addition to the payment of the Purchasers’ reasonable expenses pursuant to Section 10.2, the Company shall indemnify and hold harmless the Purchasers and the officers, directors, managers, agents, employees, affiliates and representatives of the Purchasers (the “Purchaser Indemnitees”) from and against, and shall reimburse the Purchaser Indemnitees for, any loss, liability, damage, cost, expense, penalties, actions, judgments, suits, claims and disbursements, including reasonable attorneys’ fees and costs of investigation incurred as a result thereof, that the Purchaser Indemnitees shall incur or suffer (collectively, the “Purchaser Recoverable Losses”), arising out of or resulting from (a) any misrepresentation or breach of any representation or warranty (without giving effect to any qualification as to materiality or Material Adverse Effect) contained in Article 3 hereof on the part of the Company, or (b) any nonfulfillment or breach of any agreement or covenant under or pursuant to this Agreement or the Transaction Documents on the part of the Company.

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11.3 Indemnity by the Purchasers. The Purchasers, jointly and severally, shall indemnify and hold harmless the Company and its respective officers, directors, managers, agents, employees, affiliates and representatives (the “Company Indemnitees”) from and against, and shall reimburse the Company Indemnitees for, any loss, liability, damage, cost, expense, penalties, actions, judgments, suits, claims and disbursements, including reasonable attorneys’ fees and cost of investigation incurred as a result thereof, that the Company Indemnitees shall incur or suffer (collectively, the “Company Recoverable Losses”) arising out of or resulting from (a) any misrepresentation or breach of any representation or warranty (without giving effect to any qualification as to materiality or Material Adverse Effect) contained in Article 4 hereof on the part of the Purchasers, or (b) any nonfulfillment or breach of any agreement or covenant under or pursuant to this Agreement or the Transaction Documents on the part of the Purchasers.

11.4 Limitation of Liability.

(a) The Company shall have liability under Section 11.2 hereof only with respect to Purchaser Recoverable Losses which individually exceed $150,000 (each a “Qualifying Purchaser Recoverable Loss” and collectively, “Qualifying Purchaser Recoverable Losses” ) and only to the extent the aggregate amount of Qualifying Purchaser Recoverable Losses exceeds $7,000,000, and, in such event, the Purchasers shall be entitled to recover all Qualifying Purchaser Recoverable Losses that exceed $7,000,000; provided, however, that notwithstanding anything in Section 11.2 to the contrary, in no event shall the Company ever be required to indemnify the Purchaser Indemnitees for Purchaser Recoverable Losses in an amount exceeding, in the aggregate, $162,500,000.

(b) Notwithstanding anything in Section 11.3 to the contrary, in no event shall the Purchasers ever be required to indemnify the Company Indemnitees for Company Recoverable Losses in an amount exceeding, in the aggregate, $81,250,000.

(c) Notwithstanding any provision of this Article 11 to the contrary (i) in no event shall any Purchaser Indemnitee have any claim against the Company for misrepresentation or breach of representation or warranty under this Agreement, or for nonfulfillment or breach of any agreement or covenant under this Agreement or the Transaction Documents, unless the Purchaser Indemnitee incurring Purchaser Recoverable Losses by reason of such misrepresentation, breach or nonfulfillment gives the Company written notice of such claim, with such specificity as may be reasonable under the circumstances (including, without limitation, an estimate of the amount thereof), within the Applicable Survival Period for such claim, and (ii) in no event shall any Company Indemnitee have any claim against the Purchasers for misrepresentation or breach of representation or warranty under this Agreement, or for nonfulfillment or breach of any agreement or covenant under this Agreement or the Transaction Documents, unless the Company Indemnitee incurring Company Recoverable Losses by reason of such misrepresentation, breach or nonfulfillment gives the Purchasers written notice of such claim, with such specificity as may be reasonable under the circumstances (including, without limitation, an estimate of the amount thereof), within the Applicable Survival Period for such claim.

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11.5 Exclusive Remedy. The rights to indemnification set forth in this Article 11 shall be the sole and exclusive remedy of the Purchaser Indemnitees against the Company and the Company Indemnitees against the Purchasers, respectively (except to the extent that the Purchaser Indemnitees or the Company Indemnitees may have any claim against the other party arising out of or based on fraud).

12. FURTHER ASSURANCES

From time to time at or after the Closing Date, at the request of the other, the Purchasers and the Company each will execute and deliver such other instruments of conveyance, assignment, transfer and delivery and take such actions as the other reasonably may request in order to consummate, complete and carry out the transactions contemplated hereby, including the execution and delivery of such instruments and agreements as may be reasonably necessary or advisable to fully effect the transfer of the Shares to the Purchasers.

13. AMENDMENT; BENEFIT AND ASSIGNABILITY

This Agreement may be amended only by the execution and delivery of a written instrument by or on behalf of the Purchasers and the Company. This Agreement will be binding upon and will inure to the benefit of the parties hereto and their respective successors and permitted assigns, and no other person or entity will have any right (whether third party beneficiary or otherwise) hereunder. This Agreement may not be assigned by any party without the prior written consent of the other parties hereto in their sole discretion.

14. NOTICES

Any and all notices, designations, consents, offers, acceptances or other communications provided for herein (each a “Notice”) shall be given in writing by (i) reputable overnight courier, (ii) registered letter or (iii) facsimile with receipt confirmed, which shall be addressed or sent to the respective addresses as follows (or such other address as the Company or the Purchasers may specify by Notice):

If to the Company:	Chaparral Energy, Inc. 701 Cedar Lake Boulevard Oklahoma City, Oklahoma 73114
Attention: Mark A. Fischer Phone: (405) 478-8770 Fax: (405) 478-2906

with a copy to:	McAfee & Taft
Tenth Floor
Two Leadership Square
211 North Robinson
Oklahoma City, Oklahoma 73102
Attention: David J. Ketelsleger Phone: (405) 552-2236 Fax: (405) 235-0439

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If to the Purchasers:	c/o CCMP Capital Advisors, LLC
245 Park Avenue, 16th Floor
New York, NY 10167
Attn: A. Joe Delgado
Phone: (212) 600-9632
Fax: (917) 464-8726

with a copy to:	c/o CCMP Capital Advisors, LLC 245 Park Avenue, 16th Floor New York, NY 10167 Attn: General Counsel

with a copy to (which shall not constitute notice):	Latham & Watkins LLP 717 Texas Avenue, 16th Floor Houston, Texas 77002 Attention: Michael E. Dillard, Esq. Fax: (713) 546-5401

All Notices shall be deemed effective and received (i) if given by facsimile, when such facsimile is transmitted to the facsimile number specified above and receipt thereof is confirmed; (ii) if given by overnight courier, on the Business Day immediately following the day on which such Notice is delivered to a reputable overnight courier service; or (iii) if given in person or by registered letter, when such Notice is delivered at the address specified above.

15. WAIVER

Unless otherwise specifically agreed in writing to the contrary: (a) the failure of any party at any time to require performance by the other of any provision of this Agreement will not affect such party’s right thereafter to enforce the same, (b) no waiver by any party of any default by any other will be valid unless in writing and acknowledged by an authorized representative of the non-defaulting party, and no such waiver will be taken or held to be a waiver by such party of any other preceding or subsequent default, and (c) no extension of time granted by any party for the performance of any obligation or act by any other party will be deemed to be an extension of time for the performance of any other obligation or act hereunder.

16. ENTIRE AGREEMENT

This Agreement and the Transaction Documents (including the Exhibits and Disclosure Schedules hereto, which are incorporated by reference herein) constitute the entire agreement between the parties with respect to the subject matter hereof and referenced herein, and supersede and terminate any prior agreements between the parties (written or oral) with respect to the subject matter hereof.

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17. COUNTERPARTS

This Agreement may be signed in any number of counterparts with the same effect as if the signature on each such counterpart were on the same instrument. Facsimiles of signatures will be deemed to be originals.

18. CONSTRUCTION

The headings of the sections of this Agreement are for convenience only and in no way modify, interpret or construe the meaning of specific provisions of the Agreement.

19. EXHIBITS AND DISCLOSURE SCHEDULES

The Exhibits and Disclosure Schedules to this Agreement are a material part of this Agreement. The Purchasers acknowledges and agrees that: (a) any information set forth in one section of the Disclosure Schedules will be deemed to apply to each other section or subsection of this Agreement, so long as such disclosure is in sufficient detail to enable a reasonable reader to identify its applicability to the relevant provision in this Agreement, (b) notwithstanding anything in this Agreement to the contrary, the inclusion of an item in such Schedule as an exception to a representation or warranty will not be deemed an admission that such item represents a material exception or material fact, event or circumstance or that such item has had a Material Adverse Effect, and (c) the information and disclosures contained in the Disclosure Schedules are intended only to qualify and limit the representations, warranties and covenants of the Company contained in the Agreement, and shall not be deemed to expand in any way the scope or effect of any of such representations, warranties or covenants.

20. SEVERABILITY

In case any one or more of the provisions contained in this Agreement should be held invalid, illegal or unenforceable in any respect, the validity, legality, and enforceability of the remaining provisions will not in any way be affected or impaired. Any illegal or unenforceable term will be deemed to be void and of no force and effect only to the minimum extent necessary to bring such term within the provisions of applicable Law and such term, as so modified, and the balance of this Agreement will then be fully enforceable.

21. CHOICE OF LAW; WAIVER OF JURY TRIAL

(a) This Agreement is to be construed and governed by the laws of the State of Delaware without regard to the conflicts of law principles thereof. The Purchasers and the Company irrevocably agree that any legal Action arising out of or in connection with this Agreement shall be brought in any court of the State of Delaware or any Federal court sitting in the State of Delaware, and each party agrees not to assert, by way of motion, as a defense, or otherwise, in any such Action, any claim that it is not subject personally to the jurisdiction of such court, that the Action is brought in an inconvenient forum, that the venue of the Action is improper or that this Agreement or the subject matter hereof may not be enforced in or by such court, and hereby agrees not to challenge such jurisdiction or venue by reason of any offsets or counterclaims in any such Action.

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(b) Each of the parties hereto waives any right it may have to trial by jury in respect of any litigation based on, or arising out of, under or in connection with this Agreement, any of the Shares or any course of conduct, course of dealing, verbal or written statement or action of any party hereto.

22. PUBLIC STATEMENTS

Neither the Purchasers nor the Company, without the prior written approval of the other party will make any press release or other public announcement concerning the transactions contemplated by this Agreement, except to the extent required by Law, in which case the other party will be so advised as far in advance as possible and will be given an opportunity to comment on such release or announcement.

23. COUNSEL

Each party has been represented by its own counsel in connection with the negotiation and preparation of this Agreement and, consequently, each party hereby waives the application of any rule of law that would otherwise be applicable in connection with the interpretation of this Agreement, including but not limited to any rule of law to the effect that any provision of this Agreement will be interpreted or construed against the party whose counsel drafted that provision.

{Signature page follows.}

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IN WITNESS WHEREOF, the parties have executed this Stock Purchase Agreement as of the date first written above.

CHAPARRAL ENERGY, INC.

By:	/s/ Mark A. Fischer
Name:	Mark A. Fischer
Title:	Chief Executive Officer and President

CCMP CAPITAL INVESTORS II (AV-2), L.P.

By:	CCMP Capital Associates, L.P., its general partner
By:	CCMP Capital Associates GP, LLC, its general partner

By:	/s/ Christopher Behrens
Name:	Christopher Behrens
Title:	Managing Director

CCMP ENERGY I LTD.

By:	/s/ Christopher Behrens
Name:	Christopher Behrens
Title:	Vice President

CCMP CAPITAL INVESTORS (CAYMAN) II, L.P.

By:	CCMP Capital Associates, L.P., general partner
By:	CCMP Capital Associates GP, LLC, general partner

By:	/s/ Christopher Behrens
Name:	Christopher Behrens
Title:	Managing Director

Stock Purchase Agreement Signature Page

SCHEDULE 1

DEFINITIONS AND MATTERS OF INTERPRETATION

1.1 Definitions. As used in this Agreement, the following terms will have the respective meanings set forth below:

“2010 Budget” has the meaning set forth in Section 5.1(a).

“409A Authorities” has the meaning set forth in Section 3.18(f).

“Action” means any claim, action, suit, proceeding, arbitration or mediation.

“Affiliate” means any Person that, directly or indirectly, Controls, is Controlled by, or is under common Control with or of, such entity. The term “Control” (including, with correlative meaning, the terms “Controlled by” and “under common Control with”), as used with respect to any entity, means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such entity, whether through the ownership of voting securities, by contract or otherwise.

“Aggregate Cost Overrun” has the meaning set forth in Section 5.2(t).

“Agreement” has the meaning set forth in the Preamble.

“Altoma” has the meaning set forth in the Recitals.

“Amended Bylaws” means the amended and restated bylaws of the Company attached hereto as Exhibit B-2

“Applicable Survival Period” has the meaning set forth in Section 11.1(e).

“Assets” means all Oil and Gas Interests, all cash and cash equivalents, marketable securities and Personal Property of the Company, all Contracts and Leases to which the Company is a party, all Permits held by the Company, all Company IP and all other assets of the Company.

“Benefit Plan” has the meaning set forth in Section 3.18(a).

“Board of Directors” means the board of directors of the Company.

“Business” means the business conducted by the Company and its Subsidiaries on the date hereof and as of the Closing Date.

“Business Day” means any day other than a Saturday, Sunday or other day on which commercial banks in New York, New York are authorized or required by law or executive order to close.

“CCMP AV-2” has the meaning set forth in the Preamble.

“CCMP Cayman I” has the meaning set forth in the Preamble.

“CCMP Cayman II” has the meaning set forth in the Preamble.

“Charter Amendment” means the amendment to the Company’s certificate of incorporation attached hereto as Exhibit B-1.

“CHK” means CHK Holdings L.L.C., an Oklahoma limited liability company.

“Class A Common Stock” has the meaning set forth in Section 3.4.

“Class B Common Stock” has the meaning set forth in Section 3.4.

“Class C Common Stock” has the meaning set forth in Section 3.4.

“Class D Common Stock” has the meaning set forth in Section 3.4.

“Class E Common Stock” has the meaning set forth in Section 3.4.

“Class F Common Stock” has the meaning set forth in Section 3.4.

“Class G Common Stock” has the meaning set forth in Section 3.4.

“Closing” has the meaning set forth in Section 8.

“Closing Date” has the meaning set forth in Section 8.

“COBRA” has the meaning set forth in Section 3.18(d).

“Code” means the Internal Revenue Code of 1986, as amended.

“Commitment” means (a) options, warrants, convertible securities, exchangeable securities, subscription rights, conversion rights, exchange rights or other contracts that could require a Person to issue any of its common stock or other equity interests or to sell any common stock or other equity interests it owns in another Person; (b) any other securities convertible into, exchangeable or exercisable for, or representing the right to subscribe for any common stock or other equity interests of a Person or owned by a Person; (c) statutory pre-emptive rights or pre-emptive rights granted under a Person’s organizational documents and (d) stock appreciation rights, phantom stock, profit participation or other similar rights with respect to a Person.

“Common Stock” has the meaning set forth in Section 3.4.

“Company” has the meaning set forth in the Preamble.

“Company Indemnitees” has the meaning set forth in Section 11.3.

“Company IP” means all Intellectual Property owned by the Company.

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“Company Recoverable Losses” has the meaning set forth in Section 11.3.

“Company SEC Documents” has the meaning set forth in Section 3.28(a).

“Confidential Information” has the meaning set forth in Section 5.8.

“Contracts” means all contracts, agreements, bonds, notes, indentures, mortgages, debt instruments, licenses (or other agreements concerning Intellectual Property), franchises, leases and other instruments or obligations of any kind, written or oral (including any amendments and other modifications thereto), to which the Company is a party or which are binding upon the Company or the Assets, and (a) which are in effect on the date hereof, including, without limitation, those listed on Schedule 3.12 and Schedule 3.21 or (b) which are entered into by the Company or become in effect between the date hereof and the Closing Date.

“Controlled Group Liability” has the meaning set forth in Section 3.18(i).

“Disclosure Schedules” means the disclosure schedules to this Agreement.

“Effective Time” has the meaning set forth in Section 8.

“Environmental Law” means any applicable foreign, federal, state and local statutes, ordinances, restrictions, rules, orders, regulations, Environmental Permit (or condition or provision thereof), injunctive obligations, standards, and legal requirements relating to the protection of the environment and human health, including the common law and enforceable regulatory guidance, and the Federal Clean Water Act, Safe Drinking Water Act, Resource Conservation & Recovery Act, Clean Air Act, Outer Continental Shelf Lands Act, Comprehensive Environmental Response, Compensation and Liability Act, and Emergency Planning and Community Right to Know Act, and similar or analogous state or local laws, each as amended and currently in effect.

“Environmental Liabilities” means any claim, suit, action, proceeding, investigation, expense, cost, judgment, or other liability (whether express or implied, contingent or liquidated), for monetary damages, civil or criminal penalties, fines, sanctions, administrative or judicial orders or directives, injunctive relief, or any other obligation of the Company or its Subsidiaries, arising in whole or in part under any Environmental Law, whether asserted or threatened by any Governmental Authority or other Person, including without limitation (i) any claim or other obligation for the response costs, remedial costs or investigative costs arising from the release or threatened release of any Hazardous Substance into the environment at any location, and (ii) claims for personal injury (including without limitation claims for wrongful death) or damage to real or personal property arising from the alleged exposure or any Person or property to Hazardous Substances used, handled, generated, transported or disposed by the Company or its Subsidiaries.

“Environmental Permit” means any approvals, permits, licenses, registrations, authorizations from or filings with any Governmental Authorities under any Environmental Law.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended, and the regulations promulgated thereunder.

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“ERISA Affiliate” has the meaning set forth in Section 3.18(a).

“Exchange Act” has the meaning set forth in Section 3.28(b).

“FERC” has the meaning set forth in Section 3.30.

“Financial Statements” has the meaning set forth in Section 3.14.

“Fischer” has the meaning set forth in the Recitals.

“GAAP” means generally accepted accounting principles as in effect from time to time in the United States of America as consistently applied by the Company.

“Governmental Authority” means any federal, state, local, foreign or other governmental or administrative body, instrumentality, department or agency or any court, tribunal, administrative hearing body, arbitration panel, commission, or other similar dispute-resolving panel or body.

“Hazardous Substances” means any “chemicals,” “pollutants,” “contaminants,” “solid waste,” “hazardous waste,” “toxic substances,” “hazardous substances,” petroleum, petroleum hydrocarbons, fractions or other hydrocarbon products or any other similar substance with the potential to affect human health or the environment and regulated under (or as such quoted terms or similar terms are defined in) any Environmental Law, including without limitation, any polychlorinated biphenyls (“PCBs”), asbestos or asbestos-containing materials, or radioactive materials (including naturally-occurring radioactive materials).

“HSR Act” has the meaning set forth in Section 3.6.

“Hydrocarbons” has the meaning set forth in Section 3.29.

“Improvements” means all leasehold improvements and fixtures located on the Leased Premises.

“Indebtedness” means (a) the outstanding principal of, and accrued and unpaid interest on, and any premiums, prepayment fees and penalties due upon prepayment and full satisfaction of, all bank or other third party indebtedness for borrowed money of the Company as of the Closing, including indebtedness under any bank credit agreement and any other related agreements, (b) all obligations under leases which shall have been or must be, in accordance with GAAP, recorded as capital leases in respect of which the Company is liable as lessee, (c) any liability of the Company in respect of letters of credit that have been drawn down, in each case to the extent of such draw, and (d) all indebtedness referred to above which is directly or indirectly guaranteed by the Company or which the Company has agreed (contingently or otherwise) to purchase or otherwise acquire or in respect of which it has otherwise assured a creditor against loss but, for the avoidance of doubt, excluding deferred rent.

“Intellectual Property” means all intellectual property, including all of the following U.S., state and foreign intellectual property: (a) inventions, discoveries, processes, designs, techniques, developments, technology and related improvements, whether or not patented or

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patentable, (b) copyrights, and (c) trademarks, service marks, trade names, brand names, corporate names, domain names, logos, and all elements thereof, the goodwill of any business symbolized thereby, and all common-law rights relating thereto.

“Interim Period” has the meaning set forth in Section 5.12(b).

“Investment Company Act” means the Investment Company Act of 1940, as amended from time to time, and the rules and regulations of the SEC promulgated thereunder.

“IP Licenses” has the meaning set forth in Section 3.11(a).

“Knowledge” means (a) in the case of a party who is an individual, such party’s actual knowledge, (b) in the case of a party that is an entity (other than the Company), the actual knowledge of any trustee, officer or director of such party, and (c) in the case of the Company, the actual knowledge of Mark A. Fischer, Joseph O. Evans, Larry E. Gateley, Robert W. Kelly II, and James M. Miller, in each case, after due inquiry.

“Laws” has the meaning set forth in Section 3.6.

“Leased Premises” has the meaning set forth in Section 3.21(a).

“Leases” has the meaning set forth in Section 3.21(a).

“Liabilities” mean any direct or indirect liability, indebtedness, obligation, Commitment, expense, claim, deficiency, guaranty or endorsement of or by any person of any type, whether accrued, absolute, contingent, matured, unmatured, liquidated, unliquidated, known or unknown.

“Liens” means all mortgages, deeds of trust, collateral assignments, security interests, UCC financing statements, conditional or other sales agreements, burdens, charges, liens, pledges, hypothecations, and other encumbrances.

“Management Rights Agreement” means that certain Management Rights Agreement, to be executed on the Closing Date by and among the Company and the Purchasers.

“Material Adverse Effect” means, with respect to the Company, any change, circumstance, fact, event or effect that, individually or in the aggregate with all other adverse changes, circumstances, facts, events and effects, is or would reasonably be expected to be materially adverse to the business, financial condition, operations, assets or results of operations of the Company, taken as a whole, other than any change, circumstance, fact, event or effect arising out of or resulting from (a) changes in conditions in the U.S. or global economy or capital or financial markets generally, including changes in interest or exchange rates (so long as the foregoing do not disproportionately affect the Company), (b) changes in or events or conditions generally affecting the oil and gas exploration and development industry or exploration and production companies of a similar size to the Company (including changes in commodity prices and general market prices) which do not disproportionately affect the Company, (c) changes in general legal, tax, regulatory, political or business conditions that, in each case, generally affect the geographic regions or industries in which the Company conducts its business (so long as the foregoing do not disproportionately affect the Company), (d) changes in GAAP, (e) the

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announcement or performance of this Agreement and the other transactions contemplated by this Agreement or the consummation of the transactions contemplated by this Agreement, including the impact thereof on relationships, contractual or otherwise, with customers, suppliers, or employees, (f) acts of war, armed hostilities, sabotage or terrorism, or any escalation or worsening of any such acts of war, armed hostilities, sabotage or terrorism threatened or underway as of the date of this Agreement (so long as the foregoing do not disproportionately affect the Company), (g) earthquakes, hurricanes, floods, or other natural disasters (so long as the foregoing do not disproportionately affect the Company), (h) any action taken by the Purchasers or any of their Representatives, or (i) any action taken by the Company at the request of the Purchasers or any of their Representatives.

“Most Recent Balance Sheet” means the unaudited balance sheet of the Company as of January 31, 2010.

“Multiemployer Plan” has the meaning set forth in Section 3.18(d).

“New Directors” has the meaning set forth in Section 6.7.

“NGA” has the meaning set forth in Section 3.30.

“Nonqualified Deferred Compensation Plan” has the meaning set forth in Section 3.18(f).

“Notice” has the meaning set forth in Section 14.

“Oil and Gas Interests” has the meaning set forth in Section 3.29.

“Participant” has the meaning set forth in Section 5.2(a).

“Permits” means all federal, state, local or foreign permits, grants, easements, consents, approvals, authorizations, exemptions, licenses, franchises, certificates, or orders of, any Governmental Authority or any other Person.

“Permitted Liens” means (a) Liens for Taxes not yet due and payable, (b) Liens that do not materially interfere with the use of the properties or assets by the Company and which do not materially impair the value of such properties or assets, (c) Liens, charges, encumbrances and irregularities in the chain of title which, because of remoteness in or passage of time, statutory cure periods, marketable title acts or other similar reasons, have not affected or interrupted, and are not reasonably expected to affect or interrupt, the claimed ownership of the Company or its predecessors in title to, or the receipt of production revenues from, the properties affected thereby, and (d) Liens as of the date hereof set forth on Schedule 3.9 and designated as “Permitted Liens”.

“Person” means any individual, partnership, joint venture, corporation, trust, unincorporated organization, limited liability company, group, Governmental Authority, and any other person or entity.

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“Personal Property” means all of the machinery, equipment, tools, vehicles, furniture, Improvements, office equipment, plant, spare parts, and other tangible personal property which are owned or leased by the Company and used in the conduct of the Business or the operations of the Business as it is now conducted.

“Phantom Stock Plan” means the Company’s Second Amended and Restated Phantom Stock Plan dated December 31, 2008.

“Purchase Price” has the meaning set forth in Section 2.1.

“Purchaser” and “Purchasers” have the meaning set forth in the Preamble.

“Purchaser Indemnitees” has the meaning set forth in Section 11.2.

“Purchaser Recoverable Losses” has the meaning set forth in Section 11.2.

“Qualifying Purchaser Recoverable Loss” and “Qualifying Purchaser Recoverable Losses” have the meaning set forth in Section 11.4(a).

“Regulation D” has the meaning set forth in Section 3.35.

“Regulations” means the United States Treasury regulations promulgated under the Code.

“Representative” means, as to any Person, such Person’s Affiliates and its and their directors, officers, employees, agents and advisors (including, without limitation, financial advisors, counsel and accountants).

“Reserve Reports” has the meaning set forth in Section 3.29(a).

“SEC” has the meaning set forth in Section 3.28(a).

“Securities Act” has the meaning set forth in Section 3.28(b).

“Shares” has the meaning set forth in Section 2.1.

“Stockholders Agreement” means that certain Stockholders’ Agreement, to be executed on the Closing Date by and among the Company, the Purchasers, Fischer, Altoma and CHK in the form of Exhibit C.

“Stockholders Sale Agreements” has the meaning set forth in the Recitals.

“Subsidiary” means (i) any corporation or other entity a majority of the capital stock or other equity securities of which having ordinary voting power to elect a majority of the board of directors or other Persons performing similar functions is at the time owned, directly or indirectly, with power to vote, by the Company or any direct or indirect Subsidiary, (ii) any limited liability company in which the Company or any direct or indirect Subsidiary is the sole managing member or (iii) any partnership in which the Company or any direct or indirect Subsidiary is a general partner.

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“Tax” (including with correlative meaning the terms “Taxes” and “Taxable”) means all foreign, federal, state, local and other net income, gross income, gross receipts, capital, sales, use, ad valorem, production, value-added, intangible, unitary, transfer, franchise, license, payroll, employment, severance, estimated, excise, environmental, stamp, occupation, premium, property, prohibited transactions, windfall or excess profits, or other taxes (including any liability for taxes of any other Person under Regulation Section 1.1502-6 or any similar provision of state, local or foreign law, as a transferee or successor, by contract or otherwise), duties, levies or imposts of any kind whatsoever, together with any interest and any penalties, additions to tax or additional amounts with respect thereto.

“Tax Return” means any return (including any information return), report, statement, schedule, notice, form, estimate or declaration required to be filed with any Governmental Authority in respect of the determination, assessment, collection or payment of any Tax or in connection with the administration, implementation or enforcement of any legal requirement relating to any Tax, including any amendment thereto.

“Transaction Documents” means this Agreement, the Stockholders Agreement, the Charter Amendment, and each agreement, instrument or document attached hereto as an exhibit and the other agreements, certificates and instruments to be executed by any of the parties hereto in connection with or pursuant to this Agreement.

“Transaction Expenses” means, to the extent remaining unpaid as of the Closing, the aggregate of (a) all fees and expenses payable by the Company in connection with the consummation of the transactions contemplated hereby including any of the foregoing payable to legal counsel, accountants, investment bankers, financial advisors, brokers or finders plus (b) any transfer, sale, use, stamp, conveyance, value added, recording, registration, documentary, filing and other non-income Taxes and administrative and filing fees (including notary fees, filing fees, and all other expenses required pursuant to the HSR Act), arising in connection with the consummation of the transaction contemplated by this Agreement and payable by the Company.

1.2 Certain Interpretive Matters. In this Agreement, unless the context otherwise requires: (a) words of the masculine or neuter gender shall include the masculine, neuter and/or feminine gender, and words in the singular number or in the plural number shall each include, as applicable, the singular number or the plural number, (b) reference to any Person includes such Person’s successors and assigns but, if applicable, only if such successors and assigns are permitted by this Agreement, and reference to a Person in a particular capacity excludes such Person in any other capacity, (c) “including” (and with correlative meaning “include”) means including without limiting the generality of any description preceding or succeeding such term, (d) reference to any Law means such law as amended, modified, codified or reenacted, in whole or in part, and in effect from time to time, including rules and regulations promulgated thereunder, and (e) any agreement, instrument, insurance policy, statute, regulation, rule or order defined or referred to herein or in any agreement or instrument that is referred to herein means such agreement, instrument, insurance policy, statute, regulation, rule or order as from time to time amended, modified or supplemented, including (in the case of agreements or instruments) by waiver or consent and (in the case of statutes, regulations, rules or orders) by succession of comparable successor statutes, regulations, rules or orders and references to all attachments thereto and instruments incorporated therein. The parties further acknowledge and

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agree that: (i) this Agreement is the result of negotiations between the parties and shall not be deemed or construed as having been drafted by any one party, (ii) each party and its counsel have reviewed and negotiated the terms and provisions of this Agreement (including any exhibits and schedules attached hereto) and have contributed to its revision, (iii) the rule of construction to the effect that any ambiguities are resolved against the drafting party shall not be employed in the interpretation of this Agreement, and (iv) the terms and provisions of this Agreement shall be construed fairly as to all parties hereto and not in favor of or against any party, regardless of which party was generally responsible for the preparation of this Agreement.

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EXHIBIT A

FORM OF LEGAL OPINION OF COMPANY COUNSEL

Exhibit B-1

SECOND AMENDED AND RESTATED CERTIFICATE OF INCORPORATION

OF

CHAPARRAL ENERGY, INC.

Chaparral Energy, Inc. (the “Corporation”), a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware (“DGCL”), hereby certifies as follows pursuant to Sections 242 and 245 of the DGCL:

(1) The original Certificate of Incorporation of the Corporation was filed in the Office of the Secretary of State of the State of Delaware (the “Secretary of State”) on September 14, 2005, and was amended and restated on September 26, 2006.

(2) This Second Amended and Restated Certificate of Incorporation (this “Certificate”) was duly adopted in accordance with Sections 242 and 245 of the DGCL. The Board of Directors of the Corporation (the “Board of Directors”) duly adopted resolutions setting forth and declaring advisable this Certificate, and at a special meeting of stockholders, the holders of a majority of the outstanding stock of the Corporation approved this Certificate in accordance with Section 228 of the DGCL.

(3) The Certificate of Incorporation of the Corporation, as amended and restated, is hereby amended and restated to read in its entirety as follows:

ARTICLE 1

The name of the corporation is Chaparral Energy, Inc (hereinafter called the “Corporation”).

ARTICLE 2

The address of the Corporation’s registered office in the State of Delaware is Capitol Services, Inc., 615 S. Dupont Highway, Dover, DE 19901. The name of the registered agent of the corporation at such address is Capitol Services, Inc.

ARTICLE 3

The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the DGCL, as from time to time amended.

ARTICLE 4

The total number of shares of all classes of capital stock which the Corporation shall have authority to issue is 50,600,004, consisting of as follows:

Class	Par Value Per Share	Number of Authorized Shares
Class A Common	$0.01	10,000,000
Class B Common	$0.01	10,000,000
Class C Common	$0.01	10,000,000
Class D Common	$0.01	10,000,000
Class E Common	$0.01	10,000,000
Class F Common	$0.01	1
Class G Common	$0.01	3
Preferred	$0.01	600,000

A. Preferred Stock

(1) The total number of shares of preferred stock that the Corporation shall have authority to issue is 600,000, $0.01 par value per share (the “Preferred Stock”).

(2) Subject to Article 7 of this Certificate, Preferred Stock may be issued from time to time in one or more series and in such amounts as may be determined by the Board of Directors. The voting powers, designations, preferences and relative, participating, optional or other special rights, if any, and the qualifications, limitations or restrictions thereof, if any, of the Preferred Stock of each series shall be such as are fixed by the Board of Directors, authority so to do being hereby expressly granted, and as are stated and expressed in a resolution or resolutions adopted by the Board of Directors providing for the issue of such series of Preferred Stock (herein called the “Directors’ Resolution”). Such Directors’ Resolution may (i) limit the number of shares of such series that may be issued, (ii) provide for a sinking fund for the purchase or redemption of shares of such series and specify the terms and conditions governing the operations of any such fund, (iii) grant voting rights to the holders of shares of such series, (iv) impose conditions or restrictions upon the creation of indebtedness of the Corporation or upon the issuance of additional Preferred Stock or other capital stock ranking on a parity therewith, or prior thereto, with respect to dividends or distribution of assets upon liquidation, (v) impose conditions or restrictions upon the payment of dividends upon, or the making of other distributions to, or the acquisition of, shares ranking junior to the Preferred Stock or to any series thereof with respect to dividends or distributions of assets upon liquidation, (vi) state the time or times, the price or prices or the rate or rates of exchange and other terms, conditions and adjustments upon which shares of any such series may be made convertible into, or exchangeable for, at the option of the holder or the Corporation or upon the occurrence of a specified event, shares of any other class or classes or of any other series of Preferred Stock or any other class or classes of stock or other securities of the Corporation, and (vii) grant such other special rights and impose such qualifications, limitations or restrictions thereon as shall be fixed by the Board of Directors, to the extent not inconsistent with this Article 4 and to the full extent now or hereafter permitted by the laws of the State of Delaware.

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(3) Except as expressly provided by law, or except as may be provided in any Directors’ Resolution, the Preferred Stock shall have no right or power to vote on any question or in any proceeding or to be represented at, or to receive notice of, any meeting of stockholders of the Corporation.

(4) Preferred Stock that is redeemed, purchased or retired by the Corporation shall assume the status of authorized but unissued Preferred Stock and may thereafter, subject to the provisions of any Directors’ Resolution providing for the issue of any particular series of Preferred Stock, be reissued in the same manner as authorized but unissued Preferred Stock.

B. Common Stock.

(1) The total number of shares of common stock that the Corporation shall have authority to issue is 50,000,004 of which (i) 10,000,000 shares shall be shares of Class A Common Stock, $0.01 par value per share (the “Class A Common Stock”), (ii) 10,000,000 shares shall be shares of Class B Common Stock, $0.01 par value per share (the “Class B Common Stock”), (iii) 10,000,000 shares shall be shares of Class C Common Stock, $0.01 par value per share (the “Class C Common Stock”), (iv) 10,000,000 shares shall be shares of Class D Common Stock, $0.01 par value per share (the “Class D Common Stock”), (v) 10,000,000 shares shall be shares of Class E Common Stock, $0.01 par value per share (the “Class E Common Stock”), (vi) one share shall be a share of Class F Common Stock, $0.01 par value per share (the “Class F Common Stock”), and (vii) three shares shall be shares of Class G Common Stock, $0.01 par value per share (the “Class G Common Stock”, and together with the Class A Common Stock, the Class B Common Stock, the Class C Common Stock, the Class D Common Stock, the Class E Common Stock and the Class F Common Stock, the “Common Stock”).

(2) Except as contemplated elsewhere in this Certificate, each outstanding share of Common Stock shall entitle the holder thereof to one vote (and not more than one vote) on each matter submitted to a vote of Holders for which such class of Common Stock is entitled to vote.

(3) Except as contemplated elsewhere in this Certificate, the relative powers, preferences and participating, optional or other special rights, and the qualifications, limitations or restrictions of the Common Stock shall be identical in all respects.

(4) Dividends

Subject to the rights of the holders of Preferred Stock of any series that may be issued from time to time, and any other provisions of this Certificate, the Holders shall be entitled to receive such dividends and other distributions in cash, stock of any corporation (other than Common Stock) or property of the Corporation as may be declared thereon by the Board of Directors from time to time out of assets or funds of the Corporation legally available therefor and shall share equally on a per share basis in all such dividends and other distributions. In the case of dividends or other distributions payable in Common Stock, including distributions pursuant to reclassifications, stock splits or divisions of Common Stock, only shares of Class A Common Stock shall be paid or distributed with respect to Class A Common Stock, only shares of Class B Common Stock shall be paid or distributed with respect to Class B Common Stock,

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only shares of Class C Common Stock shall be paid or distributed with respect to Class C Common Stock, only shares of Class D Common Stock shall be paid or distributed with respect to Class D Common Stock and only shares of Class E Common Stock shall be paid or distributed with respect to Class E Common Stock. No shares of Class F Common Stock or Class G Common Stock shall be paid or distributed with respect to Class F Common Stock or Class G Common Stock, respectively. The number of shares of Class A Common Stock, Class B Common Stock, Class C Common Stock, Class D Common Stock and Class E Common Stock so distributed on each share shall be equal in number. None of the shares of Class A Common Stock, Class B Common Stock, Class C Common Stock, Class D Common Stock or Class E Common Stock may be reclassified, subdivided or combined unless such reclassification, subdivision or combination occurs simultaneously and in the same proportion for each class. The Class F Common Stock and the Class G Common Stock shall not be reclassified, subdivided or combined for any reason.

(5) Voting

a.	Except as may be otherwise required by law or by this Certificate, the Holders shall vote together as a single class on every matter coming before any meeting of the stockholders or otherwise to be acted upon by the stockholders, subject to any voting rights which may be granted to Holders of any class or series of Preferred Stock.

b.	The Holder of Class F Common Stock shall have the following voting rights:

1.	The Holder of Class F Common Stock shall be entitled to vote on all matters submitted to a vote of the stockholders of the Corporation associated with effecting a Company Sale demanded in accordance with Section 8.1 of the Stockholders Agreement or a Demand IPO demanded in accordance with Section 5.1(i)(A) of the Stockholders Agreement, voting together with the other Holders of the Common Stock (and of any other shares of capital stock of the Corporation entitled to vote at a meeting of stockholders) as one class, except in cases where a separate or additional vote or consent of the Holders of any class or series of Capital Stock shall be required by the Certificate or by applicable law, in which case the requirement for any such separate or additional vote or consent shall apply in addition to the single class vote or consent otherwise required by this paragraph. If the Company Sale or Demand IPO referenced above takes the form of a transaction which requires the approval of the Board of Directors and if the Board of Directors is unwilling to approve such transaction, then the number of members of the Corporation’s Board of Directors shall be increased by one more than twice the number of the then current size of the Board of Directors, and the voting rights of the Holders of Class F Common Stock shall include the right to elect the vacancies created by the increase in the size of the Board of Directors pursuant to this Section B.5(b)1. of Article 4.

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2.	As of each record date for the determination of the Corporation’s stockholders entitled to vote on the Company Sale demanded in accordance with Section 8.1 of the Stockholders Agreement or matters relating to a Demand IPO demanded in accordance with Section 5.1(i)(A) of the Stockholders Agreement (a “Class F Record Date”), the Class F Common Stock shall have voting rights and powers equal to the number of votes that, together with all other votes entitled to be cast by the Holder of Class F Common Stock on such Class F Record Date, whether by virtue of beneficial ownership of capital stock of the Corporation, proxies, voting trusts or otherwise, entitle the Holder of the share of Class F Common Stock to exercise one vote more than all votes entitled to be cast as of such Class F Record Date by all Holders of any class or series of capital stock of the Corporation other than the Class F Common Stock.

3.	When the Class F Common Stock is redeemed, exchanged or otherwise acquired by the Corporation, it shall be retired and canceled and shall upon cancellation be restored to the status of an authorized but unissued share of Class A Common Stock.

c.	The Holder of Class G Common Stock shall have the following voting rights:

1.	The Holder of Class G Common Stock shall be entitled to vote on all matters submitted to a vote of the stockholders of the Corporation associated with effecting a Demand IPO demanded in accordance with Section 5.1(i)(B) of the Stockholders Agreement, voting together with the other Holders of the Common Stock (and of any other shares of capital stock of the Corporation entitled to vote at a meeting of stockholders) as one class, except in cases where a separate or additional vote or consent of the Holders of any class or series of Capital Stock shall be required by the Certificate or by applicable law, in which case the requirement for any such separate or additional vote or consent shall apply in addition to the single class vote or consent otherwise required by this paragraph. If the Demand IPO referenced above takes the form of a transaction which requires the approval of the Board of Directors and if the Board of Directors is unwilling to approve such transaction, then the number of members of the Corporation’s Board of Directors shall be increased by one more than twice the number of the then current size of the Board of Directors, and the voting rights of the Holders of Class G Common Stock shall include the right to elect the vacancies created by the increase in the size of the Board of Directors pursuant to this Section B.5(c)1. of Article 4.

2.	As of each record date for the determination of the Corporation’s stockholders entitled to vote on matters relating to a Demand IPO

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demanded in accordance with Section 5.1(i)(B) of the Stockholders Agreement (a “Class G Record Date”), the Class G Common Stock shall have voting rights and powers equal to the number of votes that, together with all other votes entitled to be cast by the Holders of Class G Common Stock on such Class G Record Date, whether by virtue of beneficial ownership of capital stock of the Corporation, proxies, voting trusts or otherwise, entitle the majority of Holders of shares of Class G Common Stock to exercise one vote more than all votes entitled to be cast as of such Class G Record Date by all Holders of any class or series of capital stock of the Corporation other than the Class G Common Stock.

3.	When the Class G Common Stock is redeemed, exchanged or otherwise acquired by the Corporation, it shall be retired and canceled and shall upon cancellation be restored to the status of an authorized but unissued share of Class A Common Stock.

d.	In addition to any other vote required by law, the affirmative vote of the Holders of at least a majority of the outstanding shares of a class of Common Stock (other than Class A Common Stock), voting as a separate class, shall be required to effect any change in the rights, privileges or preferences of that class of Common Stock. Subject to Article 7 of this Certificate, this provision shall not be applicable to any amendment to this Certificate that establishes or designates one or more series of Preferred Stock under Section A of Article 4.

e.	With respect to actions by the Holders upon those matters on which such Holders are entitled to vote as a separate class, such actions may be taken without a stockholders meeting by the written consent of Holders holding the minimum number of shares of Common Stock that would be necessary to authorize or take such action at a stockholder meeting at which all shares of Common Stock entitled to vote were present and voted. Such action shall be effective in accordance with the provisions of the DGCL, without any further action by the Corporation or any Holder. If such action is being taken without the unanimous written consent on the part of all Holders, prompt notice shall be given in accordance with the applicable provisions of the DGCL of the taking of corporate action without a meeting by less than unanimous written consent to those Holders on the record date whose shares were not represented on the written consent.

(6) Conversion

a.	Immediately upon filing of this Certificate with the Delaware Secretary of State, each share of Existing Common Stock shall be converted into one share of a new class of Common Stock as follows:

1.	each share of Existing Common Stock held by Fischer shall be converted into one fully paid and non-assessable share of Class B Common Stock;

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2.	each share of Existing Common Stock held by Altoma shall be converted into one fully paid and non-assessable share of Class C Common Stock;

3.	each share of Existing Common Stock held by Chesapeake shall be converted into one fully paid and non-assessable share of Class D Common Stock; and

4.	each of Fischer, Altoma and Chesapeake will be issued one (1) share of Class G Common Stock.

b.	Upon Transfer by a Holder to a Permitted Transferee, each share of Common Stock Transferred shall remain one fully paid and non-assessable share of the same class of Common Stock as was held by such Holder; provided that if such Transfer is not to a Permitted Transferee of such Holder then such share of Common Stock shall be converted at such time, in such manner and upon such terms and conditions as provided herein into one fully paid and non-assessable share of the same class of Common Stock already held by the Transferee, or if such Transferee does not hold any shares of Common Stock, into one fully paid and non-assessable share of Class A Common Stock. Upon receipt by a Holder of a share of a class of Common Stock other than the class of Common Stock that such Holder holds, such share shall automatically be converted in such manner and upon such terms and conditions as provided herein into one fully paid and non-assessable share of the same class of Common Stock held by such Holder.

c.	Each share of Common Stock other than Class A Common Stock shall automatically convert into a share of Class A Common Stock upon the occurrence of a Qualified IPO.

d.

Upon automatic conversion of shares of Common Stock under this Section B(6) of Article 4, the Corporation shall reflect such conversion, and the issuance of the applicable class of Common Stock in connection therewith, on its books and records for all purposes even if certificates reflecting such converted shares of Common Stock are not surrendered to the Corporation or its transfer agent. The Corporation will, as soon as practicable after such deposit of a certificate or certificates for Common Stock to be converted in accordance with this Section B(6) of Article 4, issue and deliver at the office of the Corporation or of its transfer agent to the person for whose account such Common Stock was so surrendered, a certificate or certificates representing the number of full shares of Common Stock into which the shares represented by the surrendered

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certificate are converted. If surrendered certificates representing shares of a class of Common Stock are converted only in part, the Corporation will issue and deliver to the Holder, without charge therefor, a new certificate or certificates representing the aggregate number of the unconverted shares of such class of Common Stock. The failure of the Holder to deliver to the Corporation certificates representing shares of a class of Common Stock converted in accordance with this Section B(6) of Article 4 shall in no way affect the automatic conversion of such shares.

e.	The issuance of certificates representing shares of a class of Common Stock upon conversion of shares of another class of Common Stock shall be made without charge for any issue, stamp or other similar tax in respect of such issuance; provided, however, if any such certificate is to be issued in a name other than that of the holder of the share or shares of the class of Common Stock being converted, the person or persons requesting the issuance thereof shall pay to the Corporation the amount of any tax which may be payable in respect of any transfer involved in such issuance or shall establish to the satisfaction of the Corporation that such tax has been paid.

f.	Nothing herein shall prevent any Holder and the Corporation from executing an agreement with each other allowing any Holder, at its option, to convert the Common Stock (other than Class A Common Stock) held by it into Class A Common Stock, or converting any Common Stock (other than Class A Common Stock) pursuant to such agreement.

g.	The Corporation shall at all times reserve and keep available, solely for the purpose of issuance upon conversion of the outstanding shares of each class of Common Stock, such number of shares of the other classes of Common Stock as shall be issuable upon the conversion of all outstanding shares of Common Stock, provided that nothing contained herein shall be construed to preclude the Corporation from satisfying the obligations in respect of the conversion of the outstanding shares of Common Stock by delivery of shares of Common Stock which are held in the treasury of the Corporation. The Corporation shall take all such corporate and other actions as from time to time may be necessary to ensure that all shares of Common Stock issuable upon conversion of shares of another class of Common Stock upon issue will be duly and validly authorized and issued, fully paid and nonassessable and free of any preemptive or similar rights other than as set forth in the Stockholders Agreement. In order that the Corporation may issue shares of Common Stock upon conversion of another class of Common Stock, the Corporation will endeavor to comply with all applicable federal and state securities laws.

h.

All shares of a class of Common Stock, upon conversion into another class of Common Stock, shall retain their designations of the class of Common Stock from which they were converted and shall have the status of

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authorized and unissued shares of such class of Common Stock; provided that if all shares of Common Stock outstanding are converted into shares of Class A Common Stock, no further shares of the other classes of Common Stock shall exist.

(7) Except as may otherwise be required by law, the shares of Common Stock shall not have any designations, preferences, limitations or relative rights, other than those specifically set forth in this Certificate.

ARTICLE 5

In furtherance and not in limitation of the powers conferred by law, subject to any limitations contained elsewhere in this Certificate, bylaws of the Corporation may be adopted, amended or repealed by a majority of the Board of Directors of the Corporation, but any bylaws adopted by the Board of Directors may be amended or repealed by the stockholders entitled to vote thereon. Election of directors need not be by written ballot.

ARTICLE 6

A. Generally

Subject to any limitations contained elsewhere in this Certificate, the number of directors shall be fixed from time to time exclusively by resolution adopted by a majority of the directors then in office, but shall consist of not less than five (5) nor more than ten (10) directors, subject, however, to increases above ten (10) members as may be required in order to permit the holders of any series of Preferred Stock issued by the Corporation to elect directors under specified circumstances. Subject to any limitations contained elsewhere in this Certificate, the maximum number of directors may not be increased by the Board of Directors to exceed ten (10) without the affirmative vote of a majority of the members of the entire Board of Directors. After all shares of Common Stock (other than Class A Common Stock) have been converted into shares of Class A Common Stock, the number of directors of the Corporation, other than those who may be elected by the holders of one or more series of Preferred Stock voting separately by class or series, shall be fixed from time to time exclusively by the Board of Directors pursuant to a resolution adopted by a majority of all of the members of the Board of Directors at such time.

B. Board Designees

(1) Subject to the provisions of Section B(3) of Article 6, the Holders of the Class B Common Stock (the “Class B Holders”) shall be entitled to vote as a separate class for the election of two (2) directors of the Corporation, (the directors of the Corporation so elected by the Class B Holders, the “Class B Directors”). In addition, so long as the Class B Holders and their Permitted Transferees own of record shares of Class B Common Stock representing at least 80% of the total outstanding shares of Common Stock held by such Class B Holders on April [—], 2010 (calculated prior to any sales of Common Stock contemplated by Section 4.1(b) of the Stockholders Agreement and reflecting the conversion of Common Stock to various classes of Common Stock as contemplated by Section B(6)a. of Article 4), the Class B Holders shall be entitled to vote as a separate class for the election of any director of the Corporation which the Class C Holders and/or the Class D Holders, as applicable, no longer have the right to designate

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pursuant to Sections B(2) and (3) of Article 6. Upon written notice to the Corporation by a majority in interest of the Class B Holders indicating such Class B Holders’ wish to exercise the right to designate a director which the Class C Holders and/or the Class D Holders, as applicable, previously had the right to designate pursuant to Sections B(2) and/or (3) of Article 6, the Class B Holders shall be entitled to vote as a separate class for the election of one (1) additional director for which either of such other class of Common Stock previously had the right to designate, and any such director elected by the Class B Holders shall also be a Class B Director. Upon such designation of a new Class B Director, the director previously designated by the other class of Common Stock shall automatically be removed. The Board of Directors shall take such action as is necessary to cause the Class B Director to replace the director previously designated by the other class of Common Stock.

(2) So long as the Holders of the Class C Common Stock (the “Class C Holders”) and their Permitted Transferees own of record shares of Class C Common Stock representing at least 50% of the total outstanding shares of Common Stock held by such Class C Holders on April [—], 2010 (calculated prior to any sales of Common Stock contemplated by Section 4.1(c) of the Stockholders Agreement and reflecting the conversion of Common Stock to various classes of Common Stock as contemplated by Section B(6)a. of Article 4), the Class C Holder shall be entitled to vote as a separate class for the election of one (1) director of the Corporation, (the director of the Corporation so elected by the Class C Holder, the “Class C Director”).

(3) Upon written notice to the Corporation by a majority in interest of the Holders of Class D Common Stock (the “Class D Holders”) indicating such Class D Holders’ desire to exercise their rights to designate a director and so long as the Class D Holders and their Permitted Transferees own of record shares of Class D Common Stock representing at least 50% of the total outstanding shares of Common Stock held by such Class D Holders on April [—], 2010 (calculated after reflecting the conversion of Common Stock to various classes of Common Stock as contemplated by Section B(6)a. of Article 4), the Class D Holders shall be entitled to vote as a separate class for the election of one (1) director of the Corporation, (the director of the Corporation so elected by the Class D Holder, the “Class D Director”). Upon such designation by the Class D Holders of the Class D Director, one Class B Director designated by the Class B Holders (which will be the Class B Director other than Mark Fischer if he is a Class B Director, or if Mark Fischer is not then a Class B Director and no designation is made within 5 Business Days of the designation by the Class D Holders, the Class B Director selected by the Class D Holders) shall be removed and replaced by the Class D Director and the Board of Directors shall take such action as is necessary to cause the Class D Director to replace such Class B Director.

(4) The Holders of the Class E Common Stock (the “Class E Holders”) shall be entitled to vote as a separate class for the election of two (2) directors of the Corporation, (the directors of the Corporation so elected by the Class E Holders, the “Class E Directors”).

(5) Except as set forth in Section B(5)b.1. of Article 4, the Holder of the Class F Common Stock shall not be entitled to vote for the election of directors of the Corporation.

(6) Except as set forth in Section B(5)c.1. of Article 4, the Holders of the Class G Common Stock shall not be entitled to vote for the election of directors of the Corporation.

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(7) Subject to the right of the Class B Holders to designate the Class C Director and/or Class D Director, as the case may be, pursuant to Section B(1) of Article 6, if any Holder with the ability to designate a member of the Board of Directors loses such ability and no other Holder has the ability to designate a replacement designee pursuant to this Section B of Article 6, then such designee shall be immediately removed from the Board of Directors and the replacement will be appointed by a majority of the outstanding shares of Common Stock.

C. Committees

The committees of the Board of Directors shall consist of an executive committee, a compensation committee, an audit committee and such other committees as the Board of Directors may determine (the “Committees”). Initially, each Committee shall be comprised of all of the Class B Director(s), the Class C Director, the Class D Director, if any, and the Class E Directors, and at all times prior to a Qualified IPO, each Committee shall be comprised of at least one of the Class B Directors and one of the Class E Directors. Each Committee shall have such powers and responsibilities as the Board of Directors may from time to time authorize.

D. Quorum

At any meeting having as a purpose the election of directors by the Holders, the presence, in person or by proxy, of the holders of a majority of the voting power of shares of the relevant class or classes of Capital Stock then outstanding shall be required and be sufficient to constitute a quorum of such class or classes for the election of any director by such holders. Each director shall be elected by the vote (or, alternatively, by written consent) required under the DGCL of the holders of such class or classes. At any such meeting or adjournment thereof, (i) the absence of a quorum of such holders of an applicable class or classes of Capital Stock shall not prevent the election of the directors to be elected by the holders of shares other than such class of Capital Stock, and (ii) in the absence of such quorum (either of holders of such class or classes of Capital Stock or of shares other than such class or classes of capital stock, or both), the holders of a majority of the voting power present in person or by proxy, of the class or classes of stock which lack a quorum shall have power to adjourn the meeting for the election of directors which they are entitled to elect, from time to time, without notice other than announcement at the meeting of the time and place of the adjourned meeting, until a quorum is present unless otherwise required by law.

E. Removal and Replacement of Directors

(1) Any Class B Director, Class C Director, Class D Director or Class E Director may be removed from the Board of Directors or from any Committee at any time (i) with or without Cause, only at the direction of, and with the majority vote by (based on ownership of Common Stock), the Holders of the class of Common Stock which designated such director, or (ii) for Cause as determined by a majority of the Board of Directors (excluding the director subject to removal). If a vacancy is created on the Board of Directors or a Committee as a result of the death, disability, retirement, resignation or removal of any member of the Board of Directors, then subject to the provisions of Section B of Article 6, the Holder(s) of the class of Common Stock that designated such member of the Board of Directors shall have the right to designate such person’s replacement, which replacement (i) must have a favorable reputation in the

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business community generally, (ii) must not meet any of the criteria of Rule 262(b) of the Securities Act of 1933, as amended, and (iii) shall not have previously been removed from the Board of Directors for Cause.

(2) For the purposes hereof, “Cause” shall mean the occurrence or existence of any of the following events: (A) such Person’s having engaged in conduct that is or is reasonably expected to be materially injurious to the Corporation or its subsidiaries; (B) the intentional and material breach of the Stockholders Agreement by the Holder who designated such Person or such Person’s intentional and material breach of this Certificate; (C) such Person’s having been convicted of, or having entered a plea bargain or settlement admitting guilt for, any felony or the Person engaging in fraudulent or criminal activity relating to the scope of such Person’s membership on the Board of Directors (whether or not prosecuted); (D) such Person’s having been the subject of any order, judicial or administrative, obtained or issued by the United States Securities and Exchange Commission for any securities violation involving fraud, including, for example, any such order consented to by such Person in which findings of facts or any legal conclusions establishing liability are neither admitted nor denied; (E) such Person’s material violation of the Corporation’s business conduct policies; (F) with respect to a Person who is also an employee of the Corporation, such Person’s gross negligence or material misconduct in the performance of duties and services required of such Person; (G) such Person’s continuing and repeated failure to perform the duties as requested by the Corporation either as an employee, a director or a member of a Committee; or (H) with respect to a Person who is also an employee of the Corporation, the termination of such Person as an employee for cause pursuant to any employment agreement with the Corporation to which such Person is a party.

F. Additional Matters

Notwithstanding anything to the contrary contained herein, all rights for any Holder set forth in this Article 6 shall terminate and be of no further force and effect on the earlier of (x) the closing date of a Qualified IPO or (y) the date that such Holder and its Permitted Transferees cease to beneficially own 5% or more of the Common Stock.

ARTICLE 7

A. Additional Rights of Class B Common Stock

Notwithstanding any other provision of this Certificate, so long as Fischer owns at least 80% of the Class B Common Stock owned by Fischer on April [—], 2010 (calculated prior to any sales of Common Stock pursuant to Section 4.1(b) of the Stockholders Agreement), at any time prior to April [—], 2016, and so long as a Qualified IPO has not yet occurred, the Board of Directors shall neither initiate nor consummate a Company Sale, whether in the form of a stock sale, asset sale, merger or any other form whatsoever, or a liquidation or dissolution of the Corporation, without the prior consent of the Class B Holders, which consent may be withheld in such Class B Holders’ sole discretion.

B. Additional Rights of Class E Common Stock

In addition to any vote or consent of the Board of Directors or the Holders required by Applicable Law and notwithstanding any other provision of this Certificate, the Corporation

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shall not take (or, to the extent applicable, permit any subsidiary of the Corporation to take) any of the following actions, or enter into any arrangement or contract to do any of the following actions, without the prior written consent of Holders owning a majority of the Class E Common Stock (which consent may be given or withheld in the Class E Holders’ sole discretion):

(1)(A) incur, create, assume, guarantee or otherwise become liable with respect to any Indebtedness in excess of one hundred million dollars ($100,000,000) in the aggregate in any 12-month period over the aggregate principal amount of Indebtedness existing at the start of such 12-month period, or (B) enter into or materially amend any contract, agreement, commitment or arrangement to effect any of the transactions prohibited by this clause (1);

(2)(A) refinance, refund, substitute or renew Indebtedness in excess of one hundred million dollars ($100,000,000) in the aggregate in any 12-month period (other than the roll-over of the Corporation’s Existing Credit Facility under substantially similar terms, it being understood that any new credit facility into which the Existing Credit Facility is rolled-over shall have a borrowing base that will authorize borrowings thereunder based upon similar criteria and metrics as are contained in the Existing Credit Facility), or (B) enter into or materially amend any contract, agreement, commitment or arrangement to effect any of the transactions prohibited by this clause (2);

(3) take any action which increases the authorized number of shares of the Common Stock or any other classes of Capital Stock;

(4) issue or exchange equity securities or equity linked securities other than to management of the Corporation pursuant to equity incentive plans approved by the Class E Holders;

(5) engage, retain, pay or agree to pay the fees or expenses of any third party consultant or advisor other than in the ordinary course of business;

(6) enter into any contract or other agreement or arrangement (or series of related contracts, agreements or arrangements) involving anticipated receipts or expenditures or otherwise having a total value over the term of such contract, agreement or arrangement (without any present value discount) greater than a material amount of money, except for those contracts or other agreements or arrangements entered into by the Corporation or any Subsidiary in the ordinary course of business;

(7) declare, set aside or pay any dividend or distribution (whether in cash, stock or property) or capital return in respect of Capital Stock or redeem, purchase or otherwise acquire any shares of Capital Stock (other than repurchases of Capital Stock from employees pursuant to the terms of any agreement entered into by the Corporation or any Subsidiary after the date hereof, provided that such agreement has been approved by a majority in ownership of the other Principal Investors);

(8) make, alter, amend or repeal the certificate of incorporation, articles of incorporation, bylaws, partnership agreement, limited liability Corporation agreement, operating agreement, membership agreement or other constituent documents of the Corporation or any Subsidiary;

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(9)(A) except pursuant to a sale permitted by Section B(19) of this Article 7, sell the Corporation or any Subsidiary, or (B) expect pursuant to an acquisition permitted by Section B(17) of this Article 7, merge, consolidate or effect any other business combination of the Corporation or any Subsidiary with or into any other Person or a statutory share exchange between the Corporation or any Subsidiary and any other Person; provided, however, that any Reverse Merger shall require the prior written consent of Holders owning a majority of the Class E Common Stock;

(10) take any action to increase or decrease the number of persons constituting the Board of Directors or any Subsidiary, except as provided herein;

(11) liquidate, dissolve, reorganize or recapitalize the Corporation or any Subsidiary;

(12) file any petition by or on behalf of the Corporation or any Subsidiary seeking relief, or consenting to the institution of any proceeding against the Corporation or any Subsidiary seeking to adjudicate it as bankrupt or insolvent, under the law relating to bankruptcy, insolvency or reorganization or relief of debtors;

(13) engage in any business other than the Business;

(14) enter into any transaction with an Affiliate which meets the requirements of disclosure under Item 404 of Regulation S-K (other than transactions with Chesapeake or its Affiliates in the ordinary course of business);

(15) approve or amend the consolidated annual operating and capital budget of the Corporation (the “Annual Budget”) providing for capital expenditures in excess of 100% of discretionary cash flow or spend in excess of 100% of discretionary cash flow in any fiscal year except for (i) acquisitions permitted by Section B(17) of this Article 7, and (ii) expenditures reflected in the Corporation’s 2010 Annual Budget attached as Exhibit C to the Stockholders Agreement; provided that such Annual Budget be prepared in a form and with customary information substantially similar to the 2010 Annual Budget attached as Exhibit C to the Stockholders Agreement with at least the same level of description and information as set forth therein;

(16) enter into any transaction or take any action that, with respect to any capital expenditure category in the Annual Budget, causes the Corporation and its Subsidiaries to exceed the Annual Budget for that particular category by the amount that is 10% of that year’s aggregate Annual Budget, provided that the Corporation shall promptly notify CCMP of any changes to the capital expenditure categories set forth on Exhibit C to the Stockholders Agreement regardless of the monetary amounts of such changes;

(17)(A) in any 12-month period beginning on the date of the Stockholders Agreement, make any acquisition in any one or series of transactions, by purchase of securities or assets or otherwise, of any Person, business or other enterprise, or any assets, for an amount in excess of one hundred million dollars ($100,000,000) in the aggregate in any 12-month period, or (B) the making of any investment (exclusive of amounts on deposit with banks or lending institutions and short term investments of excess cash) in any Person (or group of related Persons) in excess of one hundred million dollars ($100,000,000) in the aggregate in any one transaction or series of transactions (whether by way of exchange, purchase, capital contribution or otherwise);

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(18) sell, divest, transfer, convey or encumber (except as required by the Existing Credit Facility) in any one transaction or a series of transactions of any division or other business enterprise, or any assets, of the Corporation or any Subsidiary for an amount in excess of one hundred million dollars ($100,000,000) in any 12-month period (other than the sale of inventory and other assets in the ordinary course of business);

(19) sell equity interests of a Subsidiary to any party other than (A) the Corporation or a wholly-owned Subsidiary of the Corporation, or (B) in an amount less than or equal to twenty five million dollars ($25,000,000) of value in the aggregate;

(20)(A) elect, appoint, remove (except for cause) or otherwise terminate any member of senior management (meaning officers with titles of Senior Vice President or more senior) or materially change the duties or compensation of any such member, or (B) enter into, amend, terminate or waive any material provision under any employment, severance, consulting or other agreement with any member of senior management; and

(21) except as otherwise contemplated in this Section B of Article 7, enter into any contract, agreement, arrangement or commitment to do, or authorize, approve, ratify or confirm, or delegate the power to act on behalf of the Corporation or any Subsidiary or the Board of Directors in respect of, any of the foregoing.

C. Additional Matters

Notwithstanding anything to the contrary contained herein, all rights for any Holder set forth in this Article 7 shall terminate and be of no further force and effect on the earlier of (x) the closing date of a Qualified IPO or (y) the date that such Holder and its Permitted Transferees cease to beneficially own 5% or more of the Common Stock.

ARTICLE 8

A director of the Corporation shall not be personally liable either to the Corporation or to any stockholder for monetary damages for breach of fiduciary duty as a director, except (i) for any breach of the director’s duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) for any matter in respect of which such director shall be liable under Section 174 of Title 8 of the DGCL or any amendment thereto or successor provision thereof, or (iv) for any transaction from which the director derived an improper personal benefit. Neither amendment nor repeal of this Article 8 nor the adoption of any provision of this Certificate inconsistent with this Article 8 shall eliminate or reduce the effect of this Article 8 in respect of any matter occurring, or any cause of action, suit or claim that, but for this Article 8, would accrue or arise, prior to such amendment, repeal or adoption of any inconsistent provision. If the DGCL is amended to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director of the Corporation shall be eliminated or limited to the fullest extent permitted by the DGCL, as so amended.

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ARTICLE 9

To the maximum extent permitted by Delaware law in effect from time to time, the Corporation shall indemnify and, without requiring a preliminary determination of the ultimate entitlement to indemnification, shall pay or reimburse reasonable expenses in advance of final disposition of a proceeding to (a) any individual who is a present or former director or officer of the Corporation and who is made a party to the proceeding by reason of his service in that capacity or (b) any individual who, while a director of the Corporation and at the request of the Corporation, serves or has served another corporation, real estate investment trust, partnership, joint venture, trust, employee benefit plan or any other enterprise as a director, officer, partner or trustee of such corporation, real estate investment trust, partnership, joint venture, trust, employee benefit plan or other enterprise and who is made a party to the proceeding by reason of his service in that capacity against judgments, penalties, fines, settlements and reasonable expenses actually incurred by them, unless it is established that (i) the act or omission of the director or officer was material to the matter giving rise to the proceeding and (A) was committed in bad faith or (B) was the result of active and deliberate dishonesty, (ii) the director or officer actually received an improper personal benefit, or (iii) in the case of any criminal proceeding, the director or officer had reasonable cause to believe that the act or omission was unlawful. The Corporation may, with the approval of its Board of Directors, provide such indemnification and advance for expenses to a person who served a predecessor of the Corporation in any of the capacities described in (a) or (b) above and to any employee or agent of the Corporation or a predecessor of the Corporation. The Corporation shall, as a condition to advancing expenses to a director or officer, obtain a written undertaking by or on behalf of such director or officer to repay the amount paid or reimbursed by the Corporation if it shall ultimately be determined that such persons are not entitled to be indemnified by the Corporation under Delaware law or any applicable contract.

Notwithstanding any provision of this Certificate, the bylaws of the Corporation, or other organizational document of the Corporation or any of its Subsidiaries, or contract to which the Corporation or any of its Subsidiaries is a party, to the contrary, the Corporation and each of its Subsidiaries acknowledges and agrees that (i) the Corporation and its Subsidiaries are, and shall at all times be, the indemnitors of first resort with respect to any and all matters for which advancement of expenses and indemnification are provided by the Corporation or its Subsidiaries to or on behalf of any Persons designated by either the Class D Holders or the Class E Holders to serve as a Class D Director or Class E Director, as applicable (each such Person, an “Indemnitee”), and (ii) the obligations of the Corporation and its Subsidiaries to each Indemnitee are primary, and any obligations of any Class D Holder, Class E Holder or any Affiliate thereof to provide advancement of expenses or indemnification for any losses, claims, damages or liabilities incurred by any Indemnitee and for which the Corporation or any of its Subsidiaries has agreed (or is otherwise obligated) to indemnify Indemnitee are secondary.

The Corporation and each of its Subsidiaries hereby unconditionally and irrevocably waives, relinquishes and releases (and covenants and agrees not to exercise, and to cause each of its Affiliates not to exercise), any claims or rights that it or any of its Affiliates may now have or hereafter acquire against any Class D Holder, Class E Holder or Affiliate thereof that arise from or relate to the existence, payment, performance or enforcement obligation of the Corporation, such Subsidiary or their respective Affiliates to any Indemnitee, including any right of

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subrogation, reimbursement, exoneration, contribution or indemnification, whether such right to claim, take or receive from any Class D Holder, Class E Holder or any Affiliate thereof, directly or indirectly, in cash or other property or by set-off or in any other manner, any payment or security or other credit support on account of such claim, remedy or right.

Neither the amendment nor repeal of this Article 9, nor the adoption or amendment of any other provision of the Certificate inconsistent with this Article 9 shall eliminate or reduce the effect of this Article 9 in respect of any matter occurring, or any cause of action, suit or claim that, but for this Article 9, would accrue or arise, prior to such amendment, repeal or adoption of an inconsistent provision.

The Corporation shall have the power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, employee benefit plan, trust or other enterprise against any liability asserted against such person and incurred by such person in any such capacity, or arising out of such person’s status as such, whether of not the Corporation would have the power to indemnify such person against such liability under the provisions of this Article 9 or otherwise.

ARTICLE 10

Except as otherwise provided in the second sentence of this Article 10, (i) no Holder and no stockholder, member, manager, partner or Affiliate of any Holder shall have any duty to communicate or present an investment or business opportunity or prospective economic advantage to the Corporation or any of its Subsidiaries in which the Corporation or one of its Subsidiaries may, but for the provisions of this Article 10, have an interest or expectancy (“Corporate Opportunity”), and (ii) no Holder, stockholder, member, manager, partner or Affiliate of any Holder (even if also a director of the Corporation) will be deemed to have breached any fiduciary or other duty or obligation to the Corporation or any other Holder by reason of the fact that any such Person pursues or acquires a Corporate Opportunity for itself or its Affiliates or directs, sells, assigns or transfers such Corporate Opportunity to another Person or does not communicate information regarding such Corporate Opportunity to the Corporation. The Corporation, on behalf of itself and its Subsidiaries, and each Holder renounce any interest in a Corporate Opportunity and any expectancy that a Corporate Opportunity will be offered to the Corporation or such Holder; provided that the Corporation does not renounce any interest or expectancy it may have in any Corporate Opportunity that is offered to an officer of the Corporation whether or not such individual is also a director or officer of a Holder, if such opportunity is expressly offered to such Person in his or her capacity as an officer of the Corporation and the Parties recognize that the Corporation reserves such rights; provided further that if a Class E Director has information that is regarding or may result in a Corporate Opportunity and has a conflict concerning such Corporate Opportunity, such Class E Director must (i) recuse himself or herself from any Corporation discussions or deliberations regarding the Corporate Opportunity and (ii) refrain from taking, directly or indirectly, any intentional action that materially and adversely affects or is reasonably expected to materially and adversely affect the Corporation’s interest in or expectancy regarding the Corporate Opportunity. For the avoidance of doubt, nothing in this Article 10 shall affect or restrict the rights of a Holder to exercise its rights under Article 7 hereof.

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ARTICLE 11

Whenever a compromise or arrangement is proposed between this Corporation and its creditors or any class of them and/or between this Corporation and its stockholders or any class of them, any court of equitable jurisdiction within the State of Delaware may, on the application in a summary way of this Corporation or of any creditor or stockholder thereof or on the application of any receiver or receivers appointed for this Corporation under Section 291 of Title 8 of the DGCL or on the application of trustees in dissolution or of any receiver or receivers appointed for this Corporation under Section 279 of Title 8 of the DGCL order a meeting of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this Corporation, as the case may be, to be summoned in such manner as the said court directs. If a majority in number representing three fourths in value of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this Corporation, as the case may be, agree to any compromise or arrangement and to any reorganization of this Corporation as a consequence of such compromise or arrangement, the said compromise or arrangement and the said reorganization shall, if sanctioned by the court to which the said application has been made, be binding on all the creditors or class of creditors, and/or on all the stockholders or class of stockholders, of this Corporation, as the case may be, and also on this Corporation.

ARTICLE 12

The Corporation is to have perpetual existence.

ARTICLE 13

A. Headings

The headings of the various subdivisions in this Certificate are for convenience of reference only and shall not affect the interpretation of any of the provisions of this Certificate.

B. Certain Definitions

For purposes of this Certificate:

(1) “Affiliate” means, with respect to any Person, any Person controlling, controlled by, or under common control with such Person. For the purposes of this definition, “control” means the possession of the power to direct or cause the direction of management and policies of such Person, whether through the ownership of voting securities, by contract or otherwise.

(2) “Altoma” means Altoma Energy GP, an Oklahoma general partnership.

(3) “Applicable Law” means all applicable provisions of (i) constitutions, treaties, statutes, laws (including the common law), rules, regulations, ordinances, codes or orders of any Governmental Authority, (ii) any consents or approvals of any Governmental Authority, (iii) any orders, decisions, injunctions, judgments, awards, or decrees of, or agreements with, any Governmental Entity, or (iv) any listing requirements of a national securities exchange.

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(4) “Business” means (i) the business of acquiring, exploring, exploiting, developing, producing, operating and disposing of interests in oil, natural gas, liquid natural gas and other hydrocarbon and mineral properties or products produced in association with any of the foregoing; (ii) the business of gathering, marketing, distributing, treating, processing, storing, refining, selling and transporting of any production from such interests or properties and products produced in association therewith and the marketing of oil, natural gas, other hydrocarbons and minerals obtained from unrelated Persons; (iii) any business relating to oil field sales and service; and (iv) any business or activity relating to, arising from, or necessary, appropriate or incidental to the activities described in the foregoing clauses (i) through (iii) of this definition (including, without limitation, the acquisition, development and operation of CO2 producing properties, the acquisition or construction and operation of CO2 pipelines and transportation or sales of CO2, and the ownership and operation of ethanol plants, a by-product of which is the production of CO2, as related to the activities described in the foregoing clauses (i) and (ii)).

(5) “Business Day” means any day other than a day on which banks in the State of Oklahoma or New York are authorized by law to close.

(6) “Capital Stock” means any and all shares of stock, interests, participations or other equivalents (however designated) of capital stock of the Corporation, any and all equivalent ownership interests in a Person (other than a corporation), and any and all warrants, options or other rights to purchase or acquire any of the foregoing.

(7) “CCMP” means CCMP Capital Investors II (AV-2), L.P., a Delaware limited partnership, CCMP Energy I LTD., a Cayman limited company, and CCMP Capital Investors (Cayman) II, L.P., a Cayman limited partnership.

(8) “Chesapeake” means CHK Holdings, L.L.C., an Oklahoma limited liability company.

(9) “Company Sale” shall have the meaning set forth in the Stockholders Agreement.

(10) “Demand IPO” shall have the meaning set forth in the Stockholders Agreement.

(11) “Existing Common Stock” means the Corporation’s common stock, par value $0.01 per share, outstanding immediately prior to the filing of this Certificate with the Delaware Secretary of State.

(12) “Existing Credit Facility” means that certain revolving credit facility dated [            ], 2010, by and among the Corporation in its capacity as Borrower Representative for the Borrowers, JPMorgan Chase Bank, N.A., as Administrative Agent, and each of the Lenders named therein, as amended, restated, modified, renewed, refunded, replaced, or refinanced in accordance with Section B(2) of Article 7 of this Certificate or as otherwise consented to by the Holders of Class E Common Stock.

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(13) “Fischer” means Fischer Investments, L.L.C., an Oklahoma limited liability company.

(14) “Governmental Authority” means any governmental or regulatory authority, agency or court.

(15) “Holder” means any Person owning of record on the books of the Corporation shares of Common Stock.

(16) “Indebtedness” means, with respect to any Person, without duplication, any of the following liabilities, whether secured (with or without limited recourse) or unsecured: (i) all liabilities for borrowed money; (ii) all liabilities evidenced by bonds, debentures, notes or other similar instruments or under financing or capital leases; (iii) all liabilities for guarantees of another Person in respect of liabilities of the type set forth in clauses (i) and (ii); (iv) all reimbursement obligations under letters of credit (including standby and commercial); and (v) all liabilities for accrued but unpaid interest expense and unpaid penalties, fees, charges and prepayment premiums that are payable, in each case, with respect to any of the obligations of a type described in clauses (i) through (iv) above.

(17) “Indemnitee” shall have the meaning set forth in Article 9.

(18) “Permitted Transferee” shall have the meaning set forth in the Stockholders Agreement.

(19) “Person” means a natural person, a corporation, a limited liability company, a partnership, an association, a trust or any other entity or organization, including a Governmental Authority.

(20) “Principal Investors” shall have the meaning set forth in the Stockholders Agreement.

(21) “Qualified IPO” means a consummated initial public offering of shares of Common Stock resulting in proceeds to the Corporation of at least two hundred fifty million dollars ($250,000,000), which is underwritten on a firm commitment basis by a nationally-recognized investment banking firm, and which results in the initial listing or quotation of the Common Stock on any national securities exchange.

(22) “Reverse Merger” means any direct or indirect merger between the Corporation and any public company (other than a cash-out merger where the Corporation is the surviving entity).

(23) “Stockholders Agreement” means that certain Stockholders Agreement dated April [—], 2010, between the Corporation, CCMP, Fischer, Altoma, Chesapeake and each other Holder who may duly and properly become bound by the terms thereof, as amended or modified in accordance with the terms thereof.

(24) “Subsidiary” means (i) any corporation or other entity a majority of the capital stock or other equity securities of which having ordinary voting power to elect a majority of the

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board of directors or other Persons performing similar functions is at the time owned, directly or indirectly, with power to vote, by the Corporation or any direct or indirect Subsidiary of the Corporation, (ii) any limited liability company in which the Corporation or any direct or indirect Subsidiary is the sole managing member or (iii) any partnership in which the Corporation or any direct or indirect Subsidiary is a general partner.

(25) “Transfer,” including the correlative terms “Transferring” or “Transferred,” means any direct or indirect transfer, assignment, sale, gift, pledge, hypothecation or other encumbrance, or any other disposition (whether voluntary or involuntary or by operation of law), of shares of Common Stock (or any interest (pecuniary or otherwise) therein or right thereto), including, without limitation, derivative or similar transactions or arrangements whereby a portion or all of the economic interest in, or risk of loss or opportunity for gain with respect to, shares of Common Stock is transferred or shifted to another Person.

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I, THE UNDERSIGNED, hereunto set my hand this [    ]th day of [            ], 2010.

/s/
Mark A. Fischer
Chief Executive Officer and President

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Exhibit B-2

AMENDED AND RESTATED

BYLAWS

OF

CHAPARRAL ENERGY, INC.

(AS OF APRIL [    ], 2010)

PREAMBLE

These Amended and Restated Bylaws (“Bylaws”) are subject to, and governed by, the General Corporation Law of the State of Delaware (“DGCL”) and the Second Amended and Restated Certificate of Incorporation of Chaparral Energy, Inc. (the “Corporation”), as amended (the “Certificate of Incorporation”, such term to include the resolutions of the Board of Directors of the Corporation creating any series of preferred stock, par value $0.01 per share, of the Corporation (the “Preferred Stock”)). In the event of a direct conflict between the provisions of these Bylaws and the mandatory provisions of the DGCL or the provisions of the Certificate of Incorporation, such provisions of the DGCL and the Certificate of Incorporation, as the case may be, will be controlling.

ARTICLE I

Offices and Records

Section 1.1 Registered Office and Agent. The registered office and registered agent of the Corporation shall be as designated from time to time by the appropriate filing by the Corporation in the office of the Secretary of State of the State of Delaware.

Section 1.2 Other Offices. The Corporation may also have offices at such other places, both within and without the State of Delaware, as the Board of Directors of the Corporation (the “Board of Directors”) may from time to time determine or as the business of the Corporation may require.

Section 1.3 Books and Records. The books and records of the Corporation may be kept at the Corporation’s principal office in Oklahoma City, Oklahoma or at such other locations within or outside the State of Delaware as may from time to time be designated by the Board of Directors.

ARTICLE II

Meetings of Stockholders

Section 2.1 Annual Meetings.

(a) An annual meeting of the Corporation’s stockholders (the “Stockholders”) shall be held each calendar year for the purposes of (i) electing directors as provided in Article III and (ii) transacting such other business as may properly be brought before the meeting. Each annual meeting shall be held on such date (no later than 13 months after the date of the last annual meeting of Stockholders) and at such time as shall be designated by the Board of Directors and stated in the notice or waivers of notice of such meeting.

Section 2.2 Special Meetings. Special meetings of the Stockholders, for any purpose or purposes, may be called at any time by the Chairman of the Board (if any) or the Chief Executive Officer and shall be called by the Secretary within ten (10) days after the written request, or by resolution adopted by the affirmative vote, of a majority of the total number of directors then in office, which request or resolution shall fix the date, time and place, and state the purpose or purposes, of the proposed meeting. Except as provided by applicable law, these Bylaws or the Certificate of Incorporation, Stockholders shall not be entitled to call a special meeting of Stockholders or to require the Board of Directors or any officer to call such a meeting or to propose business at such a meeting. Business transacted at any special meeting of Stockholders shall be limited to the purposes stated in the notice or waivers of notice of such meeting.

Section 2.3 Place of Meetings. The Board of Directors may designate the place of meeting (either within or without the State of Delaware) for any meeting of Stockholders. If no designation is made by the Board of Directors, the place of meeting shall be held at the principal executive office of the Corporation. In addition, the Board of Directors may determine that the meeting shall not be held at any place, but may instead be held solely by means of remote communications as authorized by these Bylaws.

Section 2.4 Notice of Meetings.

(a) Written notice of each meeting of Stockholders shall be delivered to each Stockholder of record entitled to vote thereat, which notice shall (i) state the place, if any, date and time of the meeting, the means of remote communications, if any, by which Stockholders and proxy holders may be deemed to be present in person and vote at any such meeting and, in the case of a special meeting, the purpose or purposes for which the meeting is called, and (ii) be given not less than 10 nor more than 60 days before the date of the meeting.

(b) Each notice of a meeting of Stockholders shall be given as provided in Section 9.1, except that if no address appears on the Corporation’s books or stock transfer records with respect to any Stockholder, notice to such Stockholder shall be deemed to have been given if sent by first-class mail or telecommunication to the Corporation’s principal executive office or if published at least once in a newspaper of general circulation in the county where such principal executive office is located.

(c) If any notice addressed to a Stockholder at the address of such Stockholder appearing on the books of the Corporation is returned to the Corporation by the United States Postal Service marked to indicate that the United States Postal Service is unable to deliver the notice to the Stockholder at such address, all further notices to such Stockholder at such address shall be deemed to have been duly given without further mailing if the same shall be available to such Stockholder upon written demand of such Stockholder at the principal executive office of the Corporation for a period of one year from the date of the giving of such notice.

(d) Any previously scheduled meeting of the Stockholders may be postponed by resolution of the Board of Directors upon public notice given prior to the time previously scheduled for such meeting.

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Section 2.5 Voting List. At least 10 days before each meeting of Stockholders, the Secretary or other officer or agent of the Corporation who has charge of the Corporation’s stock ledger shall prepare a complete list of the Stockholders entitled to vote at such meeting, arranged in alphabetical order and showing, with respect to each Stockholder, his address and the number of shares registered in his name. Such list shall be open to the examination of any Stockholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least 10 days prior to the meeting: (i) on a reasonably accessible electronic network, provided that the information required to gain access to such list is provided with the notice of the meeting, or (ii) during ordinary business hours, at the principal place of business of the corporation. If the list is made available on an electronic network, then the company may take reasonable steps to ensure that such information is available only to stockholders of the Corporation. If the meeting is to held at a place, the list shall be produced and kept at the time of the meeting during the whole time thereof, and may be inspected by any Stockholder who is present. If the meeting is to be held solely by means of remote communication, then the list shall also be open to the examination of any Stockholder during the whole time of the meeting on a reasonable accessible electronic network, and the information required to access such list shall be provided with the notice of the meeting. The stock ledger of the Corporation shall be the only evidence as to who are the Stockholders entitled to examine any list required by this Section 2.5 or to vote in person or by proxy at any meeting of Stockholders.

Section 2.6 Quorum and Adjournment. The holders of a majority of the voting power of the outstanding shares of the Corporation entitled to vote generally on matters other than the election of directors (the “Voting Stock”), present in person or represented by proxy, shall constitute a quorum at any meeting of Stockholders, except as otherwise provided by applicable law, the Certificate of Incorporation or these Bylaws. If a quorum is present at any meeting of Stockholders, such quorum shall not be broken by the withdrawal of enough Stockholders to leave less than a quorum and the Stockholders may continue to transact business until adjournment, provided that any action taken (other than adjournment) is approved by at least a majority of the shares required to constitute a quorum. If a quorum shall not be present at any meeting of Stockholders, the holders of a majority of the Voting Stock represented at such meeting or, if no Stockholder entitled to vote is present at such meeting, any officer of the Corporation may adjourn such meeting from time to time until a quorum shall be present. Notwithstanding anything in these Bylaws to the contrary, the chairman of any meeting of Stockholders shall have the right, acting in his sole discretion, to adjourn such meeting from time to time. Quorums for the voting on the election of directors shall be determined pursuant to the Certificate of Incorporation.

Section 2.7 Adjourned Meetings. When a meeting of Stockholders is adjourned to another time or place, unless otherwise provided by these Bylaws, notice need not be given of the adjourned meeting if the time, place, if any, thereof, and the means of remote communications, if any, by which stockholders and proxy holders may be deemed present in person and vote at such adjourned meeting, are announced at the meeting at which the adjournment is taken; provided, however, if an adjournment is for more than 30 days or if after an adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each Stockholder entitled to vote thereat. At any adjourned meeting at which a quorum shall be present in person or by proxy, the Stockholders entitled to vote thereat may transact any business which might have been transacted at the meeting as originally noticed.

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Section 2.8 Voting.

(a) Election of directors at all meetings of Stockholders shall be by written ballot, unless otherwise provided in the Certificate of Incorporation; if authorized by the Board of Directors, such requirement of a written ballot shall be satisfied by a ballot submitted by electronic transmission, provided that any such electronic transmission must either set forth or be submitted with information from which it can be determined that electronic transmission was authorized by the stockholder or proxy holder. Except as otherwise provided in the Certificate of Incorporation, directors shall be elected by a plurality of the votes of the shares present in person or represented by proxy at the meeting and entitled to vote on the election of directors. Except as otherwise provided by applicable law, the Certificate of Incorporation or these Bylaws, all matters other than the election of directors submitted to the Stockholders at any meeting shall be decided by the vote of the holders of a majority of the Voting Stock present in person or represented by proxy and entitled to vote on the subject matter. Except as otherwise provided in the Certificate of Incorporation or by applicable law, (i) no Stockholder shall have any right of cumulative voting and (ii) each outstanding share, regardless of class, shall be entitled to one vote on each matter submitted to a vote at a meeting of Stockholders.

(b) Shares standing in the name of another corporation (whether domestic or foreign) may be voted by such officer, agent or proxy as the bylaws of such corporation may prescribe or, in the absence of such provision, as the board of directors of such corporation may determine. Shares standing in the name of a deceased person may be voted by the executor, personal representative or administrator of such deceased person, either in person or by proxy. Shares standing in the name of a guardianship, conservatorship or trust may be voted by the appropriate fiduciary, either in person or by proxy, but no fiduciary shall be entitled to vote shares held in such fiduciary capacity without a transfer of such shares into the name of such fiduciary. Shares standing in the name of a receiver may be voted by such receiver. A Stockholder whose shares are pledged shall be entitled to vote such shares, unless in the transfer by the pledgor on the books of the Corporation he has expressly empowered the pledgee to vote thereon, in which case only the pledgee (or his proxy) may represent the stock and vote thereon.

(c) If shares or other securities having voting power stand of record in the name of two or more persons (whether fiduciaries, members of a partnership, joint tenants, tenants in common, tenants by the entirety or otherwise) or if two or more persons have the same fiduciary relationship respecting the same shares, unless the Secretary is given written notice to the contrary and is furnished with a copy of the instrument or order appointing them or creating the relationship wherein it is so provided, their acts with respect to voting shall have the following effect:

(i) if only one votes, his act binds all;

(ii) if more than one votes, the act of the majority so voting binds all; and

(iii) if more than one votes but the vote is evenly split on any particular matter, each faction may vote the securities in question proportionately or any person voting the shares, or a beneficiary, (if any) may apply to the Delaware Court of Chancery or such other court as may have jurisdiction to appoint an additional person to act with the person so voting the shares, which shall then be voted as determined by a majority such persons and the person so appointed by the court.

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If the instrument so filed shows that any such tenancy is held in unequal interests, a majority or even-split for the purpose of the paragraph (c) shall be a majority or even-split in interest.

Section 2.9 Proxies.

(a) At any meeting of Stockholders, each Stockholder having the right to vote thereat may be represented and vote either in person or by proxy executed in writing by such Stockholder or by his duly authorized attorney-in-fact. Each such proxy shall be filed with the Secretary of the Corporation at or before the beginning of each meeting at which such proxy is to be voted. Unless otherwise provided therein, no proxy shall be valid after three years from the date of its execution. Each proxy shall be revocable unless expressly provided therein to be irrevocable and coupled with an interest sufficient in law to support an irrevocable power or unless otherwise made irrevocable by applicable law.

(b) A proxy shall be deemed signed if the Stockholder’s name is placed on the proxy (whether by manual signature, telegraphic transmission or otherwise) by the Stockholder or his attorney-in-fact. In the event any proxy shall designate two or more persons to act as proxies, a majority of such persons present at the meeting (or, if only one shall be present, then that one) shall have and may exercise all the powers conferred by the proxy upon all the persons so designated unless the proxy shall otherwise provide.

(c) Except as otherwise provided by applicable law, by the Certificate of Incorporation or by these Bylaws, the Board of Directors may, in advance of any meeting of Stockholders, prescribe additional regulations concerning the manner of execution and filing of proxies (and the validation of same) which may be voted at such meeting.

Section 2.10 Record Date. For the purpose of determining the Stockholders entitled to notice of or to vote at any meeting of Stockholders (or any adjournment thereof) or to receive payment of any dividend or other distribution or allotment of any rights or to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, the Board of Directors may fix a record date, which record date shall not precede the date on which the resolution fixing the record date is adopted by the Board of Directors or be more than 60 nor less than 10 days prior to the date of such meeting nor more than 60 days prior to any other action. If no record date is fixed, (i) the record date for determining Stockholders entitled to notice of or to vote at a meeting of Stockholders shall be at the close of business on the day next preceding the day on which notice is given or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held and (ii) the record date for determining Stockholders for any other purpose shall be at the close of business on the day on which the Board of Directors adopts the resolution relating thereto. A determination of Stockholders of record entitled to notice of or to vote at a meeting of Stockholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for the adjourned meeting.

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Section 2.11 Conduct of Meetings; Agenda.

(a) Meetings of the Stockholders shall be presided over by the officer of the Corporation whose duties under these Bylaws require him to do so; provided, however, if no such officer of the Corporation shall be present at any meeting of Stockholders, such meeting shall be presided over by a chairman to be chosen by a majority of the Stockholders entitled to vote at the meeting who are present in person or by proxy. At each meeting of Stockholders, the officer of the Corporation whose duties under these Bylaws require him to do so shall act as secretary of the meeting; provided, however, if no such officer of the Corporation shall be present at any meeting of Stockholders, the chairman of such meeting shall appoint a secretary. The order of business at each meeting of Stockholders shall be as determined by the chairman of the meeting, including such regulation of the manner of voting and the conduct of discussion as seems to him in order.

(b) The Board of Directors may, in advance of any meeting of Stockholders, adopt an agenda for such meeting, adherence to which the chairman of the meeting may enforce.

Section 2.12 Inspectors of Election; Opening and Closing of Polls.

(a) Before any meeting of Stockholders, the Board of Directors may, and if required by law shall, appoint one or more persons to act as inspectors of election at such meeting or any adjournment thereof. If any person appointed as inspector fails to appear or fails or refuses to act, the chairman of the meeting may, and if required by law or requested by any Stockholder entitled to vote or his proxy shall, appoint a substitute inspector. If no inspectors are appointed by the Board of Directors, the chairman of the meeting may, and if required by law or requested by any Stockholder entitled to vote or his proxy shall, appoint one or more inspectors at the meeting. Notwithstanding the foregoing, inspectors shall be appointed consistent with the mandatory provisions of Section 231 of the DGCL.

(b) Inspectors may include individuals who serve the Corporation in other capacities (including as officers, employees, agents or representatives); provided, however, that no director or candidate for the office of director shall act as an inspector. Inspectors need not be Stockholders.

(c) The inspectors shall (i) determine the number of shares of capital stock of the Corporation outstanding and the voting power of each, the number of shares represented at the meeting, the existence of a quorum and the validity and effect of proxies and (ii) receive votes or ballots, hear and determine all challenges and questions arising in connection with the right to vote, count and tabulate all votes and ballots, determine the results and do such acts as are proper to conduct the election or vote with fairness to all Stockholders. On request of the chairman of the meeting, the inspectors shall make a report in writing of any challenge, request or matter determined by them and shall execute a certificate of any fact found by them. The inspectors shall have such other duties as may be prescribed by Section 231 of the DGCL.

(d) The chairman of the meeting may, and if required by the DGCL shall, fix and announce at the meeting the date and time of the opening and the closing of the polls for each matter upon which the Stockholders will vote at the meeting.

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Section 2.13 Procedures for Bringing Business before Annual Meetings.

(a) Notwithstanding anything in these Bylaws to the contrary, no business shall be conducted at an annual meeting of Stockholders except in accordance with the procedures hereinafter set forth in this Section 2.13; provided, however, that nothing in this Section 2.13 shall be deemed to preclude discussion by any Stockholder of any business properly brought before any annual meeting of Stockholders in accordance with such procedures.

(b) At any annual meeting of Stockholders, only such business shall be conducted as shall have been properly brought before the meeting. To be properly brought before an annual meeting, business (other than business relating to any nomination of directors, which is governed by Section 3.5) must be (i) specified in the notice of meeting (or any supplement thereto) given by or at the direction of the Board of Directors (or any duly authorized committee thereof), (ii) otherwise properly brought before the meeting by or at the direction of the Chairman of the Meeting or Board of Directors (or any duly authorized committee thereof) or (iii) otherwise properly brought before the meeting by a Stockholder of record entitled to vote in the election of directors generally, in compliance with the provisions of this Section 2.13 and a proper subject to be brought before such meeting. In addition to any other applicable requirements, for business to be properly brought before an annual meeting by a Stockholder (other than business relating to any nomination of directors, which is governed by Section 3.5), the Stockholder must have given timely notice thereof in writing to the Secretary. To be timely, a Stockholder’s notice must be delivered to or mailed and received at the principal executive office of the Corporation not less than the close of business on the date 120 days nor more than 180 days prior to the first anniversary of the date of the preceding year’s annual meeting; provided, however, that if no annual meeting was held in the previous year or the date of the annual meeting of Stockholders has been changed by more than 30 calendar days from the date contemplated at the time of the previous year’s proxy statement, the notice must be received by the Corporation not later than the close of business on the later of 120 days and not sooner than 180 days prior to the first anniversary of the date of the preceding year’s annual meeting or the 10th day following the day on which public announcement of the date of such meeting is first made by the Corporation. Any meeting of Stockholders which is adjourned and will reconvene within 30 days after the meeting date as originally noticed shall, for purposes of any Stockholder’s notice contemplated by this paragraph (b), be deemed to be a continuation of the original meeting, and no business may be brought before such adjourned meeting by any Stockholder unless timely notice of such business was given to the Secretary of the Corporation for the meeting as originally noticed. In no event shall the public disclosure of an adjournment of an annual meeting of stockholders constitute a new time period for the giving of a stockholder’s notice as described above.

(c) Each notice given by a Stockholder as contemplated by paragraph (b) above other than a proposed nomination of any person for election or reelection as a director (which is addressed in Section 3.5) shall set forth, as to each matter the Stockholder proposes to bring before the annual meeting: (i) the nature of the proposed business with reasonable particularity, including the exact text of any proposal to be presented for adoption and any supporting statement, which proposal and supporting statement shall not in the aggregate exceed 500 words, and his reasons for conducting such business at the annual meeting; (ii) any material interest of the Stockholder in such business; (iii) the name, principal occupation and record address of the Stockholder; (iv) the class and number of shares of the Corporation which are held of record or

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beneficially owned by the Stockholder; (v) the dates upon which the Stockholder acquired such shares of stock and documentary support for any claims of beneficial ownership; and (vi) such other matters as may be required by the Certificate of Incorporation.

(d) The foregoing right of a Stockholder to propose business for consideration at an annual meeting of Stockholders shall be subject to such conditions, restrictions and limitations as may be imposed by the Certificate of Incorporation. Nothing in this Section 2.13 shall entitle any Stockholder to propose business for consideration at any special meeting of Stockholders.

(e) The chairman of any meeting of Stockholders shall determine whether business has been properly brought before the meeting and, if the facts so warrant, may refuse to transact any business at such meeting which has not been properly brought before the meeting.

(f) Notwithstanding any other provision of these Bylaws, the Corporation shall be under no obligation to include any Stockholder proposal in its proxy statement or otherwise present any such proposal to Stockholders at a meeting of Stockholders if the Board of Directors reasonably believes that the proponents thereof have not complied with Sections 13 and 14 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the rules and regulations promulgated thereunder, and the Corporation shall not be required to include in its proxy statement to Stockholders any Stockholder proposal not required to be included in its proxy statement to Stockholders in accordance with the Exchange Act and such rules or regulations.

(g) Nothing in this Section 2.13 shall be deemed to affect any rights of Stockholders to request inclusion of proposals in the Corporation’s proxy statement pursuant to Rule 14a-8 of the Exchange Act.

(h) Reference is made to the Certificate of Incorporation and Section 3.5 for procedures relating to the nomination of any person for election or reelection as a director of the Corporation.

Section 2.14 Action by Written Consent. Unless otherwise provided by law or the Certificate of Incorporation, any action required or permitted to be taken by the Stockholders may be taken without prior notice and an actual meeting if a consent in writing setting forth the action so taken shall be signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted. Except as provided above, no action shall be taken by the Stockholders by written consent. Prompt notice of the taking of any corporate action without a meeting by less than unanimous written consent shall be given to those Stockholders who have not consented in writing.

ARTICLE III

Board of Directors — Powers, Number, Nominations,

Resignations, Removal, Vacancies and Compensation

Section 3.1 Management. The business and affairs of the Corporation shall be managed by and under the direction of the Board of Directors. In addition to the powers and authorities expressly conferred upon the Board of Directors by these Bylaws, the Board of

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Directors may exercise all the powers of the Corporation and do all such lawful acts and things as are not by law, by the Certificate of Incorporation or by these Bylaws directed or required to be exercised or done by the Stockholders.

Section 3.2 Number. Subject to any limitations in the Certificate of Incorporation, the number of directors shall be fixed from time to time exclusively by resolution adopted by a majority of the directors then in office, but shall consist of not less than five (5) nor more than ten (10) directors, subject, however, to increases above ten (10) members as may be required in order to permit the holders of any series of Preferred Stock to elect directors under specified circumstances. Subject to any limitations in the Certificate of Incorporation, the maximum number of directors may not be increased by the Board of Directors to exceed ten (10) without the affirmative vote of a majority of the members of the entire Board of Directors. After all shares of the Corporation’s common stock, par value $0.01 per share (the “Common Stock”) (other than class A common stock) have been converted into shares of class A common stock as contemplated by the Certificate of Incorporation, the number of directors of the Corporation, other than those who may be elected by the holders of one or more series of Preferred Stock issued by the Corporation voting separately by class or series, shall be fixed from time to time exclusively by the Board of Directors pursuant to a resolution adopted by a majority of all of the members of the Board of Directors at such time.

Section 3.3 Qualification. A director need not be Stockholder or resident of the State of Delaware. Each director must have attained twenty-one (21) years of age.

Section 3.4 Election; Term of Office.

(a) Subject to Sections 3.8 and 3.9 of these Bylaws, each director elected at an annual meeting of Stockholders to succeed a director whose term is expiring shall hold office until the next annual meeting of Stockholders after his election or until his successor is elected and qualified or until his earlier death, resignation or removal. Notwithstanding anything in these Bylaws to the contrary, whenever the holders of any one or more classes or series of Common Stock or Preferred Stock issued by the Corporation shall have the right, voting, separately by class or series, to elect directors at an annual meeting or the election, term or office, filling of vacancies and other features of such directorships shall be governed by the Certificate of Incorporation applicable thereto.

(b) Directors shall be elected by Stockholders only as set forth in the Certificate of Incorporation.

(c) No decrease in the number of directors constituting the number of directors then in office shall have the effect of shortening the term of any incumbent director.

Section 3.5 Nominations.

(a) Notwithstanding anything in these Bylaws to the contrary, only persons who are nominated in accordance with the procedures hereinafter set forth in this Section 3.5 shall be eligible for election as directors of the Corporation.

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(b) Nominations of persons for election to the Board of Directors at a meeting of Stockholders may be made only as set forth in the Certificate of Incorporation.

(c) Each notice given by a Stockholder as contemplated by paragraph (b) above shall set forth the following information, in addition to any other information or matters required by the Certificate of Incorporation:

(i) as to each person whom a Stockholder proposes to nominate for election or re-election as a director in accordance with the Certificate of Incorporation, (A) the exact name of such person, (B) such person’s age, principal occupation, business address and telephone number and residence address and telephone number, (C) the number of shares (if any) of each class of stock of the Corporation owned directly or indirectly by such person and (D) all other information relating to such person that is required to be disclosed in solicitations of proxies for election of directors pursuant to Regulation 14A under the Exchange Act or any successor regulation thereto (including such person’s notarized written acceptance of such nomination, consent to being named in the proxy statement as a nominee and statement of intention to serve as a director if elected);

(ii) as to the Stockholder giving the notice, (A) his name and address, as they appear on the Corporation’s books, (B) his principal occupation, business address and telephone number and residence address and telephone number, (C) the class and number of shares of the Corporation which are held of record or beneficially owned by him and (D) the dates upon which he acquired such shares of stock and documentary support for any claims of beneficial ownership; and

(iii) a description of all arrangements or understandings between the Stockholder giving the notice and each nominee and any other person or persons (naming such person or persons) pursuant to which the nomination or nominations are to be made by such Stockholder.

At the request of the Board of Directors, any person nominated by the Board of Directors for election as a director shall furnish to the Secretary of the Corporation that information required to be set forth in a Stockholder’s notice of nomination which pertains to the nominee.

(d) The foregoing right of a Stockholder to nominate a person for election or reelection to the Board of Directors shall be subject to such conditions, restrictions and limitations as may be imposed by the Certificate of Incorporation.

(e) Nothing in this Section 3.5 shall be deemed to affect any rights of Stockholders to request inclusion of proposals in the Corporation’s proxy statement pursuant to Rule 14a-8 of the Exchange Act.

Section 3.6 Resignations. Any director may resign at any time by giving written notice to the Board of Directors or the Secretary. Such resignation shall take effect at the date of receipt of such notice or at any later time specified therein. Acceptance of such resignation shall not be necessary to make it effective. When one or more directors shall resign from the Board of Directors, effective at a future date, such vacancy or vacancies shall be filled pursuant to Section 3.8 of these Bylaws, to take effect when such resignation or resignations shall become effective,

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and each Director so chosen shall hold office for the unexpired portion of the term of the Director whose place shall be vacated and until his successor shall have been duly elected and qualified.

Section 3.7 Removal. Any director may be removed from the Board of Directors or from any committee thereof at any time (i) with or without Cause (as defined in the Certificate of Incorporation), only at the direction of, and with the majority vote by (based on ownership of Common Stock or Preferred Stock), the stockholders of the class of Common Stock or Preferred Stock which designated such director, or (ii) for Cause as determined by a majority of the Board of Directors (excluding the director subject to removal).

Section 3.8 Vacancies.

(a) If a vacancy is created on the Board of Directors or a committee thereof as a result of the death, disability, retirement, resignation or removal of any member of the Board of Directors, then a replacement shall be designated in accordance with the Certificate of Incorporation. If there are no directors then in office, an election of directors may be held in the manner provided by applicable law.

(b) Any newly-created directorship resulting from any increase in the number of directors constituting the total number of directors which the Corporation would have if there were no vacancies may be filled by a majority of the directors then in office (though less than a quorum), or by the sole remaining director. Each director so appointed shall hold office until his successor is elected and qualified or until his earlier death, resignation or removal.

(c) Except as expressly provided in these Bylaws or the Certificate of Incorporation or as otherwise provided by law, Stockholders shall not have any right to fill vacancies on the Board of Directors, including newly-created directorships.

(d) If, as a result of a disaster or emergency (as determined in good faith by the then remaining directors), it becomes impossible to ascertain whether or not vacancies exist on the Board of Directors and a person is or persons are elected by the directors, who in good faith believe themselves to be a majority of the remaining directors, or the sole remaining director, to fill a vacancy or vacancies that such remaining directors in good faith believe exists, then the acts of such person or persons who are so elected as directors shall be valid and binding upon the Corporation and the Stockholders, although it may subsequently develop that at the time of the election (i) there was in fact no vacancy or vacancies existing on the Board of Directors or (ii) the directors, or the sole remaining director, who so elected such person or persons did not in fact constitute a majority of the remaining directors.

Section 3.9 Subject to Rights of Holders of Preferred Stock. Notwithstanding the foregoing provisions of this Article III, if the resolutions of the Board of Directors creating any series of Preferred Stock entitle the holders of such Preferred Stock, voting separately by series, to elect additional directors under specified circumstances, then all provisions of such resolutions relating to the nomination, election, term of office, removal, filling of vacancies and other features of such directorships shall, as to such directorships, govern and control over any conflicting provisions of this Article III.

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Section 3.10 Compensation. Except as set forth in the Stockholders’ Agreement (as defined in the Certificate of Incorporation), the Board of Directors shall have the authority to fix, and from time to time to change, the compensation of directors. Each director shall be entitled to reimbursement from the Corporation for his reasonable expenses incurred in attending meetings of the Board of Directors (or any committee thereof) and meetings of the Stockholders. Nothing contained in these Bylaws shall preclude any director from serving the Corporation in any other capacity and receiving compensation therefor. Members of special or standing committees may be allowed like compensation for attending such meetings.

ARTICLE IV

Board of Directors — Meetings and Actions

Section 4.1 Place of Meetings. The directors may hold their meetings and have one or more offices, and keep the books of the Corporation, in such place or places, within or without the State of Delaware, as the Board of Directors may from time to time determine.

Section 4.2 Regular Meetings. Regular meetings of the Board of Directors may be held at such time and place, within or without the State of Delaware, as shall from time to time be determined by the Board of Directors. Except as otherwise provided by applicable law, any business may be transacted at any regular meeting of the Board of Directors.

Section 4.3 Special Meetings. Special meetings of the Board of Directors shall be called by the Secretary at the request of the Chairman of the Board (if any) or the Chief Executive Officer on not less than two (2) business days’ notice to each director, specifying the time, place and purpose of the meeting. Special meetings shall be called by the Secretary on like notice at the written request of any two directors, which request shall state the purpose of the meeting.

Section 4.4 Quorum; Voting.

(a) At all meetings of the Board of Directors, a majority of the total number of directors then in office shall be necessary and sufficient to constitute a quorum for the transaction of business. If a quorum shall not be present at any meeting of the Board of Directors, the directors present thereat may adjourn the meeting from time to time (without notice other than announcement at the meeting) until a quorum shall be present. A meeting of the Board of Directors at which a quorum is initially present may continue to transact business notwithstanding the withdrawal of directors; provided, however, that no action of the remaining directors shall constitute the act of the Board of Directors unless the action is approved by at least a majority of the required quorum for the meeting or such greater number of directors as shall be required by applicable law, by the Certificate of Incorporation or by these Bylaws.

(b) The act of a majority of the directors present at any meeting of the Board of Directors at which there is a quorum shall be the act of the Board of Directors unless by express provision of law, the Certificate of Incorporation or these Bylaws a different vote is required, in which case such express provision shall govern and control.

Section 4.5 Conduct of Meetings. At meetings of the Board of Directors, business shall be transacted in such order as shall be determined by the chairman of the meeting unless the

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Board of Directors shall otherwise determine the order of business. The Board of Directors shall keep regular minutes of its proceedings which shall be placed in the minute book of the Corporation.

Section 4.6 Presumption of Assent. A director who is present at a meeting of the Board of Directors at which action on any corporate matter is taken shall be presumed to have assented to such action unless his dissent shall be entered in the minutes of the meeting or unless he shall file his written dissent to such action with the person acting as secretary of the meeting before the adjournment thereof or shall forward any dissent by certified or registered mail to the Secretary immediately after the adjournment of the meeting. Such right to dissent shall not apply to any director who voted in favor of such action.

Section 4.7 Action Without Meeting. Unless otherwise provided in the Certificate of Incorporation or these Bylaws, any action required or permitted to be taken at any meeting of the Board of Directors may be taken without a meeting if all directors consent thereto in writing or by electronic transmission, and the writing or writings or electronic transmission or transmissions are filed with the minutes of proceedings of the Board of Directors. Such filing shall be in proper form if the minutes are maintained in paper and shall be in electronic form if the minutes are maintained in electronic form.

Section 4.8 Telephonic Meetings. Unless otherwise restricted by the Certificate of Incorporation or these Bylaws, members of the Board of Directors may participate in a meeting of the Board of Directors by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and such participation in a meeting shall constitute presence in person at such meeting.

ARTICLE V

Committees of the Board of Directors

Section 5.1 Executive Committee.

(a) The Board of Directors may, by resolution adopted by the affirmative vote of a majority of the number of directors then in office, designate an Executive Committee which, during the intervals between meetings of the Board of Directors and subject to Section 5.11, shall have and may exercise, in such manner as it shall deem to be in the best interests of the Corporation, all of the powers of the Board of Directors in the management or direction of the business and affairs of the Corporation, except as reserved to the Board of Directors or as delegated by the Board of Directors to another committee of the Board of Directors or as may be prohibited by law. The Executive Committee shall consist of not less than two directors (the exact number to be determined from time to time by the affirmative vote of a majority of the Board of Directors) but in any event must have one member designated by holders of the class B common stock of the Corporation and one member designated by holders of the class E common stock of the Corporation. None of the members of the Executive Committee need be an officer of the Corporation.

(b) Meetings of the Executive Committee may be called at any time by the Chairman of the Board (if any) or the Chief Executive Officer on not less than one day’s notice to each member given verbally or in writing, which notice shall specify the time, place and purpose of the meeting.

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Section 5.2 Other Committees. The Board of Directors may, by resolution adopted by a majority of the number of directors then in office, establish additional standing or special committees of the Board of Directors, each of which shall consist of two or more directors (the exact number to be determined from time to time by the affirmative vote of a majority of the Board of Directors) but in any event must include one member designated by holders of the class B common stock of the Corporation and one member designated by holders of the class E common stock of the Corporation, and, subject to Section 5.11, shall have such powers and functions as may be delegated to it by the Board of Directors. No member of any such additional committee need be an officer of the Corporation. The committees may include an audit committee, a compensation committee and a nominating and corporate governance committee meeting the requirements of applicable law or the applicable listing standards of any securities exchange on which securities of the Company are then listed or included for quotation, including any transition rules that may apply.

Section 5.3 Subcommittees. Unless otherwise provided in the Certificate of Incorporation or the resolution of the board of directors designating the committee, a committee may create one or more subcommittees, each subcommittee to consist of one or more members of the committee, and delegate to a subcommittee any or all of the powers and authority of the committee.

Section 5.4 Term. Each member of a committee of the Board of Directors shall serve as such until the earliest of (i) his death, (ii) the expiration of his term as a director, (iii) his resignation as a member of such committee or as a director and (iv) his removal as a member of such committee or as a director.

Section 5.5 Committee Changes; Removal. The Board of Directors shall have the power at any time to fill vacancies in, to change the membership of and to abolish any committee of the Board of Directors except those committees required under the rules of the Securities and Exchange Commission and the New York Stock Exchange, if applicable; provided, however, that no such action shall be taken in respect of the Executive Committee unless approved by a majority of the number of directors then in office; provided, further that in no event can the membership of any committee be changed to remove a member appointed by the class B common stock and the class E common stock if, after such removal, there would be no members appointed by the class B common stock or class E common stock, as applicable, remaining on such committee.

Section 5.6 Rules and Procedures.

(a) The Board of Directors may designate one member of each committee as chairman of such committee; provided, however, that, except as provided in the following sentence, no person shall be designated as chairman of the Executive Committee unless approved by a majority of the number of directors then in office. If a chairman is not so designated for any committee, the members thereof shall designate a chairman.

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(b) Each committee shall adopt its own rules (not inconsistent with these Bylaws or with any specific direction as to the conduct of its affairs as shall have been given by the Board of Directors) governing the time, place and method of holding its meetings and the conduct of its proceedings and shall meet as provided by such rules.

(c) If a committee is comprised of an odd number of members, a quorum shall consist of a majority of that number. If a committee is comprised of an even number of members, a quorum shall consist of one-half of that number. If a committee is comprised of two members, a quorum shall consist of both members. If a quorum is not present at a meeting of any committee, a majority of the members present may adjourn the meeting from time to time, without notice other than an announcement at the meeting, until a quorum is present. The act of a majority of the members present at any meeting at which a quorum is in attendance shall be the act of a committee, unless the act of a greater number is required by law, the Certificate of Incorporation, these Bylaws or the committee’s rules as adopted in Section 5.7(b).

(d) Each committee shall keep regular minutes of its meetings and report the same to the Board of Directors when requested.

(e) Unless otherwise provided by these Bylaws or by the rules adopted by any committee, notice of the time and place of each meeting of such committee shall be given to each member of such committee as provided in these Bylaws with respect to notices of special meetings of the Board of Directors.

Section 5.7 Presumption of Assent. A member of a committee of the Board of Directors who is present at a meeting of such committee at which action on any corporate matter is taken shall be presumed to have assented to such action unless his dissent shall be entered in the minutes of the meeting or unless he shall file his written dissent to such action with the person acting as secretary of the meeting before the adjournment thereof or shall forward any dissent by certified or registered mail to the Secretary of the Corporation immediately after the adjournment of the meeting. Such right to dissent shall not apply to any member who voted in favor of such action.

Section 5.8 Action Without Meeting. Unless otherwise provided in the Certificate of Incorporation or these Bylaws, any action required or permitted to be taken at any meeting of a committee of the Board of Directors may be taken without a meeting if all members of such committee consent thereto in writing or by electronic transmission, and the writing or writings or electronic transmission or transmissions are filed with the minutes of proceedings of the committee. Such filing shall be in proper form if the minutes are maintained in paper and shall be in electronic form if the minutes are maintained in electronic form.

Section 5.9 Telephonic Meetings. Unless otherwise restricted by the Certificate of Incorporation or these Bylaws, members of any committee of the Board of Directors may participate in a meeting of such committee by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and such participation in a meeting shall constitute presence in person at such meeting.

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Section 5.10 Resignations. Any committee member may resign at any time by giving written notice to the Board of Directors or the Secretary. Such resignation shall take effect at the date of receipt of such notice or at any later time specified therein. Acceptance of such resignation shall not be necessary to make it effective.

Section 5.11 Limitations on Authority. Unless otherwise provided in the Certificate of Incorporation, no committee of the Board of Directors shall have the power or authority to (i) authorize an amendment to the Certificate of Incorporation, (ii) adopt an agreement of merger or consolidation, recommend to the Stockholders the sale, lease or exchange of all or substantially all of the Corporation’s property and assets, (iii) recommend to the Stockholders a dissolution of the Corporation or a revocation of a dissolution, (iv) amend these Bylaws, (v) declare a dividend or other distribution on, or authorize the issuance, purchase or redemption of, securities of the Corporation, (vi) elect any officer of the Corporation or (vii) approve any material transaction between the Corporation and one or more of its directors, officers or employees or between the Corporation and any corporation, partnership, association or other organization in which one or more of its directors, officers or employees are directors or officers or have a financial interest; provided, however, that, subject to the Certificate of Incorporation, the Executive Committee may, to the extent authorized in the resolution or resolutions providing for the issuance of shares of Preferred Stock adopted by the Board of Directors as provided in the Certificate of Incorporation, fix the designations and any of the preferences or rights of such shares relating to dividends, redemption, dissolution, any distribution of assets of the Corporation or the conversion into, or the exchange of such shares for, shares of any other class or classes of stock of the Corporation or fix the number of shares of any series of stock or authorize the decrease or increase of the shares of any such series.

ARTICLE VI

Officers

Section 6.1 Number; Titles; Qualification; Term of Office.

(a) The officers of the Corporation shall be a Chief Executive Officer, a President, a Secretary and a Treasurer. The Board of Directors from time to time may also elect such other officers (including, without limitation, a Chairman of the Board and one or more Vice Presidents) as the Board of Directors deems appropriate or necessary. Each officer shall hold office until his successor shall have been duly elected and shall have been qualified or until his earlier death, resignation or removal. Any two or more offices may be held by the same person, but no officer shall execute any instrument in more than one capacity if such instrument is required by law or any act of the Corporation to be executed or countersigned by two or more officers. None of the officers need be a Stockholder or a resident of the State of Delaware. No officer (other than the Chairman of the Board, if any) need be a director.

(b) The Board of Directors may delegate to the Chairman of the Board (if any) and/or the Chief Executive Officer the power to appoint one or more employees of the Corporation as divisional or departmental vice presidents and fix their duties as such appointees. However, no such divisional or departmental vice presidents shall be considered an officer of the Corporation, the officers of the Corporation being limited to those officers elected by the Board of Directors.

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Section 6.2 Election. At the first meeting of the Board of Directors after each annual meeting of Stockholders at which a quorum shall be present, the Board of Directors shall elect the officers of the Corporation.

Section 6.3 Removal. Any officer may be removed, either with or without cause, by the Board of Directors; provided, however, that (i) the Chairman of the Board (if any) and the Chief Executive Officer may be removed only by the affirmative vote of a majority of the Board of Directors or as contemplated by any applicable employment agreement, and (ii) the removal of any officer shall be without prejudice to the contract rights, if any, of such officer. Election or appointment of an officer shall not of itself create contract rights.

Section 6.4 Resignations. Any officer may resign at any time by giving written notice to the Board of Directors, the Chairman of the Board (if any) or the Chief Executive Officer. Any such resignation shall take effect on receipt of such notice or at any later time specified therein. Unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective. Any such resignation is without prejudice to the rights, if any, of the Corporation under any contract to which the officer is a party.

Section 6.5 Vacancies. If a vacancy shall occur in any office because of death, resignation, removal, disqualification or any other cause, the Board of Directors may elect or appoint a successor to fill such vacancy for the remainder of the term; provided that no officer removed for Cause may be elected or appointed as an officer of the Company.

Section 6.6 Salaries. The salaries of all officers of the Corporation shall be fixed by the Board of Directors or pursuant to its direction, and no officer shall be prevented from receiving such salary by reason of the fact that he is also a director of the Corporation.

Section 6.7 Chairman of the Board. The Chairman of the Board (if any) shall have all powers and shall perform all duties incident to the office of Chairman of the Board and such other powers and duties as may be prescribed by the Board of Directors or these Bylaws. The Chairman of the Board, if present, shall preside at all meetings of the Board of Directors and of the Stockholders. During the time of any vacancy in the office of Chief Executive Officer or in the event of the absence or disability of the Chief Executive Officer, the Chairman of the Board shall have the duties and powers of the Chief Executive Officer unless otherwise determined by the Board of Directors. In no event shall any third party having dealings with the Corporation be bound to inquire as to any facts required by the terms of this Section 6.7 for the exercise by the Chairman of the Board of the powers of the Chief Executive Officer.

Section 6.8 Chief Executive Officer.

(a) The Chief Executive Officer shall be the chief executive officer of the Corporation and, subject to the supervision, direction and control of the Board of Directors, shall have general supervision, direction and control of the business and officers of the Corporation with all such powers as may be reasonably incident to such responsibilities. He shall have the general powers and duties of management usually vested in the chief executive officer of a corporation.

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(b) During the time of any vacancy in the office of the Chairman of the Board or in the event of the absence or disability of the Chairman of the Board, the Chief Executive Officer shall have the duties and powers of the Chairman of the Board unless otherwise determined by the Board of Directors. During the time of any vacancy in the office of President or in the event of the absence or disability of the President, the Chief Executive Officer shall have the duties and powers of the President unless otherwise determined by the Board of Directors. In no event shall any third party having any dealings with the Corporation be bound to inquire as to any facts required by the terms of this Section 6.8 for the exercise by the Chief Executive Officer of the powers of the Chairman of the Board or the President.

Section 6.9 President. (a) The President shall be the chief operating officer of the Corporation and, subject to the supervision, direction and control of the Chief Executive Officer and the Board of Directors, shall manage the day-to-day operations of the Corporation. He shall have the general powers and duties of management usually vested in the chief operating officer of a corporation and such other powers and duties as may be assigned to him by the Board of Directors, the Chief Executive Officer or these Bylaws.

(b) During the time of any vacancy in the offices of the Chairman of the Board and Chief Executive Officer or in the event of the absence or disability of the Chairman of the Board and the Chief Executive Officer, the President shall have the duties and powers of the Chief Executive Officer unless otherwise determined by the Board of Directors. In no event shall any third party having any dealings with the Corporation be bound to inquire as to any facts required by the terms of this Section 6.9 for the exercise by the President of the powers the Chief Executive Officer.

Section 6.10 Vice Presidents. In the absence or disability of the President, the Vice Presidents, if any, in order of their rank as fixed by the Board of Directors, or if not ranked, the Vice President designated by the President, shall perform all the duties of the President as chief operating officer of the Corporation, and when so acting shall have all the powers of, and be subject to all the restrictions upon, the President as chief operating officer of the Corporation. In no event shall any third party having dealings with the Corporation be bound to inquire as to any facts required by the terms of this Section 6.10 for the exercise by any Vice President of the powers of the President as chief operating officer of the Corporation. The Vice Presidents shall have such other powers and perform such other duties as from time to time may be assigned to them by the Board of Directors, the Chief Executive Officer or the President.

Section 6.11 Treasurer. The Treasurer shall (i) have custody of the Corporation’s funds and securities, (ii) keep full and accurate account of receipts and disbursements, (iii) deposit all monies and valuable effects in the name and to the credit of the Corporation in such depository or depositories as may be designated by the Board of Directors and (iv) perform such other duties as may be prescribed by the Board of Directors or the Chief Executive Officer.

Section 6.12 Assistant Treasurers. Each Assistant Treasurer shall have such powers and duties as may be assigned to him by the Board of Directors, the Chief Executive Officer or the President. In case of the absence or disability of the Treasurer, the Assistant Treasurer designated by the President (or, in the absence of such designation, the Treasurer) shall perform the duties and exercise the powers of the Treasurer during the period of such absence or

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disability. In no event shall any third party having dealings with the Corporation be bound to inquire as to any facts required by the terms of this Section 6.12 for the exercise by any Assistant Treasurer of the powers of the Treasurer under these Bylaws.

Section 6.13 Secretary. (a) The Secretary shall keep or cause to be kept, at the principal office of the Corporation or such other place as the Board of Directors may order, a book of minutes of all meetings and actions of the Board of Directors, committees of the Board of Directors and Stockholders, with the time and place of holding, whether regular or special, and, if special, how authorized, the notice thereof given, the names of those present at meetings of the Board of Directors and committees thereof, the number of shares of Common Stock or Preferred Stock present or represented at Stockholders’ meetings and the proceedings thereof.

(b) The Secretary shall keep, or cause to be kept, at the principal office of the Corporation or at the office of the Corporation’s transfer agent or registrar, a share register, or a duplicate share register, showing the names of all Stockholders and their addresses, the number and classes of shares held by each, the number and date of certificates issued for the same and the number and date of cancellation of every certificate surrendered for cancellation.

(c) The Secretary shall give, or cause to be given, notice of all meetings of the Stockholders and of the Board of Directors required by these Bylaws or by law to be given, and he shall keep the seal of the Corporation, if one be adopted, in safe custody, and shall have such other powers and perform such other duties as may be prescribed by the Board of Directors, the Chairman of the Board (if any), the Chief Executive Officer, the President or these Bylaws.

(d) The Secretary may affix the seal of the Corporation, if one be adopted, to contracts of the Corporation.

Section 6.14 Assistant Secretaries. Each Assistant Secretary shall have such powers and duties as may be assigned to him by the Board of Directors, the Chairman of the Board (if any), the Chief Executive Officer or the President. In case of the absence or disability of the Secretary, the Assistant Secretary designated by the President (or, in the absence of such designation, the Secretary) shall perform the duties and exercise the powers of the Secretary during the period of such absence or disability. In no event shall any third party having dealings with the Corporation be bound to inquire as to any facts required by the terms of this Section 6.14 for the exercise by any Assistant Secretary of the powers of the Secretary under these Bylaws.

ARTICLE VII

Stock

Section 7.1 Certificates. Certificates for shares of Common Stock and Preferred Stock shall be in such form as shall be approved by the Board of Directors, except that a certificate shall not be in bearer form. The certificates shall be signed (i) by the Chairman of the Board (if any), the President or a Vice President and (ii) by the Secretary, an Assistant Secretary, the Treasurer or an Assistant Treasurer.

Section 7.2 Signatures on Certificates. Any or all of the signatures on the certificates may be a facsimile and the seal of the Corporation (or a facsimile thereof), if one has been

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adopted, may be affixed thereto. In case any officer, transfer agent or registrar who has signed, or whose facsimile signature has been placed upon, a certificate shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, such certificate may be issued by the Corporation with the same effect as if he were such officer, transfer agent or registrar at the date of issue.

Section 7.3 Legends. The Board of Directors shall have the power and authority to provide that certificates representing shares of stock of the Corporation bear such legends and statements (including, without limitation, statements relating to the powers, designations, preferences and relative, participating, optional or other special rights and qualifications, limitations or restrictions of the shares represented by such certificates) as the Board of Directors deems appropriate in connection with the requirements of federal or state securities laws or other applicable laws.

Section 7.4 Lost, Stolen or Destroyed Certificates. The Board of Directors, the Secretary and the Treasurer each may direct a new certificate or certificates to be issued in place of any certificate or certificates theretofore issued by the Corporation alleged to have been lost, stolen or destroyed, in each case upon the making of an affidavit of that fact by the owner of such certificate, or his legal representative. When authorizing such issue of a new certificate or certificates, the Board of Directors, the Secretary or the Treasurer, as the case may be, may, in its or his discretion and as a condition precedent to the issuance thereof, require the owner of such lost, stolen or destroyed certificate or certificates, or his legal representative, to advertise the same in such manner as the Board of Directors, the Secretary or the Treasurer, as the case may be, shall require and/or to furnish the Corporation a bond in such form and substance and with such surety as the Board of Directors, the Secretary or the Treasurer, as the case may be, may direct as indemnity against any claim, or expense resulting from any claim, that may be made against the Corporation with respect to the certificate alleged to have been lost, stolen or destroyed.

Section 7.5 Transfers of Shares. Shares of stock of the Corporation shall be transferable only on the books of the Corporation by the holders thereof in person or by their duly authorized attorneys or legal representatives. Upon surrender to the Corporation, or the transfer agent of the Corporation, of a certificate for shares duly endorsed or accompanied by proper evidence of succession, assignment or authority to transfer, the Corporation or its transfer agent shall issue a new certificate to the person entitled thereto, cancel the old certificate and record the transaction upon the Corporation’s books.

Section 7.6 Registered Stockholders. The Corporation shall be entitled to treat the holder of record of any share of Common Stock or Preferred Stock as the holder in fact thereof and, accordingly, shall not be bound to recognize any equitable or other claim or interest in such share on the part of any other person, whether or not the Corporation shall have express or other notice thereof, except as expressly provided by the laws of the State of Delaware.

Section 7.7 Regulations. The Board of Directors shall have the power and authority to make all such rules and regulations as they may deem expedient concerning the issue, transfer and registration or the replacement of certificates for shares of Common Stock or Preferred Stock, provided that such rules and regulations are consistent with the Certificate of

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Incorporation and Stockholders’ Agreement. The Board of Directors may (i) appoint and remove transfer agents and registrars of transfers and (ii) require all stock certificates to bear the signature of any such transfer agent and/or any such registrar of transfers.

Section 7.8 Stock Options, Warrants, etc. Unless otherwise expressly prohibited in the resolutions of the Board of Directors creating any class or series of preferred stock of the Corporation, the Board of Directors shall have the power and authority to create and issue (whether or not in connection with the issue and sale of any stock or other securities of the Corporation) warrants, rights or options entitling the holders thereof to purchase from the Corporation any shares of capital stock of the Corporation of any class or series or any other securities of the Corporation for such consideration and to such persons, firms or corporations as the Board of Directors, in its sole discretion, may determine, setting aside from the authorized but unissued stock of the Corporation the requisite number of shares for issuance upon the exercise of such warrants, rights or options. Such warrants, rights and options shall be evidenced by one or more instruments approved by the Board of Directors. The Board of Directors shall be empowered to set the exercise price, duration, time for exercise and other terms of such warrants, rights and operations; provided, however, that the consideration to be received for any shares of capital stock subject thereto shall not be less than the par value thereof.

Section 7.9 Authority upon Liquidation or Dissolution. Subject to applicable law and the provisions of the Certificate of Incorporation, any vote or votes authorizing liquidation of the Corporation or proceeding for its dissolution may provide, subject to (i) any agreements among and between Stockholders, (ii) the rights of creditors and (iii) rights expressly provided for particular classes or series of stock, for the distribution pro rata among the Stockholders of the Corporation of assets of the Corporation, wholly or in part in kind, whether such assets be in cash or other property, and may authorize the Board of Directors of the Corporation to determine the value of the different assets of the Corporation for the purpose of such liquidation and may divide, or authorize the Board of Directors of the Corporation to divide, such assets or any part thereof among the Stockholders of the Corporation in such manner that every Stockholder will receive a proportionate amount in value (determined as aforesaid) of cash or property of the Corporation upon such liquidation or dissolution even though each Stockholder may not receive a strictly proportionate part of each such asset.

ARTICLE VIII

Indemnification

Section 8.1 Third Party Actions. To the maximum extent permitted by Delaware law in effect from time to time, the Corporation shall indemnify and, without requiring a preliminary determination of the ultimate entitlement to indemnification, shall pay or reimburse reasonable expenses in advance of final disposition of a proceeding to (a) any individual who is a present or former director or officer of the Corporation and who is made a party to the proceeding by reason of his service in that capacity or (b) any individual who, while a director of the Corporation and at the request of the Corporation, serves or has served another corporation, real estate investment trust, partnership, joint venture, trust, employee benefit plan or any other enterprise as a director, officer, partner or trustee of such corporation, real estate investment trust, partnership, joint venture, trust, employee benefit plan or other enterprise and who is made a party to the proceeding by reason of his service in that capacity against judgments, penalties,

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fines, settlements and reasonable expenses actually incurred by them, unless it is established that (i) the act or omission of the director or officer was material to the matter giving rise to the proceeding and (A) was committed in bad faith or (B) was the result of active and deliberate dishonesty, (ii) the director or officer actually received an improper personal benefit, or (iii) in the case of any criminal proceeding, the director or officer had reasonable cause to believe that the act or omission was unlawful. The Corporation may, with the approval of the Board of Directors, provide such indemnification and advance for expenses to a person who served a predecessor of the Corporation in any of the capacities described in (a) or (b) above and to any employee or agent of the Corporation or a predecessor of the Corporation. The Corporation shall, as a condition to advancing expenses to a director or officer, obtain a written undertaking by or on behalf of such director or officer to repay the amount paid or reimbursed by the Corporation if it shall ultimately be determined that such persons are not entitled to be indemnified by the Corporation under Delaware law or any applicable contract.

Notwithstanding any provision of these Bylaws, the Certificate of Incorporation, or other organizational document of the Corporation or any of its subsidiaries, or contract to which the Corporation or any of its subsidiaries is a party, to the contrary, the Corporation and each of its subsidiaries acknowledges and agrees that (i) the Corporation and its subsidiaries are, and shall at all times be, the indemnitors of first resort with respect to any and all matters for which advancement of expenses and indemnification are provided by the Corporation or its subsidiaries to or on behalf of any persons designated by either the holders of the class D common stock or the class E common stock to serve as a director of the Corporation (each such Person, an “Indemnitee”), and (ii) the obligations of the Corporation and its subsidiaries to each Indemnitee are primary, and any obligations of any holder of class D common stock or class E common stock or any affiliate thereof to provide advancement of expenses or indemnification for any losses, claims, damages or liabilities incurred by any Indemnitee and for which the Corporation or any of its subsidiaries has agreed (or is otherwise obligated) to indemnify Indemnitee are secondary.

The Corporation and each of its subsidiaries hereby unconditionally and irrevocably waives, relinquishes and releases (and covenants and agrees not to exercise, and to cause each of its affiliates not to exercise), any claims or rights that it or any of its affiliates may now have or hereafter acquire against any holder of class D common stock or class E common stock or affiliate thereof that arise from or relate to the existence, payment, performance or enforcement obligation of the Corporation, such subsidiary or their respective affiliates to any Indemnitee, including any right of subrogation, reimbursement, exoneration, contribution or indemnification, whether such right to claim, take or receive from any holder of class D common stock or class E common stock or any affiliate thereof, directly or indirectly, in cash or other property or by set-off or in any other manner, any payment or security or other credit support on account of such claim, remedy or right.

Section 8.2 Actions By or in the Right of the Corporation. The Corporation (i) shall, to the maximum extent permitted from time to time under the laws of the State of Delaware, indemnify every person who is or was a party or who is or was threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that such person is or was a director or officer of the Corporation or any of its direct or indirect subsidiaries or is or was serving at the

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request of the Corporation or any of its direct or indirect subsidiaries as a director, officer or fiduciary of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, and (ii) may, to the maximum extent permitted from time to time under the laws of the State of Delaware, indemnify every person who is or was a party or who is or was threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that such person is or was an employee or agent of the Corporation or any of its direct or indirect subsidiaries or is or was serving at the request of the Corporation or any of its direct or indirect subsidiaries as an employee or agent of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, against expenses (including counsel fees) actually and reasonably incurred by such person in connection with the defense or settlement or such action or suit if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the Corporation; provided, however, that no indemnification shall be made with respect to any claim, issue or matter as to which such person shall have been adjudged to be liable to the Corporation unless and only to the extent that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnification.

Section 8.3 Determination. Any indemnification under Sections 8.1 and 8.2 (unless ordered by a court) shall be made by the Corporation only as authorized in the specific case upon a determination that indemnification of the present or former director, officer, employee or agent is proper in the circumstances because the person has met the applicable standard of conduct set forth in Sections 8.1 and 8.2. Such determination shall be made, with respect to a person who is a director or officer at the time of such determination, (1) by a majority vote of the directors who are not parties to such action, suit or proceeding, even though less than a quorum, or (2) by a committee if such director is designated by majority vote of such directors, even though less than a quorum, or (3) if there are no such directors, or is such directors so direct, by independent legal counsel in a written opinion, or (4) by the stockholders.

Section 8.4 Expenses. Expenses incurred by a director or officer of the Corporation or any of its direct or indirect subsidiaries in defending a civil or criminal action, suit or proceeding shall be paid by the Corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that he is not entitled to be indemnified by the Corporation as authorized in this Article VIII. Such expenses incurred by other employees and agents of the Corporation and other persons eligible for indemnification under this Article VIII may be paid upon such terms and conditions, if any, as the Board of Directors deems appropriate.

Section 8.5 Non-exclusivity. The indemnification and advancement of expenses provided by, or granted pursuant to, this Article VIII shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any provision of law, the Certificate of Incorporation, the certificate of incorporation or bylaws or other governing documents of any direct or indirect subsidiary of the Corporation, under any agreement, vote of stockholders or disinterested directors or under any policy or policies of insurance maintained by the Corporation on behalf of any person or otherwise, both as to action in his official capacity and as to action in another capacity while holding any of the positions or having any of the relationships referred to in this Article VIII.

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Section 8.6 Enforceability. The provisions of this Article VIII (i) are for the benefit of, and may be enforced directly by, each director or officer of the Corporation the same as if set forth in their entirety in a written instrument executed and delivered by the Corporation and such director or officer and (ii) constitute a continuing offer to all present and future directors and officers of the Corporation. The Corporation, by its adoption of these Bylaws, (A) acknowledges and agrees that each present and future director and officer of the Corporation has relied upon and will continue to rely upon the provisions of this Article VIII in becoming, and serving as, a director or officer of the Corporation or, if requested by the Corporation, a director, officer or fiduciary or the like of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, (B) waives reliance upon, and all notices of acceptance of, such provisions by such directors and officers and (C) acknowledges and agrees that no present or future director or officer of the Corporation shall be prejudiced in his right to enforce directly the provisions of this Article VIII in accordance with their terms by any act or failure to act on the part of the Corporation.

Section 8.7 Insurance. The Board of Directors may authorize the Corporation to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the Corporation would have the power to indemnify him against such liability under the provisions of this Article VIII.

Section 8.8 Survival. The provisions of this Article VIII shall continue as to any person who has ceased to be a director or officer of the Corporation and shall inure to the benefit of the estate, executors, administrators, heirs, legatees and devisees of any person entitled to indemnification under this Article VIII.

Section 8.9 Amendment. No amendment, modification or repeal of this Article VIII or any provision hereof shall in any manner terminate, reduce or impair the right of any past, present or future director or officer of the Corporation to be indemnified by the Corporation, nor the obligation of the Corporation to indemnify any such director or officer, under and in accordance with the provisions of this Article VIII as in effect immediately prior to such amendment, modification or repeal with respect to claims arising, in whole or in part, from a state of facts extant on the date of, or relating to matters occurring prior to, such amendment, modification or repeal, regardless of when such claims may arise or be asserted.

Section 8.10 Definitions. For purposes of this Article VIII, (i) reference to any person shall include the estate, executors, personal representatives, administrators, heirs, legatees and devisees of such person, (ii) “employee benefit plan” and “fiduciary” shall be deemed to include, but not be limited to, the meaning set forth, respectively, in sections 3(3) and 21(A) of the Employee Retirement Income Security Act of 1974, as amended, (iii) references to the judgments, fines and amounts paid or owed in settlement or rendered or levied shall be deemed to encompass and include excise taxes required to be paid pursuant to applicable law in respect

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of any transaction involving an employee benefit plan and (iv) references to the Corporation shall be deemed to include any predecessor corporation or entity and any constituent corporation or entity absorbed in a merger, consolidation or other reorganization of or by the Corporation which, if its separate existence had continued, would have had power and authority to indemnify its directors, officers, employees, agents and fiduciaries so that any person who was a director, officer, employee, agent or fiduciary of such predecessor or constituent corporation or entity, or served at the request of such predecessor or constituent corporation or entity as a director, officer, employee, agent or fiduciary of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, shall stand in the same position under the provisions of this Article VIII with respect to the Corporation as such person would have with respect to such predecessor or constituent corporation or entity if its separate existence had continued.

ARTICLE IX

Notices and Waivers

Section 9.1 Methods of Giving Notices. Whenever, by applicable law, the Certificate of Incorporation or these Bylaws, notice is required to be given to any Stockholder, any director or any member of a committee of the Board of Directors and no provision is made as to how such notice shall be given, personal notice shall not be required and such notice may be given (i) in writing, by mail, postage prepaid, addressed to such Stockholder, director or committee member at his address as it appears on the books or (in the case of a Stockholder) the stock transfer records of the Corporation or (ii) by any other method permitted by law (including, but not limited to, overnight courier service or “electronic transmission” as defined under and in accordance with Section 232 of the DGCL). Any notice required or permitted to be given by mail shall be deemed to be delivered and given five (5) business days after the same is deposited in the United States mail as aforesaid. Any notice required or permitted to be given by overnight courier service shall be deemed to be delivered and given one business day after delivery to such service with all charges prepaid and addressed as aforesaid. Any notice required or permitted to be given by electronic transmission shall be deemed to be delivered and given: (1) if by facsimile telecommunication, when directed to a number at which the Stockholder has consented to receive notice; (2) if by electronic mail, when directed to an electronic mail address at which the Stockholder has consented to receive notice; (3) if by posting on an electronic network together with separate notice to the Stockholder of such specific posting, upon the later of (A) such posting and (B) the giving of such separate notice; and (4) if by any other form of electronic transmission, when directed to the Stockholder.

Section 9.2 Waiver of Notice. Whenever any notice is required to be given to any Stockholder, director or member of a committee of the Board of Directors by applicable law, the Certificate of Incorporation or these Bylaws, a waiver thereof in writing signed by the person or persons entitled to said notice, whether before or after the time stated therein, shall be equivalent to the giving of such notice. Attendance of a Stockholder (whether in person or by proxy), director or committee member at a meeting shall constitute a waiver of notice of such meeting, except where such person attends for the express purpose of objecting to the transaction of any business on the ground that the meeting is not lawfully called or convened.

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ARTICLE X

Miscellaneous Provisions

Section 10.1 Dividends. Subject to applicable law and the provisions of the Certificate of Incorporation, dividends may be declared by the Board of Directors at any meeting and may be paid in cash, in property or in shares of the Corporation’s capital stock. Any such declaration shall be at the discretion of the Board of Directors. A director shall be fully protected in relying in good faith upon the books of account of the Corporation or statements prepared by any of its officers as to the value and amount of the assets, liabilities or net profits of the Corporation or any other facts pertinent to the existence and amount of surplus or other funds from which dividends might properly be declared.

Section 10.2 Reserves. There may be created by the Board of Directors, out of funds of the Corporation legally available therefor, such reserve or reserves as the Board of Directors from time to time, in its absolute discretion, considers proper to provide for contingencies, to equalize dividends or to repair or maintain any property of the Corporation, or for such other purpose as the Board of Directors shall consider beneficial to the Corporation, and the Board of Directors may thereafter modify or abolish any such reserve in its absolute discretion.

Section 10.3 Signatory Authority on Accounts. All checks, drafts or other orders for payment of money, notes or other evidences of indebtedness, issued in the name of or payable to the Corporation shall be signed by such officer or officers or by such employees or agents of the Corporation as may be designated from time to time by the Board of Directors.

Section 10.4 Corporate Contracts and Instruments. Subject always to the specific directions of the Board of Directors, the Chairman of the Board (if any), the President, any Vice President, the Secretary or the Treasurer may enter into contracts and execute instruments in the name and on behalf of the Corporation. The Board of Directors and, subject to the specific directions of the Board of Directors, the Chairman of the Board (if any) or the President may authorize one or more officers, employees or agents of the Corporation to enter into any contract or execute any instrument in the name of and on behalf of the Corporation, and such authority may be general or confined to specific instances.

Section 10.5 Attestation. With respect to any deed, deed of trust, mortgage or other instrument executed by the Corporation through its duly authorized officer or officers, the attestation to such execution by the Secretary or an Assistant Secretary of the Corporation shall not be necessary to constitute such deed, deed of trust, mortgage or other instrument a valid and binding obligation of the Corporation unless the resolutions, if any, of the Board of Directors authorizing such execution expressly state that such attestation is necessary.

Section 10.6 Securities of Other Corporations. Subject always to the specific directions of the Board of Directors, the Chairman of the Board, the Chief Executive Officer, the President or any Vice President of the Corporation shall have the power and authority to transfer, endorse for transfer, vote, consent or take any other action with respect to any securities of another issuer which may be held or owned by the Corporation and to make, execute and deliver any waiver, proxy or consent with respect to any such securities.

Section 10.7 Fiscal Year. The fiscal year of the Corporation shall be January 1 through December 31, unless otherwise fixed by the Board of Directors.

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Section 10.8 Seal. The seal of the Corporation shall be such as from time to time may be approved by the Board of Directors.

Section 10.9 Invalid Provisions. If any part of these Bylaws shall be invalid or inoperative for any reason, the remaining parts, so far as is possible and reasonable, shall remain valid and operative.

Section 10.10 Headings. The headings used in these Bylaws have been inserted for administrative convenience only and shall not limit or otherwise affect any of the provisions of these Bylaws.

Section 10.11 References/Gender/Number. Whenever in these Bylaws the singular number is used, the same shall include the plural where appropriate. Words of any gender used in these Bylaws shall include the other gender where appropriate. In these Bylaws, unless a contrary intention appears, all references to Articles and Sections shall be deemed to be references to the Articles and Sections of these Bylaws.

Section 10.12 Amendments. These Bylaws may be altered, amended or repealed or new bylaws may be adopted by the affirmative vote of a majority of the directors then in office; provided, however, that no such action shall be taken at any special meeting of the Board of Directors unless notice of such action is contained in the notice of such special meeting. These Bylaws may not be altered, amended or rescinded, nor may new bylaws be adopted, by the Stockholders except by the affirmative vote of the holders of a majority of all outstanding Voting Stock, voting together as a single class and including the consent of the holders of the class E common stock. Each alteration, amendment or repeal of these Bylaws shall be subject in all respects to Section 8.8.

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Exhibit C

STOCKHOLDERS’ AGREEMENT

This STOCKHOLDERS’ AGREEMENT (this “Agreement”), is entered into as of April [—], 2010, by and among Chaparral Energy, Inc., a Delaware corporation (the “Company”), CCMP Capital Investors II (AV-2), L.P., a Delaware limited partnership (“CCMP AV-2”), CCMP Energy I LTD., a Cayman limited company (“CCMP Cayman I”), and CCMP Capital Investors (Cayman) II, L.P., a Cayman limited partnership (“CCMP Cayman II;” and together with CCMP AV-2 and CCMP Cayman I, “CCMP”), Fischer Investments, L.L.C., an Oklahoma limited liability company (“Fischer”), Altoma Energy, an Oklahoma general partnership (“Altoma”), CHK Holdings, L.L.C., an Oklahoma limited liability company (“Chesapeake”), and each other holder of record of Common Stock (as defined below) who may hereafter duly and properly become bound by the terms hereof as required by Section 10.4, each Person named above and each Person that hereafter may become a party hereto as contemplated hereby being referred to individually as a “Party” and collectively as the “Parties”.

RECITALS

WHEREAS, Fischer, Altoma and Chesapeake each own Common Stock of the Company and are parties to that certain Stockholders Agreement dated September 29, 2006 (the “Existing Stockholders Agreement”).

WHEREAS, CCMP is acquiring Common Stock from the Company on the date hereof.

WHEREAS, the Company, Fischer, Altoma and Chesapeake desire to terminate the Existing Stockholders Agreement and enter into this Agreement with CCMP.

NOW, THEREFORE, in consideration of the forgoing and the mutual covenants and obligations hereinafter set forth, and other good and valuable consideration, the receipt and accuracy of which are hereby acknowledged, the Parties hereto, intending to be legally bound, hereby agree as follows:

ARTICLE 1.

DEFINITIONS

1.1 Definitions. In addition to the terms defined elsewhere herein, the following terms shall have the meanings set forth below:

“Affiliate” means, with respect to any Person, any Person controlling, controlled by, or under common control with such Person. For the purposes of this definition, “control” means the possession of the power to direct or cause the direction of management and policies of such Person, whether through the ownership of voting securities, by contract or otherwise.

“Agreement” has the meaning specified in the preamble hereto.

“Altoma” has the meaning specified in the preamble hereto.

“Altoma Parties” means Altoma and its Permitted Transferees, collectively.

“Applicable Law” means all applicable provisions of (i) constitutions, treaties, statutes, laws (including the common law), rules, regulations, ordinances, codes or orders of any Governmental Entity, (ii) any consents or approvals of any Governmental Entity, (iii) any orders, decisions, injunctions, judgments, awards, or decrees of, or agreements with, any Governmental Entity, or (iv) any listing requirements of a national securities exchange.

“Applicable Percentage” means with respect to each Party, a percentage equal to a fraction, the numerator of which is equal to the aggregate number of shares of Fully-Diluted Common Stock requested to be included in the Piggyback Registration by such party and the denominator of which is equal to the number of shares of Fully-Diluted Common Stock requested to be included in the Piggyback Registration by all such Parties.

“Beneficial” ownership or “beneficially” owned, with respect to any shares of Common Stock, shall have the same meaning as in Rule 13d-3 under the Exchange Act.

“Board of Directors” means the board of directors of the Company or any committee or other body acting on behalf of, and possessing the rights as may be delegated by, the board of directors of the Company.

“Bona Fide Offer” means any bona fide offer to acquire shares of Common Stock (whether in the form of a purchase of shares of Common Stock, merger, business combination, recapitalization or otherwise) made by a Person which has the demonstrable financial ability to consummate such a transaction.

“Business” means (1) the business of acquiring, exploring, exploiting, developing, producing, operating and disposing of interests in oil, natural gas, liquid natural gas and other hydrocarbon and mineral properties or products produced in association with any of the foregoing; (2) the business of gathering, marketing, distributing, treating, processing, storing, refining, selling and transporting of any production from such interests or properties and products produced in association therewith and the marketing of oil, natural gas, other hydrocarbons and minerals obtained from unrelated Persons; (3) any business relating to oil field sales and service; and (4) any business or activity relating to, arising from, or necessary, appropriate or incidental to the activities described in the foregoing clauses (1) through (3) of this definition (including, without limitation, the acquisition, development and operation of CO 2 producing properties, the acquisition or construction and operation of CO2 pipelines and transportation or sales of CO 2, and the ownership and operation of ethanol plants, a by-product of which is the production of CO2, as related to the activities described in the foregoing clauses (1) and (2)).

“Business Day” means any day other than a day on which banks in the State of Oklahoma or New York are authorized by law to close.

“Capital Stock” means any and all shares of stock, interests, participations or other equivalents (however designated) of capital stock of the Company, any and all equivalent ownership interests in a Person (other than a corporation), and any and all warrants, options or other rights to purchase or acquire any of the foregoing, including, without limitation, any Common Stock Equivalents.

“CCMP” has the meaning specified in the preamble hereto.

“Chesapeake” has the meaning specified in the preamble hereto.

“Commission” means the United States Securities and Exchange Commission or any other federal agency at the time administering the Securities Act.

“Common Stock” means the shares of common stock, par value US $0.01 per share, of the Company, or any successor interests thereto by merger or conversion, and any Common Stock Equivalents, including, for the avoidance of doubt, the Company’s class A common stock, class B common stock, class C common stock, class D common stock, class E common stock, class F common stock and class G common stock.

“Common Stock Equivalents” means (without duplication with any other shares of Common Stock or Common Stock Equivalents) rights, warrants, options, convertible securities, or exchangeable securities or indebtedness, or other rights, exercisable for or convertible or exchangeable into, directly or indirectly, shares of Common Stock or securities convertible or exchangeable into shares of Common Stock, whether at the time of issuance or upon the passage of time or the occurrence of some future event.

“Company Sale” has the meaning specified in Section 8.1.

“Company Sale Auction” has the meaning specified in Section 8.1.

“Confidential Information” has the meaning specified in Section 10.7.

“Demand IPO” has the meaning specified in Section 5.1.

“Demand Period” has the meaning specified in Section 6.1(a).

“Demand Registration” has the meaning specified in Section 6.1(a).

“Demand Request” has the meaning specified in Section 6.1(a).

“Drag Transaction” has the meaning specified in Section 4.5(a).

“Drag-Along Notice” has the meaning specified in Section 4.5(d).

“Drag-Along Seller” has the meaning specified in Section 4.5(a).

“Dragged Party” has the meaning specified in Section 4.5(a).

“Effective Date” means the date of this Agreement.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, or any successor federal statute, and the rules and regulations of the Commission thereunder, all as the same shall be in effect at the time.

“Existing Credit Facility” means that certain revolving credit facility dated April [•], 2010, by and among the Company in its capacity as Borrower Representative for the Borrowers, JPMorgan Chase Bank, N.A., as Administrative Agent, and each of the Lenders named therein, as amended, restated, modified, renewed, refunded, replaced, or refinanced in accordance with Section B(2) of Article 7 of the Company’s certificate of incorporation or as otherwise consented to by the holders of class E common stock.

“Existing Stockholders Agreement” has the meaning specified in the Recitals.

“Fair Market Value” shall mean:

(i) Before a Qualified IPO, the value of shares of Common Stock of the Company held by any Person as determined, whenever the terms and provisions hereof call for a determination of the “Fair Market Value” of such shares (a “Subject Interest”), in good faith by a majority of the disinterested members of the Board of Directors to be, as of any applicable date, the fair market value of such Subject Interests.

(ii) After a Qualified IPO, the value of a Subject Interest as determined by the weighted average of the daily Trading Prices of such Subject Interest for the twenty (20) consecutive Trading Days prior to the date in question. “Trading Price” shall mean with respect to the Subject Interest: (A) the sale prices on such day on the principal stock exchange on which such security is then listed or admitted to trading, (B) if such security is not listed or admitted to trading on any such exchange, the average of the trading prices of such security in the over-the-counter market on such day as reported by the National Association of Securities Dealers Automated Quotation System, (C) if such firm is not engaged in the business of reporting such prices, as reported by a similarly generally accepted reporting service or (D) if no such service is available, in such manner as furnished by any New York Stock Exchange member firm selected from time to time by the Board of Directors for that purpose. “Trading Day” shall mean with respect to the Subject Interest: (A) if the applicable security is listed or admitted for trading on the New York Stock Exchange or other national or international securities exchange, a day on which the New York Stock Exchange or such other national or international securities exchange is open for business, (B) if the applicable security is quoted on the National Market System of the NASDAQ, a day on which trades may be made on such National Market System or (C) if the applicable security is not otherwise listed, admitted for trading or quoted, any Business Day.

“Fischer” has the meaning specified in the preamble hereto.

“Fischer Offer” has the meaning specified in Section 8.2.

“Fischer Offer Deadline” has the meaning specified in Section 8.2.

“Fischer Parties” means Fischer and its Permitted Transferees, including without limitation its members, Mark A. Fischer, Trustee of the Mark A. Fischer 1994 Trust and Susan L. Fischer, Trustee of the Susan L. Fischer 1994 Trust, in their capacities as trustees.

“Fully-Diluted Common Stock” means, at any time, the then outstanding shares of Common Stock of the Company plus (without duplication) all shares of Common Stock issuable, whether at such time or upon the passage of time or the occurrence of future events, upon the exercise (including, with respect to all outstanding options, the “cashless-broker” exercise, if available, through procedures approved by the Company), conversion or exchange of all then-outstanding Common Stock Equivalents.

“GAAP” means generally accepted accounting principles as applied in the United States of America.

“Governmental Entity” means any federal, state, local or foreign court, legislative, executive or regulatory authority or agency.

“Group” means any Person and Affiliate(s) of that Person acting in concert for the purpose of acquiring, holding or disposing of equity interests in the Company in other than a public offering of such equity interests.

“Holder” means any Person owning of record on the books of the Company shares of Common Stock of the Company.

“Indebtedness” means, with respect to any Person, without duplication, any of the following liabilities, whether secured (with or without limited recourse) or unsecured: (i) all liabilities for borrowed money; (ii) all liabilities evidenced by bonds, debentures, notes or other similar instruments or under financing or capital leases; (iii) all liabilities for guarantees of another Person in respect of liabilities of the type set forth in clauses (i) and (ii); (iv) all reimbursement obligations under letters of credit (including standby and commercial); and (v) all liabilities for accrued but unpaid interest expense and unpaid penalties, fees, charges and prepayment premiums that are payable, in each case, with respect to any of the obligations of a type described in clauses (i) through (iv) above.

“Information” has the meaning specified in Section 3.1.

“Managing Underwriter” has the meaning specified in Section 6.8.

“New Issuance Closing Date” has the meaning specified in Section 4.10.

“New Issuance Notice” has the meaning specified in Section 4.10.

“New Security” has the meaning specified in Section 4.10.

“Notice” has the meaning specified in Section 10.6.

“Observer” has the meaning specified in Section 3.1.

“Other Party” means any Person who becomes a party to this Agreement other than the Company, the Principal Investors, their respective Affiliates and their respective Permitted Transferees.

“Other Permitted Transferee” means in the case of any Other Party, (i) any corporation, partnership, trust or other entity which is controlled by the applicable Other Party, (ii) upon the death of an Other Party, such Other Party’s heirs, executors, administrators, testamentary trustees, legatees or beneficiaries (collectively, “Associates”), and (iii) a voting trustee for one or more of the respective subsidiaries or Associates under the terms of a voting trust, provided, that at such time as such Other Party no longer satisfies the definition of Other Permitted Transferee, then any Transfer to such Other Party Transferee shall be treated as a Prohibited Transfer. In the event that any such Other Permitted Transferee shall cease to qualify as an Other Permitted Transferee after such Transfer, such Transferring Other Party shall cause such Other Permitted Transferee to transfer to such Other Party or another Other Permitted Transferee of such Other Party all Common Stock owned by such Other Permitted Transferee immediately prior to the time such Other Permitted Transferee would cease to be an Other Permitted Transferee of such Other Party.

“Party” or “Parties” has the meaning specified in the preamble hereto.

“Permitted Transferee” is defined only with respect to the Principal Investors, and means respectively for each (i) any corporation, limited liability company, partnership, trust or other entity which controls, is controlled by or is under common control with, the applicable Principal Investor, (ii) a voting trustee for any Principal Investor, as the case may be, under the terms of a voting trust, or (iii) any owner, including limited partners and members of CCMP, provided, that at such time as such Permitted Transferee no longer satisfies the definition of Permitted Transferee, then any Transfer to such Party shall be treated as a Prohibited Transfer. In the event that any Permitted Transferee ceases to be a Permitted Transferee of the Transferring Party, such Transferring Party shall cause such Permitted Transferee to Transfer to such Transferring Party or another Permitted Transferee all Common Stock owned by such Permitted Transferee immediately prior to the time such Permitted Transferee would cease to be a Permitted Transferee of such Principal Investor.

“Person” means any natural person, corporation, limited liability company, limited partnership, general partnership, joint stock company, joint venture, association, company, trust, bank, trust company, land trust, business trust or other organization, whether or not a legal entity, and any government or agency or political subdivision thereof.

“Piggyback Registration” has the meaning specified in Section 6.2.

“Piggyback Securities” has the meaning specified in Section 6.9.

“Preemptive Right Beneficiary” has the meaning specified in Section 4.10.

“Principal Investor Group” means, with respect to any Principal Investor, such Principal Investor and its Affiliates.

“Principal Investors” means CCMP, Fischer, Altoma and Chesapeake.

“Prohibited Transfer” has the meaning specified in Section 4.6.

“Promissory Note” has the meaning specified in Section 4.3(b).

“Proportionate Percentage” has the meaning specified in Section 4.10.

“Proposed Price” has the meaning specified in Section 4.10.

“Public Offering” means an offering of Common Stock pursuant to a registration statement filed in accordance with the Securities Act.

“Public Offering Event” means the first date after which the Company has completed one or more Public Offerings as a result of which at least twenty percent (20%) of the outstanding Common Stock (after giving effect to such offerings) is publicly traded.

“Qualified IPO” means a consummated initial public offering of shares of Common Stock resulting in proceeds to the Company of at least two hundred fifty million dollars ($250,000,000), which is underwritten on a firm commitment basis by a nationally-recognized investment banking firm, and which results in the initial listing or quotation of the Common Stock on any national securities exchange.

“Registrable Securities” means the Common Stock and any shares of Common Stock that are issuable upon the exercise of any right, including pursuant to any option, warrant or security convertible into shares of Common Stock or similar right and any other securities issued or issuable with respect to such shares of Common Stock by way of a stock dividend or stock split or in connection with a combination of stock, recapitalization, merger, consolidation or reorganization; provided, that any Registrable Security will cease to be a Registrable Security when (i) a registration statement covering such Registrable Security has been declared effective by the Commission and all of such Registrable Securities have been disposed of pursuant to such effective registration statement, (ii) it is sold under circumstances in which all of the applicable conditions of Rule 144 (or any similar provisions then in force) under the Securities Act are met or it is eligible for sale under Rule 144 without respect to any volume limitations, unless the Company fails, upon request of the Holder accompanied by an opinion of counsel to the Holder, reasonably acceptable to the Company, to the effect that the Registrable Securities are eligible for resale under Rule 144 without respect to any volume limitations, to remove all restrictive legends on certificates representing such Registrable Security in connection with an anticipated Transfer of such Common Stock that is otherwise permitted by this Agreement or (iii) (A) it has been otherwise Transferred, (B) the Company has delivered a new certificate or other evidence of ownership for it not bearing any restrictive legend, other than the legend required pursuant to Section 10.5 of this Agreement, if applicable, and (C) it may be resold without registration under the Securities Act.

“Registration Expenses” has the meaning specified in Section 7.2.

“Required Filing Date” has the meaning specified in Section 6.1(d).

“Restriction” has the meaning specified in Section 10.5(b).

“ROFO Notice” has the meaning specified in Section 4.9(a).

“ROFO Notice Price” has the meaning specified in Section 4.9(a).

“ROFO Notice Terms” has the meaning specified in Section 4.9(a).

“ROFO Offer Deadline” has the meaning specified in Section 4.9(b).

“ROFO Offer Notice” has the meaning specified in Section 4.9(a).

“ROFO Parties” has the meaning specified in Section 4.9(a).

“ROFO Seller” has the meaning specified in Section 4.9(a).

“ROFO Shares” has the meaning specified in Section 4.9(a).

“Sale Notice” has the meaning specified in Section 8.1.

“Securities Act” means the Securities Act of 1933, as amended, or any successor federal statute, and the rules and regulations of the Commission thereunder, all as the same shall be in effect at the time.

“Selling Holder” means a holder of Registrable Securities who is selling Registrable Securities pursuant to a registration statement under the Securities Act.

“Stock Purchase Agreement” means the Stock Purchase Agreement dated as of March 23, 2010, by and among the Company and CCMP.

“Stockholder Group Member” has the meaning specified in Section 3.1.

“Subject Purchasers” has the meaning specified in Section 4.10(a).

“Subsidiary” means (i) any corporation or other entity a majority of the capital stock or other equity securities of which having ordinary voting power to elect a majority of the board of directors or other Persons performing similar functions is at the time owned, directly or indirectly, with power to vote, by the Company or any direct or indirect Subsidiary of the Company, (ii) any limited liability company in which the Company or any direct or indirect Subsidiary is the sole managing member or (iii) any partnership in which the Company or any direct or indirect Subsidiary is a general partner.

“Suspension Period” has the meaning specified in Section 7.3.

“Tag-Along Notice” has the meaning specified in Section 4.4(a).

“Tag-Along Participants” has the meaning specified in Section 4.4(a).

“Tag-Along Percentage” has the meaning specified in Section 4.4(a).

“Tag-Along Securities” has the meaning specified in Section 4.4(a).

“Tag-Along Seller” has the meaning specified in Section 4.4(a).

“Transfer,” including the correlative terms “Transferring” or “Transferred,” means any direct or indirect transfer, assignment, sale, gift, pledge, hypothecation or other encumbrance, or any other disposition (whether voluntary or involuntary or by operation of law), of shares of Common Stock (or any interest (pecuniary or otherwise) therein or right thereto), including, without limitation, derivative or similar transactions or arrangements whereby a portion or all of the economic interest in, or risk of loss or opportunity for gain with respect to, shares of Common Stock is transferred or shifted to another Person. For clarification purposes, any transfer of ownership of any Principal Investor shall be deemed a Transfer of such Principal Investor’s Common Stock.

“Transferee” means any Person to whom any Holder or any Transferee thereof Transfers Common Stock in accordance with the terms hereof.

“Underwriter” means a securities dealer that purchases any shares of Common Stock as principal and not as part of such dealer’s market-making activities.

“Violation” has the meaning specified in Section 6.4.

“Voting Securities” means, at any time, shares of any class of Common Stock, which are then entitled to vote generally in the election of directors.

1.2 References; Gender; Number; Certain Phrases. References to this “Agreement” shall mean this Stockholders’ Agreement, including all amendments, modifications and supplements and any exhibits or schedules to any of the foregoing, and shall refer to the Agreement as the same may be in effect at the time such reference becomes operative. All references in this Agreement to an “Article,” “Section,” “Exhibit” or “Schedule” are to an Article, Section, Exhibit or Schedule of this Agreement, unless the context requires otherwise. Unless the context requires otherwise, the words “this Agreement,” “hereof,” “hereunder,” “herein,” “hereby” or words of similar import refer to this Agreement as a whole and not to a particular Article, Section, subsection, clause or other subdivision hereof. Whenever the context requires, the words used herein include the masculine, feminine and neuter gender, and the singular and the plural. The words “include”, “includes” and “including” shall mean “include, without limitation,”, “includes, without limitation” and “including, without limitation,”, respectively. All references herein to “dollars” or “$” refer to currency of the United States of America. Any accounting term used in this Agreement shall have, unless otherwise specifically provided herein, the meaning customarily given in accordance with GAAP.

ARTICLE 2.

REPRESENTATIONS AND WARRANTIES

2.1 Each of CCMP, Fischer, Altoma, Chesapeake, and each other Party (other than the Company) that is not a natural person (as to itself only), hereby represents and warrants to the Company and the other Parties that:

(a) it is duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation, formation or organization, as the case may be, with full power and authority under its certificate of incorporation and/or other organizational document(s) to execute, deliver and perform this Agreement and to consummate the transactions contemplated hereby, and the execution, delivery and performance by it of this Agreement and the consummation by it of the transactions contemplated hereby have been duly authorized by all necessary action;

(b) this Agreement has been duly and validly executed and delivered by it and, upon the Effective Date, constitutes the binding obligation enforceable against it in accordance with its terms, except to the extent that enforcement may be limited by or subject to any bankruptcy, insolvency, reorganization, moratorium or similar laws now or hereafter in effect relating to creditors’ rights generally, to general principles of equity (including a court’s discretionary authority with respect to granting specific performance) and to mandatory provisions of public policy; and

(c) the execution, delivery and performance by it of this Agreement and the consummation by it of the transactions contemplated hereby will not, with or without the giving of notice or the lapse of time, or both, (i) violate any provision of law, statute, rule or regulation to which it is subject, (ii) violate any order, judgment, or decree applicable to it or (iii) conflict with, or result in a breach or default under, any term or condition of its certificate of incorporation, by-laws or such other comparable organizational and governing document(s), as the case may be, or any agreement or other instrument to which it is a party or by which it is bound.

2.2 Each Party who is a natural person hereby represents and warrants (as to himself or herself only) to the Company and the other Parties that:

(a) he (or she) has full power and authority to execute, deliver and perform this Agreement and to consummate the transactions contemplated hereby, and the execution, delivery and performance by him (or her) of this Agreement and the consummation by him (or her) of the transactions contemplated hereby have been duly authorized by all necessary action;

(b) this Agreement has been duly and validly executed and delivered by him (or her) and, upon the Effective Date, constitutes the binding obligation thereof enforceable against him (or her) in accordance with its terms, except to the extent that enforcement may be limited by or subject to any bankruptcy, insolvency, reorganization, moratorium or similar laws now or hereafter in effect relating to creditors’ rights generally, to general principles of equity (including a court’s discretionary authority with respect to granting specific performance) and to mandatory provisions of public policy; and

(c) the execution, delivery and performance by him (or her) of this Agreement and the consummation by him (or her) of the transactions contemplated hereby will not, with or without the giving of notice or the lapse of time, or both, (i) violate any provision of law, statute, rule or regulation to which he (or she) is subject, (ii) violate any order, judgment or decree applicable to him (or her) or (iii) conflict with, or result in a breach or default under, any term or condition of any agreement or other instrument to which he (or she) is a party or by which he (or she) is bound.

2.3 The Company hereby represents and warrants to each other Party that:

(a) it is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware with full corporate power and authority under its certificate of incorporation and other organizational documents to execute, deliver and perform this Agreement and to consummate the transactions contemplated hereby, and the execution, delivery and performance by it of this Agreement and the consummation by it of the transactions contemplated hereby have been duly authorized by all necessary action;

(b) this Agreement has been duly and validly executed and delivered by the Company and, upon the Effective Date, constitutes the binding obligation thereof enforceable against the Company in accordance with its terms, except to the extent that enforcement may be limited by or subject to any bankruptcy, insolvency, reorganization, moratorium or similar laws now or hereafter in effect relating to creditors’ rights generally, to general principles of equity (including a court’s discretionary authority with respect to granting specific performance) and to mandatory provisions of public policy; and

(c) the execution, delivery and, upon the Effective Date, performance by the Company of this Agreement and the consummation by the Company of the transactions contemplated hereby will not, with or without the giving of notice or the lapse of time, or both, (i) violate any provision of law, statute, rule or regulation to which the Company is subject, (ii) violate any order, judgment or decree applicable to the Company or (iii) conflict with, or result in a breach or default under, any term or condition of its certificate of incorporation, bylaws or such other comparable organizational and governing document(s), as the case may be, or any agreement or other instrument to which the Company is a party or by which it is bound.

ARTICLE 3.

GOVERNANCE, STANDSTILLS AND OTHER MATTERS

3.1 Board Observer. The Company shall permit a representative of each of CCMP, Fischer, Altoma and Chesapeake (each, an “Observer”) to attend all meetings of the Board of Directors and all committees thereof (whether in person, telephonic or other) in a non-voting, observer capacity and shall provide to each Observer the right to receive all notices, reports and other communications sent to directors, at the same time they are transmitted to directors. The Observers may be excluded from any meeting or portion thereof and need not be provided such materials if a majority of the Board of Directors reasonably believes that the Observers’ attendance at such meeting or access to such information would: (i) adversely affect attorney-client privilege between the Company and its counsel; (ii) represent confidential or proprietary business information that could be misused by CCMP, Fischer, Altoma and/or Chesapeake, as the case may be; or (iii) involve a conflict of interest between the Company and CCMP, Fischer, Altoma and/or Chesapeake, as the case may be. Each of CCMP, Fischer, Altoma, Chesapeake and their respective officers, directors, employees or agents (any of the foregoing, a “Stockholder Group Member”) agrees and acknowledges that it and its Observer will be bound by the confidentiality provisions of Section 10.7 of this Agreement. The Company acknowledges that each of CCMP, Fischer, Altoma and Chesapeake and the Observers may have, from time to time, information (“Information”) that may be of interest to the Company regarding a wide variety of matters including, by way of example only, current and future investments and transactions with respect to other Persons that may be competitive with the Company. Each of the Company and the Parties agrees that CCMP, Fischer, Altoma and Chesapeake and the Observers shall have no duty to disclose any Information to the Company or permit the Company to participate in any investments based on any Information, or to otherwise take advantage of any opportunity that may be of interest to the Company if it were aware of such Information, and hereby waives, to the maximum extent permitted by law, any claim based on the corporate opportunity doctrine or otherwise or that could require CCMP, Fischer, Altoma and Chesapeake or the Observers to disclose any such Information to the Company or offer any opportunity relating thereto to the Company; provided, that this provision shall not apply to Fischer so long as Mark Fischer is an officer of the Company.

3.2 Director Compensation. Members of the Board of Directors who are Existing Stockholder Designees or CCMP Designees shall not receive compensation for their services as board members. The Company will cause each director serving on the Board of Directors, any Committees or any Subsidiary board to be reimbursed for all reasonable out-of-pocket costs and expenses incurred by him or her in connection with such service.

3.3 Voting Agreement of Altoma. Prior to a Qualified IPO, Altoma agrees that it shall not vote for the approval of (i) any merger, consolidation, conversion or a Demand IPO, (ii) an increase in the authorized number of the Company’s Common Stock, or the amendment of the Company’s certificate of incorporation to designate any new series of preferred stock for which stockholder approval is required, (iii) the sale of all or substantially all of the Company assets, or (iv) a termination of the Business of or liquidation or dissolution of the Company, unless Fischer votes for such approval.

3.4 Standstill Agreements.

(a) Other than in connection with the exercise of its rights pursuant to Section 4.10, or any other transaction approved by the Board of Directors (which must include the approval of the board designees of the Company’s class E common stock), Chesapeake agrees that it and its Affiliates will not, without the approval of the Board of Directors including the board designees of the Company’s class E common stock, acquire or publicly announce any intention to acquire shares of Common Stock to the extent Chesapeake and its Affiliates would hold of record, beneficially own, or otherwise control the voting with respect to, in excess of 25.0% of the then-outstanding shares of Common Stock after giving effect to such acquisition.

(b) Prior to the maturity of the Company’s 8  1/2% senior notes due 2015, each Holder agrees that it and its Affiliates will not Transfer or acquire shares of Common Stock in an amount that would cause a “Change of Control” (as such term is defined in the Company’s Indenture dated as of December 1, 2005 by and among the Company, as Issuer, the Guarantors named therein and Wells Fargo Bank, National Association, as Trustee) to occur after giving effect to such Transfer or acquisition. Any Transfer or acquisition of Common Stock in violation of this Section 3.4(b) will be null and void, and of no legal force or effect. Notwithstanding the foregoing, (i) the Holders may transfer their shares of Common Stock pursuant to Section 4.5 and (ii) CCMP shall be permitted to Transfer its shares or acquire shares of Common Stock pursuant to Section 4.3, Section 4.9 and Article 8, so long as with respect to an acquisition of shares of Common Stock pursuant to Section 4.3 or Section 4.9 only that would cause a “Change of Control” as defined above, the Company is able to refinance its 8  1/2% senior notes due 2015 on terms not materially less favorable than the terms of the 8  1/2% senior notes due 2015 and not on terms materially less favorable to similarly situated companies with similar credit ratings.

(c) Prior to the maturity of the Company’s 8 7/8% senior notes due 2017, each Holder agrees that it and its Affiliates will not Transfer or acquire shares of Common Stock in an amount that would cause a “Change of Control” (as such term is defined in the Company’s Indenture dated as of January 18, 2007 by and among the Company, as Issuer, the Guarantors named therein and Wells Fargo Bank, National Association, as Trustee) to occur after giving effect to such Transfer or acquisition. Any Transfer or acquisition of Common Stock in violation of this Section 3.4(c) will be null and void, and of no legal force or effect. Notwithstanding the foregoing, (i) the Holders may transfer their shares of Common Stock pursuant to Section 4.5 and (ii) CCMP shall be permitted to Transfer its shares or acquire shares of Common Stock pursuant to Section 4.3, Section 4.9 and Article 8, so long as with respect to an acquisition of shares of Common Stock pursuant to Section 4.3 or Section 4.9 only that would cause a “Change of Control” as defined above, the Company is able to refinance its 8 7/8 % senior notes due 2017 on terms not materially less favorable than the terms of the 8 7/8% senior notes due 2017 and not on terms materially less favorable to similarly situated companies with similar credit ratings.

3.5 Termination of Rights. Notwithstanding anything to the contrary contained herein, all rights for any Party set forth in this Article 3 shall terminate and be of no further force and effect on the earlier of (x) the closing date of a Qualified IPO or (y) the date that such Party and its Permitted Transferees cease to beneficially own 5% or more of the Company’s Fully-Diluted Common Stock.

3.6 Financial Statements.

(a) Whether or not the Company is subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act, the Company will prepare and deliver to the Principal Investors, without any cost to such Principal Investors and within the time periods specified by the Exchange Act with respect to a non-accelerated filer (or such earlier date as the Company is required by the Exchange Act to file such documents), audited consolidated balance sheet of the Company as of the end of each fiscal year of the Company and the related audited consolidated statement of operations, changes in stockholders’ equity and cash flows of the Company for such fiscal year (or similar statements if such statements change as the result of changes in GAAP), together with the notes related thereto. Such financial statements shall be accompanied by a report of the Company’s independent accountants to the effect that such financial statements have been prepared in conformity with GAAP applied on a basis consistent with prior years (except as otherwise specified in such report) and that the audit of such financial statements has been performed in accordance with GAAP. The filing of the financial statements with the Commission shall satisfy the foregoing obligations.

(b) Whether or not the Company is subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act, the Company will prepare and deliver to the Principal Investors, without any cost to such Principal Investors and within the time periods specified by the Exchange Act with respect to a non-accelerated filer (or such earlier date as the Company is required by the Exchange Act to file such documents), unaudited consolidated balance sheet of the Company as of the end of each fiscal quarter of the Company (other than the 4th quarter of any calendar year) and the related unaudited consolidated statement of operations, changes in stockholders’ equity and cash flows of the Company for such fiscal quarter and for the fiscal year to date (or similar statements if such statements change as the result of changes in GAAP), in each case setting forth in comparative form the corresponding figures for the preceding fiscal quarter and for the fiscal quarter of the prior fiscal year corresponding to the fiscal quarter just completed. The filing of the financial statements with the Commission shall satisfy the foregoing obligations.

(c) The Company will prepare and within forty-five (45) days following each calendar month deliver to the Principal Investors, without any cost to such Principal Investors, monthly financial statements prepared in a form and with customary information substantially similar to the monthly financials attached hereto as Exhibit A with at least the same level of description and information as set forth therein.

ARTICLE 4.

TRANSFER OF SECURITIES

4.1 General Restrictions on Transfer of Common Stock.

(a) Each Holder (other than CCMP and its Permitted Transferees) agrees that, until the occurrence of a Qualified IPO, it will not, directly or indirectly, Transfer any shares of Common Stock now owned or hereafter acquired by such party (or any interest therein) to any other Person, except as expressly permitted by this Agreement. CCMP and its Permitted Transferees agree that, except with respect to twenty percent (20%) of the Common Stock owned by them (calculated immediately subsequent to the closing contemplated by the Stock Purchase Agreement), which may be Transferred by CCMP and its Permitted Transferees at any time so long as the requirements of Transfer set forth in the proviso in Section 4.2(a) are met, they will not Transfer any shares of Common Stock now owned or hereafter acquired by them (or any interest therein) to any other Person, except as expressly permitted by this Agreement. In addition, notwithstanding the provisions of this Article 4, Fischer may not Transfer (other than to Permitted Transferees) more than 20% of the shares of Common Stock owned by Fischer as of the date of this Agreement (calculated prior to any sales pursuant to Section 4.1(b)). Notwithstanding the foregoing, the limitation of this Section 4.1 on each of CCMP and Fischer may, at any time, be waived by the express written waiver of the other.

(b) Notwithstanding the foregoing, but subject to the limitations contained in the penultimate sentence of Section 4.1(a), Fischer may sell up to an aggregate of twenty-five million dollars ($25,000,000) of Common Stock in one or a combination of the following transactions: (i) up to ten million dollars ($10,000,000) of Common Stock to CCMP on the date hereof at the same price per share paid by CCMP for the Common Stock pursuant to the Stock Purchase Agreement; (ii) after eighteen (18) months following the Effective Date and so long as a Qualified IPO has not yet occurred, up to fifteen million dollars ($15,000,000) of Common Stock in a private offering, provided, however, that if Fischer elects to sell Common Stock pursuant to this Section 4.1(b)(ii), Fischer must first offer to sell to each of CCMP and Chesapeake their pro rata portion of all such Common Stock to be sold pursuant to this Section 4.1(b)(ii) and Fischer shall have all of the obligations of a ROFO Seller and the offer pursuant to this Section 4.1(b)(ii) shall be governed by the procedures set forth in Section 4.9, solely with respect to CCMP and Chesapeake; and (iii) in connection with a Qualified IPO, the Company shall use its reasonable efforts to permit the sale of up to twenty-five million dollars ($25,000,000) of Common Stock, less the amount sold in Sections 4.1(b)(i) and (ii) above, if any.

(c) Notwithstanding the foregoing, Altoma may sell up to ten million dollars ($10,000,000) of Common Stock to CCMP on the date hereof at the same price per share of Common Stock paid by CCMP for the Common Stock pursuant to the Stock Purchase Agreement.

4.2 Permitted Transferees.

(a) Notwithstanding anything in this Agreement to the contrary (other than Section 4.8), any Principal Investor or any Permitted Transferee thereof may, without the consent of the Company or any of the Parties and without compliance with Sections 4.1, 4.4, 4.5 or 4.9, at any time Transfer any or all of its shares of Common Stock to one or more Permitted Transferees, provided that (i) the Transfer to such Person is not in violation of applicable U.S. federal or state securities laws, or other similar laws, and (ii) such Permitted Transferee(s) shall execute and deliver to the Company a written acknowledgement, in form and substance satisfactory to the Company, stating that such Permitted Transferee(s) agrees to be bound by the terms of this Agreement (on the same terms as such Transferring Person).

(b) Notwithstanding anything in this Agreement to the contrary (but subject to Section 4.8), any Other Party may, without the consent of the Company or any of the Parties and without compliance with Sections 4.1, 4.4, 4.5, or 4.9 at any time Transfer any or all of its shares of Common Stock to one or more Other Permitted Transferees, provided that (i) the Transfer to such Person is not in violation of applicable U.S. federal or state securities laws, or other similar laws, (ii) such Permitted Transferee(s) shall execute and deliver to the Company a written acknowledgement, in form and substance satisfactory to the Company, stating that such Permitted Transferee(s) agrees to be bound by the terms of this Agreement (on the same terms as such Other Party), and (iii) if any such Other Permitted Transferee shall cease to qualify as an Other Permitted Transferee after such Transfer, such Transferring Other Party shall cause such Other Permitted Transferee to transfer to such Other Party or another Other Permitted Transferee of such Other Party all Common Stock owned by such Other Permitted Transferee immediately prior to the time such Other Permitted Transferee would cease to be an Other Permitted Transferee of such Other Party.

(c) Notwithstanding anything in this Agreement to the contrary, upon the death of any Party who is a natural person, the Transfer of any or all of such Party’s shares of Common Stock to one or more of such Party’s legatees, heirs or trustees of a testamentary trust, or to an executor or administrator of the estate of such deceased Party incident to guardianship or probate proceedings involving such estate shall not require the consent of the Company or any of the Parties and shall not be subject to compliance with Sections 4.1, 4.4, 4.5 or 4.9 so long as (i)

such Person(s) shall execute and deliver to the Company a written acknowledgement, in form and substance satisfactory to the Company, stating that such Person(s) agrees to be bound by the terms of this Agreement (on the same terms as such Other Party), and (ii) the Transfer to such Person(s) is not in violation of Applicable Law.

4.3 Altoma Shares.

(a) After August 15, 2011, if the Common Stock of the Company is not listed on a national securities exchange or quoted on the Nasdaq National Market (or successor quotation system or exchange), the Altoma Parties will have the right, from time to time and in one or more transactions, to Transfer to any Person its Common Stock pursuant to a Demand Request as set forth in Section 6.1(b). However, notwithstanding Altoma’s right to a Demand Request set forth in Section 6.1(b), prior to making such Demand Request, each of the Altoma Parties agrees to offer its shares of Common Stock to be Transferred first to the Company (who may elect to purchase any or all of the offered shares) for purchase at Fair Market Value. Such offer by the Altoma Parties shall be in writing and delivered to the Company, CCMP, Fischer and Chesapeake. In the event the Company elects to purchase less than all of Altoma’s shares of Common Stock offered for Transfer, the remaining shares will be offered to CCMP, Fischer and Chesapeake pro rata based on percentage ownership of the Common Stock (who collectively may elect to purchase any or all of the remaining offered shares) at Fair Market Value. Should any of CCMP, Chesapeake or Fischer elect to purchase less than their pro rata share of the Common Stock, the other Parties may elect to purchase more than their pro rata share up to the full balance of offered shares remaining. The Company shall give written notice of its election to purchase such offered shares within twenty (20) Business Days after receipt of the Altoma Parties offer and CCMP, Fischer and Chesapeake shall give written notice of their respective elections by the earlier of (i) twenty (20) Business Days following the written notice of election by the Company or (ii) forty (40) Business Days after the Altoma Parties’ original offer notice. In the event that the Company, CCMP or Fischer exercise the option to purchase the shares of Common Stock offered by the Altoma Parties pursuant to this Section, each of the Altoma Parties agrees to finance up to
66 2/ 3% of the purchase price payable by the Company or Fischer under substantially the same terms and conditions as specified under Section 4.3(b) of this Agreement, provided, that the amount permitted to be financed by the Company will be reduced by the amount of funds that are (i) reasonably available to the Company and may be used to purchase Altoma’s Common Stock without violation of the Existing Credit Facility or other document evidencing Indebtedness, and (ii) are not reasonably necessary for the ongoing operations or budgeted capital expenditures in the foreseeable future following the date of the Altoma offer. If the Company, CCMP, Fischer and Chesapeake (i) provide notice of their intent not to purchase any of such offered shares, (ii) do not provide notice of their intent to purchase on or before forty (40) Business Days after the date of receipt of the Altoma Parties original offer notice, or (iii) fail to consummate a purchase of 100% of the shares offered by the Altoma Parties in accordance with this Section 4.3(a), each of the Altoma Parties will have the right, but not the obligation, for 120 days thereafter to: (1) Transfer in an offering the amount of Common Stock offered less the amount of shares of Common Stock Transferred to the Company and/or CCMP, the Fischer Parties and Chesapeake pursuant to the offering in this Section 4.3(a), to any person at a price equal to or greater than the price at which it was offered to the Company, CCMP, Fischer and Chesapeake, or if such proposed sale price is less than that offered to the Company, CCMP, Fischer and Chesapeake, to provide the Company, CCMP, Fischer and Chesapeake a right to purchase the remaining shares at the lower price (by complying again with the provisions of this Section 4.3(a)) before selling to another person, or (2) effect a Demand Request in accordance with Section 6.1(b), wherein each of the Altoma Parties agrees to offer for Transfer in such registration statement all of the Common Stock which has not been purchased pursuant to the offering in this Section 4.3(a). Transfers of shares of Common Stock by the Altoma Parties pursuant to this Section 4.3 shall not be subject to the provisions of Sections 4.1(a), 4.4 or 4.9. Notwithstanding anything in this Agreement to the contrary, the Company’s ability to participate in purchases of Common Stock under this Section 4.3 is subject to the approval of the holders of the Company’s class E common stock as set forth in the Company’s certificate of incorporation.

(b) Any deferred portion of the purchase price pursuant to Section 4.3(a) above payable by the Company or Fischer shall be evidenced by a promissory note (“Promissory Note”) of the purchaser containing the following terms:

(i) The Promissory Note shall bear interest at a fixed annual percentage rate equal to the prime rate in effect by JP Morgan Chase Bank, N.A. on the date of the Closing, may be prepaid at any time without penalty (any principal prepayment shall be applied against the next maturing installment of principal), shall provide for acceleration upon default, penalty interest, notice and opportunity to cure upon default, and such other standard and customary terms as the parties may agree. Except during any period in which the payments due under the Promissory Note are tolled pursuant to Section 4.3(b)(iii), the Promissory Note shall require equal semi-annual payments of principal plus accrued interest over a term of two (2) years. The first such payment shall be due on the first semi-annual anniversary of the closing of the sale pursuant to Section 4.3(a), and subsequent payments shall be due consecutively on the subsequent semi-annual anniversaries of such date until the second anniversary date at which time the unpaid balance of the Promissory Note plus accrued interest shall be due and payable.

(ii) The payment of the Promissory Note shall be secured at any time and from time to time by that number of shares of Common Stock which equals one hundred fifty percent (150%) of the value of the unpaid principal amount remaining under the Promissory Note at such time, not to exceed in any case more than the original number of shares of Common Stock repurchased by the Company or purchased by Fischer. For purposes of this Section 4.3(b)(ii), the value of the shares of Common Stock held as security for the payment of the Promissory Note shall be their Fair Market Value. At any time and from time to time, the purchaser shall be entitled to a release of collateral to the extent that the value of the Common Stock held by the holder of the Promissory Note exceeds the unpaid principal amount remaining under the Promissory Note by more than fifty percent (50%). Upon request by the purchaser for such release, the holder of the Promissory Note shall exchange the stock certificate held as collateral for a new stock certificate which reflects the release of shares pursuant to this provision. In addition to the release of collateral described above, the purchaser shall have the right, at any time and from time to time, to substitute certificates of deposit issued by any state or national bank as security for the purchaser’s obligations. The shares of Common Stock shall be released in such amount so that the sum of the face value of the certificate of deposit and one hundred fifty percent (150%) of the Fair Market Value of the shares of Common Stock retained by the holder of the Promissory Note as of the end of the most recent fiscal quarter for the Company for which financial statements are available equals the unpaid principal amount remaining under the Promissory Note. So long as the purchaser is not in default under the Promissory Note, the purchaser shall be entitled to receive all interest earned on such substituted collateral.

(iii) Any Promissory Note issued by the Company pursuant to this Section 4.3(b) shall provide that it is payable only out of “surplus” (as described in §154 of the Delaware General Corporation Law), and shall further provide that, in the event the Company shall not, at the time set for any payment, have available an adequate surplus from which to make such payment, or any portion thereof, the Company shall not make such payment, or such portion thereof, as the case may be, and the date for payment, or such portion thereof, shall be tolled, with interest accruing thereon until such surplus is available. The provisions of this Agreement regarding the Company’s issuance and payment of Promissory Notes only from surplus shall not be construed to impose on the Company any obligation to create or generate any surplus of any type whatsoever. However, each year the Company shall not declare any cash or stock dividend or voluntarily cause any other charge to be made against surplus if the result thereof would be to cause surplus to fall below the level needed to make any payment(s) on a Promissory Note(s) which is payable during such year period or whose payment has been and is, at the time of such dividend or charge, tolled pursuant to this Section 4.3(b)(iii). In the event the payment of any installment on any Promissory Note is tolled for a period of more than six (6) months, such Promissory Note shall be in default, and the holder of such Promissory Note may, upon notice of default by the holder and failure of the payee to make such payment within 30 days after the date such notice is received, declare the principal and all interest accrued thereon to be due and payable and may foreclose on any shares of Common Stock or other collateral which shall be the security therefor.

(c) Notwithstanding the foregoing, if the exercise by CCMP of its rights under this Section 4.3 would cause a “Change of Control” as defined in Section 3.4(b) or Section 3.4(c), the period of time to consummate the transactions contemplated by this Section 4.3 can be delayed for up to 90 days to effect a refinancing of the Company’s outstanding 8 1/2% senior notes due 2015 and the Company’s outstanding 8 7/8% senior notes due 2017 as contemplated by Section 3.4(b) and Section 3.4(c).

4.4 Tag-Along Rights.

(a) Prior to a Qualified IPO, in the event of a proposed Transfer by a Holder (a “Tag-Along Seller”) of more than 5% of the outstanding shares of Common Stock in one or a series of related transactions for value in a Bona Fide Offer other than (w) Transfers made pursuant to Section 4.1(a) by CCMP, and Transfers pursuant to Section 4.1(b), Section 4.1(c) or Section 4.3, (x) to a Permitted Transferee or Other Permitted Transferee, (y) in connection with a Qualified IPO, or (z) any transaction in which all of the Parties agree to participate, the Holders other than the Tag-Along Seller (the “Tag-Along Participants”) shall have the right to participate on the same terms and conditions and for the same consideration per share of Common Stock as the Tag-Along Seller in the Transfer in the manner set forth in this Section 4.4. Prior to any such Transfer, the Tag-Along Seller shall deliver to the Company prompt written notice (the “Tag-Along Notice”), which the Company will forward to the Tag-Along Participants within five (5) days of receipt thereof, which notice shall state (i) the name of the proposed Transferee, (ii) the number of shares of Common Stock proposed to be Transferred (the “Tag-Along Securities”) and the percentage (the “Tag-Along Percentage”) that such number of shares constitute of the total number of shares of Common Stock owned by such Tag-Along Seller, (iii) the proposed purchase price therefore, including a description of any non-cash consideration sufficiently detailed to permit the determination of the Fair Market Value thereof, and (iv) the other material terms and conditions of the proposed Transfer, including the proposed Transfer date (which date may not be less than twenty (20) days after delivery to the Tag-Along Participants of the Tag-Along Notice). Such notice shall be accompanied by a written offer from the proposed Transferee to purchase the Tag-Along Securities, which offer may be conditioned upon the consummation of the sale by the Tag-Along Seller, or the most recent drafts of the purchase and sale documentation between the Tag-Along Seller and the Transferee which shall make provision for the participation of the Tag-Along Participants in such sale consistent with this Section 4.4. A Tag-Along Seller may only Transfer its shares of Common Stock under this Section 4.4 if it has satisfied the provisions of Section 4.1(b), Section 4.5 and Section 4.9, as applicable, with respect to such proposed Transfer.

(b) Each Tag-Along Participant may elect to participate in the proposed Transfer to the proposed Transferee identified in the Tag-Along Notice by giving written notice to the Company and to the Tag-Along Seller within the fifteen (15) day period after the delivery of the Tag-Along Notice to such Tag-Along Participant, which notice shall state that such Tag-Along Participant elects to exercise its rights of tag-along under this Section 4.4 and shall state the maximum number of shares sought to be Transferred (which number may not exceed the product of (i) all shares of Common Stock owned by such Tag-Along Participant, multiplied by (ii) the Tag-Along Percentage). Each Tag-Along Participant shall be deemed to have waived its right of tag-along with respect to the Tag-Along Securities hereunder if it fails to give notice within the prescribed time period. The proposed Transferee of Tag-Along Securities will not be obligated to purchase a number of shares of Common Stock exceeding that set forth in the Tag-Along Notice, and in the event such Transferee elects to purchase less than all of the additional shares of Common Stock sought to be Transferred by the Tag-Along Participants, the number of shares of Common Stock to be Transferred by the Tag-Along Seller and each such Tag-Along Participant shall be reduced so that each such Holder is entitled to sell its pro rata portion (based on percentage ownership of Common Stock) of the number of shares of Common Stock the proposed Transferee elects to purchase (which in no event may be less than the number of Tag-Along Securities set forth in the Tag-Along Notice).

(c) Each Tag-Along Participant, if it is exercising its tag-along rights hereunder, shall deliver to the Tag-Along Seller at the closing of the Transfer of the Tag-Along Seller’s Tag-Along Securities to the Transferee certificates representing the Tag-Along

Securities to be Transferred by such Holder, duly endorsed for transfer or accompanied by stock powers duly executed, in either case executed in blank or in favor of the applicable purchaser against payment of the aggregate purchase price therefor by wire transfer of immediately available funds. Each Party participating in a sale pursuant to this Section 4.4 shall receive consideration in the same form and per share amount after deduction of such Party’s proportionate share of the related expenses. Each Party participating in a sale pursuant to this Section 4.4 shall agree to make or agree to the same customary representations, covenants, indemnities and agreements as the Tag-Along Seller so long as they are made severally and not jointly and the liabilities thereunder are borne on a pro rata basis based on the consideration to be received by each Party; provided, that any general indemnity given by the Tag-Along Seller, applicable to liabilities not specific to the Tag-Along Seller, to the Transferee in connection with such sale shall be apportioned among the Parties participating in a sale pursuant to this Section 4.4 according to the consideration received by each such Party and shall not exceed such Party’s net proceeds from the sale; provided, further, that any representation relating specifically to a Party and/or its ownership of Common Stock to be Transferred shall be made only by that Party. The fees and expenses incurred in connection with a sale under this Section 4.4 and for the benefit of all Parties (it being understood that costs incurred by or on behalf of a Party for his, her or its sole benefit will not be considered to be for the benefit of all Parties), to the extent not paid or reimbursed by the Company or the Transferee or acquiring Person, shall be shared by all the Parties on a pro rata basis, based on the consideration received by each Party in respect of its Common Stock to be Transferred; provided that no Party shall be obligated to make any out-of-pocket expenditure prior to the consummation of the transaction consummated pursuant to this Section 4.4 (excluding de minimis expenditures). The proposed Transfer date may be extended beyond the date described in the Tag-Along Notice to the extent necessary to obtain required approvals of Governmental Entities and other required approvals and the Company and the Parties shall use their respective commercially reasonable efforts to obtain such approvals.

(d) If the Tag-Along Seller sells or otherwise Transfers to the Transferee any of its shares of Common Stock in breach of this Section 4.4, then each Tag-Along Participant shall have the right to sell to each Tag-Along Seller, and each Tag-Along Seller undertakes to purchase from each Tag-Along Participant, the number of shares of Common Stock that such Tag-Along Participant would have had the right to sell to the Transferee pursuant to this Section 4.4, for a per share amount and form of consideration and upon the terms and conditions on which the Transferee purchased such shares of Common Stock from the Tag-Along Seller, but without any indemnity being granted by any Tag-Along Participant to the Tag-Along Seller; provided that nothing contained in this Section 4.4(d) shall preclude any Party from seeking alternative remedies against any such Tag-Along Seller as a result of its breach of this Section 4.4.

4.5 Drag Along Right.

(a) Prior to a Qualified IPO, (i) So long as Fischer owns at least 80% of the shares of Common Stock owned by Fischer as of the date of this Agreement (calculated prior to any sales pursuant to Section 4.1(b)), if both CCMP and Fischer propose to Transfer all of their Common Stock, representing more than 50% of the aggregate Voting Securities of the Company, or (ii) if Fischer does not own at least 80% of the shares of Common Stock that Fischer owns as of the date of this Agreement (calculated prior to any sales pursuant to Section 4.1(b)), if CCMP

(so long as CCMP beneficially owns 5% or more of the Company’s Fully-Diluted Common Stock) by itself or along with any other Holders propose to Transfer all of their Common Stock, representing more than 50% of the aggregate Voting Securities of the Company (the “Drag Transaction”), then if requested by the Holder(s) Transferring such Common Stock (the “Drag-Along Seller(s)”), each other Holder (each, a “Dragged Party”) shall (i) be required to sell all of the Common Stock held by it of the same class or series as any of the Common Stock to be Transferred (or then convertible into any such class or series) in the Drag Transaction, and (ii) vote for, consent to, raise no objections to and take all actions reasonably required, necessary or desirable in connection with, such Drag Transaction.

(b) The consideration to be received by a Dragged Party shall be the same form and amount of consideration per share to be received by the Drag-Along Seller(s), and the terms and conditions of such sale shall be the same as those upon which the Drag-Along Seller(s) sells its Common Stock. In connection with the Drag Transaction, each Dragged Party will agree to make or agree to the same customary representations, covenants, indemnities and agreements as the Drag-Along Seller(s) so long as they are made severally and not jointly and the liabilities thereunder are borne on a pro rata basis based on the consideration to be received by each Holder; provided, that (i) any general indemnity given by the Drag-Along Seller(s), applicable to liabilities not specific to the Drag-Along Seller(s), to the purchaser in connection with such sale shall be apportioned among the Dragged Parties according to the consideration received by each Dragged Party and shall not exceed such Dragged Party’s net proceeds from the sale, (ii) that any representation relating specifically to a Dragged Party and/or its Common Stock shall be made only by that Dragged Party, and (iii) in no event shall any Holder be obligated to agree to any non-competition covenant or other similar agreement as a condition of participating in such Transfer.

(c) The fees and expenses incurred in connection with a sale under this Section 4.5 and for the benefit of all Holders (it being understood that costs incurred by or on behalf of a Holder for his, her or its sole benefit will not be considered to be for the benefit of all Holders), to the extent not paid or reimbursed by the Company or the Transferee or acquiring Person, shall be shared by all the Holders on a pro rata basis, based on the consideration received by each Holder in respect of its Common Stock; provided that no Holder shall be obligated to make any out-of-pocket expenditure prior to the consummation of the transaction consummated pursuant to Section 4.5 (excluding de minimis expenditures).

(d) The Drag-Along Seller(s) shall provide written notice (the “Drag-Along Notice”) to each other Dragged Party of any proposed Drag Transaction as soon as practicable following its exercise of the rights provided in Section 4.5(a). The Drag-Along Notice shall set forth the consideration to be paid by the purchaser for the securities, the identity of the purchaser and the material terms of the Drag Transaction.

(e) If any holders of Common Stock of any class are given an option as to the form and amount of consideration to be received in the Drag Transaction, all holders of Common Stock of such class shall be given the same option.

(f) Upon the consummation of the Drag Transaction and delivery by any Dragged Party of the duly endorsed certificate or certificates representing the Common Stock held by such

Dragged Party to be sold together with a stock power duly executed in blank, the acquiring Person shall remit directly to such Dragged Party, by wire transfer of immediately available funds, the consideration for the securities sold pursuant thereto.

4.6 Prohibited Transfers. Except as specifically set forth in Section 4.4(b), any purported Transfer of shares of Common Stock by a Party that is not permitted by the provisions of Article 4, or which is in violation of such provisions, shall be void and of no force and effect whatsoever (each, a “Prohibited Transfer”).

4.7 Certain Events Not Deemed Transfers. In no event shall any of the following constitute a transfer of shares of Common Stock for purposes of Sections 4.1, 4.3, 4.4, 4.5 or 4.9 or be subject to the terms hereof: (i) an exchange, reclassification or other conversion of shares of Common Stock into any cash, securities or other property pursuant to a merger, consolidation or recapitalization of the Company or any Subsidiary with, or a sale or transfer by the Company or any Subsidiary of all or substantially all its assets to, any Person; or (ii) an exercise or conversion of Common Stock into shares of Common Stock in accordance with the terms thereof.

4.8 Transfers Subject to Compliance with Securities Act and Other Applicable Law. No shares of Common Stock may be Transferred by a Party (other than pursuant to an effective registration statement under the Securities Act) unless such Party first delivers to the Company an opinion of counsel, which opinion of counsel shall be reasonably satisfactory to the Company, to the effect that such Transfer is not required to be registered under the Securities Act and any other Applicable Law.

4.9 Right of First Offer.

(a) Prior to a Qualified IPO, subject to and excluding (w) any Transfers by CCMP pursuant to Section 4.1(a), (x) Transfers by Fischer pursuant to Section 4.1(b), (y) Transfers by Altoma pursuant to Section 4.1(c), and (z) any Transfers made pursuant to (i) an offering of equity securities registered under the Securities Act, (ii) Section 4.2, (iii) Section 4.3, (iv) Section 4.5 pursuant to a sale in which the Drag-Along Sellers are exercising drag-along rights, and (v) Section 4.7, in the event that (A) subsequent to thirty (30) months after the Effective Time, Chesapeake or any of its Permitted Transferees, or (B) subsequent to four (4) years after the Effective Date in the event CCMP or Fischer or any of their Permitted Transferees (such Person referenced in subsections (A) and (B), the “ROFO Seller”) desires to Transfer shares of Common Stock owned by it to any Person, such ROFO Seller shall notify in writing (the “ROFO Notice”) the Holders other than the ROFO Seller (the “ROFO Parties”) and the Company, of: (A) its desire to Transfer such shares of Common Stock, (B) the number of shares proposed to be Transferred (the “ROFO Shares”) and (C) the price at which the ROFO Seller is willing to sell the ROFO Shares (the “ROFO Notice Price”), and (D) other terms of such proposed sale (the “ROFO Notice Terms”). The ROFO Seller(s) will negotiate in good faith for a period of not less than 21 days after the date of the ROFO Notice with any ROFO Parties who express an interest in acquiring the ROFO Shares. The ROFO Parties shall be entitled, but not required, within 21 days after the delivery date of the ROFO Notice, to deliver a cash offer notice (an “ROFO Offer Notice”) to the ROFO Seller of their offer for all, or any portion, of the ROFO Shares set forth in the ROFO Notice. If any ROFO Offer Notice is accepted by the ROFO Seller, each ROFO Party timely delivering a ROFO Offer Notice shall have the right to acquire a pro rata number of ROFO Shares based on the relative number of shares of Common Stock then owned by all of the ROFO Parties timely delivering a ROFO Offer Notice.

(b) Unless the ROFO Seller and the ROFO Parties otherwise agree, in the event ROFO Offer Notices at least equal to the ROFO Notice Price are not delivered to the ROFO Seller on or prior to the date 21 days after the delivery date of the ROFO Notice (the “ROFO Offer Deadline”), the offer shall be deemed rejected with respect to such ROFO Shares so offered, and, at any time within 120 days after the ROFO Offer Deadline, the ROFO Seller shall be entitled to sell any ROFO Shares not Transferred pursuant to the ROFO Offer Notices on terms no more favorable than that ROFO Notice Terms and for a cash price equal to or greater than the ROFO Notice Price. After the expiration of such 120-day period, if the ROFO Seller has not sold, the ROFO Seller may not Transfer the ROFO Shares without complying again with the provisions of this Section 4.9.

(c) To the extent ROFO Offer Notices are delivered and are accepted or deemed accepted by the ROFO Seller, the closing for the Transfer of the ROFO Shares shall be consummated at 9:00 a.m. Oklahoma City time on the date 30 days following the ROFO Offer Deadline, at the Company’s principal executive offices, or at such other time, date and place as mutually agreed by the ROFO Seller and the ROFO Parties. At the closing, the purchase price shall be paid in the form of a cashier’s check or by wire transfer in same day funds, and the ROFO Seller shall deliver stock certificates representing the ROFO Shares so purchased, accompanied by duly executed stock powers, free and clear of all liens, encumbrances and adverse claims (other than encumbrances as set forth in this Agreement), and such other instruments or documents as are deemed necessary by the Company for the proper Transfer of the ROFO Shares so Transferred on the books of the Company. The Company, the ROFO Seller, and the ROFO Parties shall cooperate in good faith in obtaining all necessary governmental and third-party consents, approvals or waivers required for the closing. The closing may be delayed, to the extent required, until the next succeeding day following the expiration of any required waiting periods under the Hart-Scott-Rodino Antitrust Improvements Act of 1976 and the obtaining of any necessary government approvals.

(d) Notwithstanding the foregoing, if the exercise by CCMP of its rights under this Section 4.9 would cause a “Change of Control” as defined in Section 3.4(b) or Section 3.4(c), the period of time to consummate the transactions contemplated by this Section 4.9 can be delayed for up to 90 days to effect a refinancing of the Company’s outstanding 8 1/2% senior notes due 2015 and the Company’s outstanding 8 7/8% senior notes due 2017 as contemplated by Section 3.4(b) and Section 3.4(c).

4.10 Preemptive Rights.

(a) If, prior to the consummation of, a Qualified IPO, the Company or any Subsidiary wishes to issue and sell any shares of Common Stock or any security convertible into or exchangeable for Common Stock (a “New Security”) to any Person or Persons (collectively, the “Subject Purchasers”) other than (A) in a Public Offering pursuant to a Demand IPO, in connection with a Qualified IPO or in connection with or following a Public Offering Event, (B) an issuance to directors, officers, employees and consultants of the Company and its Subsidiaries of restricted Common Stock and/or stock options exercisable for shares of Common Stock pursuant to any equity incentive plan of the Company or any Subsidiary approved by CCMP, as well as the issuance of Common Stock upon the exercise of such options (it being understood that the proviso in this clause (B) shall not apply to, or include, options assumed in connection with any transaction described in the following clause (C)); or (C) the issuance of any equity security in connection with (1) any arms-length merger, consolidation, share exchange or similar transaction of the Company or any Subsidiary with any other Person or (2) the arms-length strategic acquisition by the Company or any of its Subsidiary of the capital stock (or other equity interests) or assets of any other Person, then the Company shall also offer such New Securities to the Principal Investor Group and its Permitted Transferees by sending written notice (the “New Issuance Notice”) to such Principal Investor Group and Permitted Transferees (“Preemptive Right Beneficiary”) at least fifteen (15) days prior to the issuance and sale of the New Securities. The New Issuance Notice shall state (a) the number of shares, notes or other securities, as applicable, of New Securities proposed to be issued and sold and the terms of such New Securities, (b) the proposed purchase price per share, note or other security, as applicable, of the New Securities that the Company is willing to accept (the “Proposed Price”) and the terms and conditions of the purchase of such New Securities, (c) the proposed date on which the New Securities will be sold (the “New Issuance Closing Date”), and (d) each Holder’s Proportionate Percentage. For purposes hereof, each Preemptive Right Beneficiary’s “Proportionate Percentage” means, with respect to any Preemptive Right Beneficiary, the percentage of the New Securities allocated to such Preemptive Right Beneficiary to be determined by dividing (a) the total number of shares of Fully-Diluted Common Stock owned by such Preemptive Right Beneficiary (excluding shares issuable upon exercise of employee stock options), by (b) the total number of shares of Fully-Diluted Common Stock owned by all Preemptive Right Beneficiaries (excluding shares issuable upon exercise of employee stock options).

ARTICLE 5.

INITIAL PUBLIC OFFERING

5.1 Demand IPO. Notwithstanding anything in this Agreement to the contrary, at any time (i) following the date that is eighteen (18) months after the Effective Date, either (A) CCMP or (B) a majority in interest of the Principal Investors (excluding CCMP), voting as a single class, shall have the right, by delivery of a written notice to the Company, to demand that the Company engage in a Qualified IPO (a “Demand IPO”), if the price per share to be received by the Company or such Party or Parties, as the case may be, in such Demand IPO is at least 1.75 times the price per share paid by CCMP for the Common Stock pursuant to the Stock Purchase Agreement (as such price paid per share by CCMP is appropriately adjusted to reflect any stock splits, stock dividends or other similar recapitalizations), or (ii) following the date that is four (4) years after the Effective Date, CCMP shall have the right, by delivery of a written notice to the Company, to demand a Demand IPO. Upon delivery of such notice, the Company, the Principal Investors and any Permitted Transferees of any of the foregoing shall cooperate and use their respective reasonable best efforts to facilitate the consummation of the Demand IPO, including, but not limited to, taking, facilitating or observing the actions and obligations specified in Article 7. The Board of Directors shall have the right to appoint investment banking and legal advisors to assist the Company with the actions required under this Article 5, such investment banking and legal advisors to be reasonably acceptable to CCMP.

ARTICLE 6.

REGISTRATION RIGHTS; PIGGYBACK REGISTRATION

6.1 Demand Registration Rights.

(a) At any time after a Qualified IPO (the “Demand Period”), each of the Principal Investors may on up to three (3) occasions make a written request of the Company (a “Demand Request”) for registration under the Securities Act (a “Demand Registration”) of Registrable Securities held by such Party or Parties, as the case may be, provided that such Registrable Securities shall have proposed offering proceeds for such offering that equal or exceed the lesser of (i) the remaining shares of Common Stock owned by such Principal Investor and (ii) US $50 million (or US $10 million in the event the Company is able to register such Registrable Securities on Form S-3).

(b) In addition to the Demand Requests pursuant to Section 6.1(a), either Altoma or Chesapeake may make one (1) request for registration under the Securities Act of the Common Stock held by them at any time after the date that is eighteen (18) months after the Effective Date and prior to the date that notice relating to a Demand IPO has been given as provided in Section 5.1, a registration statement for a Qualified IPO has been filed or a Qualified IPO has been consummated, provided that (i) such Registrable Securities shall have proposed offering proceeds for such offering that equals or exceeds the price paid by CCMP for the Common Stock pursuant to the Stock Purchase Agreement (as such price paid per share by CCMP is appropriately adjusted to reflect any stock splits, stock dividends or other similar recapitalizations), (ii) the offering to be undertaken by either Altoma or Chesapeake does not involve a primary offering of Common Stock by the Company, and (iii) the corporate governance rights of CCMP, including without limitation, those contained in this Agreement and the Company’s certificate of incorporation, shall survive such offering. The respective rights of Altoma or Chesapeake set forth in this Section 6.1(b) shall terminate and be of no further force and effect if the Board of Directors of the Company recommends a transaction that would result in a Qualified IPO occurring prior to August 15, 2011, and such party votes against the proposed transaction. For the avoidance of doubt, the obligations of the Company pursuant to this Section 6.1(b) shall be limited to the registration of the Registrable Securities pursuant to a registration statement effective with the Commission only, and the Company shall have no obligation to list or market such Registrable Securities hereunder.

(c) The Company may defer the filing (but not the preparation) of a registration statement required by this Section 6.1 until a date not later than 60 days after the Required Filing Date (as defined below) if (i) at the time the Company receives the Demand Request, the Company or its Subsidiaries are engaged in confidential negotiations, other confidential business activities or is otherwise in possession of material non-public information, disclosure of which would be required in such registration statement (but would not be required if such registration statement were not filed), and the Board of Directors of the Company determines in good faith that such disclosure would be materially detrimental to the Company and its stockholders, (ii) an investment banking firm advises the Company that effecting such registration would materially and adversely affect an offering of securities of the Company, or (iii) prior to receiving the Demand Request, the Board of Directors had determined to effect a registered underwritten public offering of the Company’s equity securities for the Company’s account and the Company had taken substantial steps (including, but not limited to, selecting (subject to the terms of this Agreement) and entering into a letter of intent with the Managing Underwriter for such offering) and is proceeding with reasonable diligence to effect such offering. A deferral of the filing of a registration statement pursuant to this Section 6.1(c) shall be lifted, and the requested registration statement shall be filed forthwith, if: in the case of a deferral pursuant to clause (i) of the preceding sentence, the negotiations or other activities are disclosed or terminated; in the case of a deferral pursuant to clause (ii) of the preceding sentence, such investment banking firm advises the Company that effecting such registration would no longer materially and adversely affect an offering of securities of the Company; or, in the case of a deferral pursuant to clause (iii) of the preceding sentence, the proposed registration for the Company’s account is abandoned. In order to defer the filing of a registration statement pursuant to this subsection (c), the Company shall promptly, upon determining to seek such deferral, deliver to a requesting holder a certificate signed by the president or chief executive officer of the Company stating that the Company is deferring such filing pursuant to this Section 6.1(c) and the basis therefor in reasonable detail. Within twenty (20) days after receiving such certificate, the requesting holder for which registration was previously requested may withdraw such request by giving notice to the Company; if withdrawn, the Demand Request shall be deemed not to have been made for all purposes of this Agreement. Notwithstanding the foregoing, the Company may not defer the filing of a registration statement pursuant to this Section 6.1(c) more than twice every 12 months.

(d) Each Demand Request shall specify the number of shares of Registrable Securities proposed to be sold. Subject to this Section 6.1(d), the Company shall use its commercially reasonable efforts to file the Demand Registration within 60 days after receiving a Demand Request (the “Required Filing Date”) and shall use all commercially reasonable efforts to cause the same to be declared effective by the Commission as promptly as practicable after such filing, provided that the Company need effect only one Demand Registration at any time in accordance with this Section 6.1. The Company shall pay all of its fees, costs and expenses, other than underwriting discounts and commissions, related to any such Demand Registration; provided, however, if the Demand Registration is subsequently withdrawn by the Party or Parties initiating the Demand Registration, the Party or Parties may decide either (i) to pay pro rata any expenses of such registration and retain their rights to such Demand Registration or (ii) to elect to have the Company bear such expenses (in which event such Demand Registration shall count as one of such Party’s demands for Demand Registration).

(e) Notwithstanding anything to the contrary contained in this Agreement, the Company shall not be required to register any Person’s Registrable Securities pursuant to a Demand Registration unless such Person accepts the terms of the underwriting agreement, if any, between the Company and the Underwriter.

6.2 Piggyback Registration. Subject to the provisions of this Agreement, if the Company proposes to file a registration statement under the Securities Act with respect to an offering of any equity securities by the Company for its own account or for the account of any of its equity holders, including a registration statement filed pursuant to Section 6.1, (other than a registration statement on Form S-4 or Form S-8 (or such corresponding forms adopted by the Commission for use by foreign issuers), or any substitute form that may be adopted by the Commission, or any registration statement filed in connection with an exchange offer or offering of securities solely to the Company’s existing security holders), then the Company shall give written notice of such proposed filing to the Principal Investors as soon as practicable (but in no event less than 30 days before the anticipated effective date of such registration statement), and such notice shall offer each such Party and its Permitted Transferees the opportunity to register the Applicable Percentage of the Registrable Securities held by each such Party and its Permitted Transferees (a “Piggyback Registration”). Subject to the limitations in Sections 6.3, 6.4, 6.5, 6.6 and 6.9 hereof, the Company shall include in each such Piggyback Registration all Registrable Securities requested to be included in the registration for such offering. Each such holder of Registrable Securities shall be permitted to withdraw all or part of such holder’s Registrable Securities from a Piggyback Registration at any time prior to the effective date thereof.

6.3 Obligations of the Company. Whenever required under this Article 6 to effect the registration of any Registrable Securities, the Company shall, as expeditiously as reasonably possible:

(a) Prepare and file with the Commission a registration statement with respect to such Registrable Securities and use its commercially reasonable efforts to cause such registration statement to be declared effective, and keep such registration statement effective for up to 120 days; provided, however, that if Holders of Registrable Securities holding shares having an aggregate value in excess of ten million dollars ($10,000,000) request that such registration statement be filed on Form S-3 under Rule 415 on a continuous basis and such filing is permitted under applicable Commission rules, the Company shall keep such registration statement effective until all such Registrable Securities are sold thereunder and/or cease to be Registrable Securities, or for two years if earlier, provided that the aggregate value of shares registered under such registration statement also exceeds ten million dollars ($10,000,000).

(b) Prepare and file with the Commission such amendments and supplements to such registration statement and the prospectus used in connection with such registration statement as may be necessary to comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such registration statement for up to 120 days, or such longer period in connection with a Rule 415 offering described in Section 6.3(a) above.

(c) Furnish to the Parties such numbers of copies of a prospectus, including a preliminary prospectus, in conformity with the requirements of the Securities Act, and such other documents as they may reasonably request in order to facilitate the disposition of Registrable Securities owned by them.

(d) Use its reasonable efforts to register and qualify the securities covered by such registration statement under such other securities or “blue sky” laws of such jurisdictions in the United States as shall be reasonably requested by the Parties, provided that the Company shall not be required in connection therewith or as a condition thereto to qualify to do business or to file a general consent to service of process in any such states or jurisdictions.

(e) In the event of any underwritten public offering, enter into and perform its obligations under an underwriting agreement, in usual and customary form, with the Managing Underwriter of such offering.

(f) Notify each Party covered by such registration statement at any time when a prospectus relating thereto is required to be delivered under the Securities Act of the happening of any event as a result of which the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing, such obligation to continue for 120 days, or such longer period in connection with a Rule 415 offering described in Section 6.3(a) above.

(g) Except for registrations pursuant to Section 6.1(b), use its reasonable efforts to cause all such Registrable Securities registered pursuant hereunder to be listed on each securities exchange on which the same securities issued by the Company are then listed.

(h) Provide a transfer agent and registrar for all Registrable Securities registered pursuant hereto and a CUSIP number for all such Registrable Securities, in each case not later than the effective date of such registration.

(i) Except for registrations pursuant to Section 6.1(b), use its reasonable efforts to furnish, at the request of any Party requesting registration of Registrable Securities pursuant to this Article 6, on the date that such Registrable Securities are delivered to the underwriters for sale in connection with a registration pursuant to this Article 6, if such securities are being sold through Underwriters, or, if such securities are not being sold through Underwriters, on the date that the registration statement with respect to such securities becomes effective, (i) an opinion, dated such date, of the counsel representing the Company for the purposes of such registration, in form and substance as is customarily given to Underwriters in an underwritten public offering, addressed to the Underwriters, if any, and to the Party or Parties requesting registration of Registrable Securities and (ii) a letter dated such date, from the independent certified public accountants of the Company, in form and substance as is customarily given by independent certified public accountants to underwriters in an underwritten public offering, addressed to the underwriters, if any, and to the Parties requesting registration of Registrable Securities.

6.4 Indemnification. In the event any Registrable Securities are included in a registration statement under this Article 6:

(a) To the extent permitted by law, the Company will indemnify and hold harmless each Party, each of its officers, directors, partners, legal counsel, accountants, and any underwriter (as defined in the Securities Act) for such Party and each Person, if any, who controls such Party or underwriter within the meaning of the Securities Act or the Exchange Act, against any losses, claims, damages, or liabilities (joint or several) to which they may become subject under the Securities Act, the Exchange Act or other federal or state law, insofar as such losses, claims, damages, or liabilities (or actions in respect thereof) arise out of or are based upon any of the following statements, omissions or violations (collectively a “Violation”): (i) any untrue statement or alleged untrue statement of a material fact contained in such registration statement, including any preliminary prospectus or final prospectus contained therein or any amendments or supplements thereto, (ii) the omission or alleged omission to state therein a material fact required to be stated therein, or necessary to make the statements therein not misleading, or (iii) any violation or alleged violation by the Company of the Securities Act, the

Exchange Act, any state securities law or any rule or regulation promulgated under the Securities Act, the Exchange Act or any state securities law; and the Company will pay to each such Party, each of its officers, directors, partners, legal counsel, accountants, and any underwriter or controlling person, as incurred, any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability, or action; provided, however, that the indemnity agreement contained in this Section 6.4(a) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability, or action if such settlement is effected without the consent of the Company (which consent shall not be unreasonably withheld), nor shall the Company be liable to any Party, each of its officers, directors, partners, legal counsel, accountants, and any underwriter or controlling Person for any such loss, claim, damage, liability, or action to the extent that it arises out of or is based upon a Violation which occurs in reliance upon and in conformity with written information furnished expressly for use in connection with such registration by any such Party, underwriter or controlling Person.

(b) To the extent permitted by law, each selling Party will indemnify and hold harmless the Company, each of its directors, each of its officers who has signed the registration statement, each Person, if any, who controls the Company within the meaning of the Securities Act, legal counsel for the Company, accountants for the Company, any underwriter, any other Party selling securities in such registration statement and any controlling Person of any such underwriter or other Party, against any losses, claims, damages, or liabilities (joint or several) to which any of the foregoing Persons may become subject, under the Securities Act, the Exchange Act or other federal or state law, insofar as such losses, claims, damages, or liabilities (or actions in respect thereto) arise out of or are based upon any Violation, in each case to the extent (and only to the extent) that such Violation occurs in reliance upon and in conformity with written information furnished by such Party expressly for use in connection with such registration; and each such Party will pay, as incurred, any legal or other expenses reasonably incurred by any person intended to be indemnified pursuant to this Section 6.4(b), in connection with investigating or defending any such loss, claim, damage, liability, or action; provided, however, that the indemnity agreement contained in this Section 6.4(b) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of the Party, which consent shall not be unreasonably withheld; provided, that in no event shall any indemnity under this Section 6.4(b) exceed the net proceeds from the offering received by such Party, except in the case of willful fraud by such Party.

(c) Promptly after receipt by an indemnified party under this Section 6.4 of notice of the commencement of any action (including any governmental action), such indemnified party will, if a claim in respect thereof is to be made against any indemnifying party under this Section 6.4, deliver to the indemnifying party a written notice of the commencement thereof and the indemnifying party shall have the right to participate in, and, to the extent the indemnifying party so desires, jointly with any other indemnifying party similarly noticed, to assume the defense thereof with counsel mutually satisfactory to the parties; provided, however, that an indemnified party (together with all other indemnified parties which may be represented without conflict by one counsel) shall have the right to retain one separate counsel, with the reasonable fees and expenses to be paid by the indemnifying party, if representation of such indemnified party by the counsel retained by the indemnifying party would be inappropriate due to actual or potential differing interests between such indemnified party and any other party represented by such counsel in such proceeding. The failure to deliver written notice to the indemnifying party within a reasonable time of the commencement of any such action, if prejudicial to its ability to defend such action, shall relieve such indemnifying party of any liability to the indemnified party under this Section 6.4, but the omission so to deliver written notice to the indemnifying party will not relieve it of any liability that it may have to any indemnified party otherwise than under this Section 6.4.

(d) If the indemnification provided for in Section 6.4 is held by a court of competent jurisdiction to be unavailable to an indemnified party with respect to any loss, liability, claim, damage or expense referred to therein, then the indemnifying party, in lieu of indemnifying such indemnified party hereunder, shall contribute to the amount paid or payable by such indemnified party as a result of such loss, liability, claim, damage, or expense in such proportion as is appropriate to reflect the relative fault of the indemnifying party on the one hand and of the indemnified party on the other in connection with the statements or omissions that resulted in such loss, liability, claim, damage or expense as well as any other relevant equitable considerations; provided, that in no event shall any contribution by a Party under this Section 6.4(d) exceed the net proceeds from the offering received by such Party, except in the case of willful fraud by such Party. The relative fault of the indemnifying party and of the indemnified party shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission to state a material fact relates to information supplied by the indemnifying party or by the indemnified party and the parties’ relative intent, knowledge, access to information, and opportunity to correct or prevent such statement or omission.

(e) Notwithstanding the foregoing, to the extent that the provisions on indemnification and contribution contained in the underwriting agreement entered into in connection with the underwritten public offering are in conflict with the foregoing provisions, the provisions in the underwriting agreement shall control with respect to the Company and the Parties.

(f) The obligations of the Company and Parties under Section 6.4 shall survive the completion of any offering of Registrable Securities in a registration statement under this Article 6, and otherwise.

6.5 Reports Under Exchange Act. With a view to making available to the Parties the benefits of Rule 144 promulgated under the Securities Act and any other rule or regulation of the Commission that may at any time permit a Party to sell securities of the Company to the public without registration or pursuant to a registration on Form S-3, the Company agrees to:

(a) make and keep public information available, as those terms are understood and defined in Commission Rule 144, at all times after 90 days after the effective date of the first registration statement filed by the Company for the offering of its securities to the general public so long as the Company remains subject to the periodic reporting requirements under Sections 13 or 15(d) of the Exchange Act;

(b) take such action, including the voluntary registration of its Common Stock under Section 12 of the Exchange Act, as is necessary to enable the Parties, if requested pursuant to a Demand Registration, to utilize Form S-3 for the sale of their Registrable Securities, such action to be taken as soon as practicable after the end of the fiscal year in which the first registration statement filed by the Company for the offering of its securities to the general public is declared effective;

(c) file with the Commission in a timely manner all reports and other documents required of the Company under the Securities Act and the Exchange Act; and

(d) furnish to any Party, so long as the Party owns any Registrable Securities, forthwith upon request (i) a written statement by the Company that it has complied with the reporting requirements of Commission Rule 144 (at any time after 90 days after the effective date of the first registration statement filed by the Company), the Securities Act and the Exchange Act (at any time after it has become subject to such reporting requirements), or that it qualifies as a registrant whose securities may be resold pursuant to Form S-3 (at any time after it so qualifies), (ii) a copy of the most recent annual or quarterly report of the Company and such other reports and documents so filed by the Company, and (iii) such other information as may be reasonably requested in availing any Party of any rule or regulation of the Commission which permits the selling of any such securities without registration or pursuant to such form.

6.6 No Assignment of Demand Rights. The rights to cause the Company to register Registrable Securities pursuant to Section 6.1 may not be assigned to third parties except to a Permitted Transferee controlled by CCMP, Fischer, Altoma or Chesapeake.

6.7 Limitations on Subsequent Registration Rights. From and after the date of this Agreement, the Company shall not enter into any agreement with any holder or prospective holder of any securities of the Company which would grant such holder or prospective holder registration rights that are more favorable than the registration rights of the Principal Investors.

6.8 Selection of Underwriters. The Board of Directors shall have the right to designate the book-running managing Underwriter(s) (the “Managing Underwriter(s)”) with respect to any Piggyback Registration or Demand Registration, or with respect to any other underwritten public offering of Registrable Securities or other securities of the Company and shall select such additional Underwriters to be used in connection with the offering, if any, provided that, with respect to any Piggyback Registration or Demand Registration triggered by CCMP or in which CCMP is a participant, such Managing Underwriter designation shall be reasonably acceptable to CCMP. The Board of Directors shall also have the right to select one or more co-managers for each such offering if the Board of Directors, in their sole discretion, shall determine that any be necessary, and the underwriting fees related to any such offering shall be allocated among any such co-managers in such proportions as the Board of Directors shall determine. In the event of any such offering, the Managing Underwriter(s), the Company and any selling stockholders will enter into an agreement appropriate to the circumstances, containing provisions for, among other things, compensation, indemnification, contribution, and representations and warranties, which are usual and customary for similar agreements entered into by the Managing Underwriter(s) or other investment bankers of national standing acting in similar transactions.

6.9 Underwriters’ Cut-Backs. The Company shall use all commercially reasonable efforts to cause the Managing Underwriter or any other managing Underwriter of a proposed underwritten offering (including an offering pursuant to a Demand Registration), as the case may be, to permit the Registrable Securities requested to be included in the registration statement for such offering under Section 6.2 or pursuant to other piggyback registration rights, if any, granted by the Company (“Piggyback Securities”) to be included on the same terms and conditions as any similar securities included therein. Notwithstanding the foregoing, the Company shall not be required to include any Party’s Piggyback Securities in such offering unless such Party accepts the terms of the underwriting agreement between the Company and the Managing Underwriter (or other managing Underwriter) or Underwriters, and otherwise complies with the provisions of Section 6.10 below. If the Managing Underwriter or Underwriters of a proposed underwritten offering advise the Company in writing that in its or their opinion the total amount of securities, including Piggyback Securities, to be included in such offering is sufficiently large to potentially impede or interfere with the offering, then in such event the securities to be included in such offering shall be allocated first to the Company and then, to the extent that any additional securities can, in the opinion of such managing Underwriter or Underwriters, be sold without any such potential to impede or interfere with the offering, pro rata among the holders of Registrable Securities on the basis of the number of Registrable Securities requested to be included in such registration by each such holder.

6.10 Participation. No Party may participate in any underwritten registration under this Article 6 unless such Party (i) agrees to sell such Party’s Registrable Securities on the basis provided in any underwriting arrangements approved by the Person entitled hereunder to approve such arrangements, (ii) completes and executes all questionnaires, powers of attorney, indemnities, underwriting agreements and other documents reasonably required under the terms of such underwriting arrangements and this Agreement and (iii) if requested by another Person participating in such underwritten registration, agrees that all securities convertible or exchangeable into shares of Common Stock that are included in such underwritten registration shall be so converted or exchanged on or prior to the consummation thereof.

6.11 Lock-Up Letters. Each holder of Registrable Securities (whether or not such Registrable Securities are included in a registration statement pursuant hereto) agrees to execute a written agreement not to effect any public sale or distribution of the issue being registered or of any securities convertible into or exchangeable or exercisable for such securities, including a sale pursuant to Rule 144 under the Securities Act, during the 14 days prior to, and during the 180-day period (or shorter period permitted by the Managing Underwriter, if applicable) beginning on, the effective date of a registration statement filed pursuant hereto except as part of such registration if and to the extent requested by the Company, in the case of a non-underwritten public offering, or if and to the extent requested by the Managing Underwriter or Underwriters, as the case may be, in the case of an underwritten public offering.

ARTICLE 7.

REGISTRATION PROCEDURES

7.1 Procedures.

(a) The Company may require each Selling Holder to promptly furnish in writing to the Company such information regarding the distribution of the Registrable Securities as it may from time to time reasonably request and such other information as may be legally required in connection with any registration. Notwithstanding anything herein to the contrary, the Company shall have the right to exclude from any offering the Registrable Securities of any Selling Holder who does not comply with the provisions of the immediately preceding sentence.

(b) Each Selling Holder agrees that, upon receipt of any notice from the Company of the happening of any event that makes any statement made in a registration statement or related prospectus or any document incorporated or deemed to be incorporated therein by reference untrue in any material respect, or that requires the making of any changes in such registration statement, prospectus or documents so that, in the case of the registration statement, it will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, and that in the case of the prospectus, it will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, (i) such Selling Holder will forthwith discontinue disposition of Registrable Securities pursuant to the registration statement covering such Registrable Securities until such Selling Holder’s receipt of the copies of a supplemented or amended prospectus contemplated by the description in this sentence and (ii) if so directed by the Company, such Selling Holder will deliver to the Company all copies, other than permanent file copies, then in such Selling Holder’s possession, of the most recent prospectus covering such Registrable Securities at the time of receipt of such notice. In the event the Company shall give such notice, the Company shall extend the period during which such registration statement shall be maintained effective by the number of days during the period from and including the date of the giving of notice pursuant to this sentence to the date when the Company shall make available to the Selling Holders of Registrable Securities covered by such registration statement a prospectus supplemented or amended to conform with the requirements of this sentence.

7.2 Registration Expenses. In connection with any registration statement required to be filed hereunder, the Company shall pay the following registration expenses (the “Registration Expenses”): (i) all registration and filing fees (including, without limitation, with respect to filings to be made with the Financial Industry Regulatory Authority), (ii) fees and expenses of compliance with securities or blue sky laws (including reasonable fees and disbursements of counsel in connection with blue sky qualifications of the Registrable Securities), (iii) printing expenses, (iv) internal expenses of the Company (including, without limitation, all salaries and expenses of its officers and employees performing legal or accounting duties), (v) the fees and expenses incurred in connection with the listing on a securities exchange or inter-dealer or similar quotation system of the Registrable Securities if the Company shall choose to list such Registrable Securities (other than for registrations pursuant to Section 6.1(b)), (vi) fees and disbursements of counsel for the Company and customary fees and expenses for independent certified public accountants retained by the Company, (vii) the reasonable fees and expenses of one counsel for the Selling Holders (collectively), (viii) the fees and expenses of any special experts retained by the Company in connection with such registration, and (ix) fees and expenses of any “qualified independent underwriter” or other independent appraiser participating in an offering pursuant to Rule 2720(c) of the Financial Industry Regulatory Authority. The Company shall not have any obligation to pay any underwriting fees, discounts, or commissions attributable to the sale of Registrable Securities or, except as provided by clause (ii) or (vii) above, any out-of-pocket expenses of the Selling Holders (or the agents who manage their accounts).

7.3 Suspension Periods. In the event the Company has filed a registration statement that has been declared effective by the Commission (including a registration statement on Form S-3 under Rule 415 that provides for periodic resales by a Selling Holder), the Company may provide notice to the Parties hereto that the Company has elected to require the suspension of the sale by the Parties of Registrable Securities (including securities registered under any such effective registration statement) (a “Suspension Period”):

(a) for the lock-up period relating to any underwritten public offering of Company securities or any private placement of Company securities made pursuant to Rule 144A; and

(b) for a period of up to 90 days if the Company is engaged in confidential negotiations, other confidential business activities or is otherwise in possession of material non-public information, disclosure of which would be required in such registration statement (but would not be required if such registration were not filed), and the Board of Directors of the Company determines in good faith that such disclosure would be materially detrimental to the Company and its stockholders; provided, however, that the Company may not cause a Suspension Period to occur more than twice every 12 months.

ARTICLE 8.

COMPANY SALE

8.1 Sale Option. Notwithstanding any other provision of this Agreement, and subject to Section 8.2, at any time subsequent to the sixth anniversary of the date hereof, and so long as a Qualified IPO has not yet occurred, CCMP shall have the option to compel the Company to initiate and consummate a sale of all or substantially all of the equity interests in or assets of the Company (a “Company Sale”) pursuant to an auction process (the “Company Sale Auction”), by the delivery to the Board of Directors of the Company and each of the Principal Investors of a written notice to that effect (a “Sale Notice”). The sale of the Company may take the form of a stock sale, asset sale, merger or any other form whatsoever, to be determined by CCMP in its sole discretion, and each Holder shall be permitted to participate in the Company Sale Auction. For the avoidance of doubt, in any sale pursuant to this Section 8.1, each Holder shall receive the same consideration per share of Capital Stock as each other Holder and the terms and conditions of such sale shall be the same for each Holder.

8.2 Fischer Offer.

(a) In the event CCMP initiates a Company Sale, CCMP shall send a copy of the Sale Notice to Fischer, upon receipt of which Fischer shall have thirty (30) days (the “Fischer Offer Deadline”) to negotiate with CCMP and deliver an unconditional, fully financed offer to purchase for cash all of the equity interests in or assets of the Company proposed to be sold in the Company Sale (the “Fischer Offer”), which Fischer Offer shall include terms and conditions customary for such a transaction. If CCMP, in its sole discretion, deems the Fischer

Offer acceptable, the closing for the Company Sale shall be consummated at 9:00 a.m. Oklahoma City time on the date 30 days following the Fischer Offer Deadline, at the Company’s principal executive offices, or at such other time, date and place as mutually agreed by Fischer, the Company and CCMP. At the closing, the purchase price set forth in the Fischer Offer and accepted by CCMP shall be paid in the form of a cashier’s check or by wire transfer in same day funds, and the Company shall deliver stock certificates representing all Common Stock so purchased, accompanied by duly executed stock powers, free and clear of all liens, encumbrances and adverse claims (other than encumbrances as set forth in this Agreement), and such other instruments or documents as are deemed necessary by Fischer for the proper Transfer of such Common Stock so transferred. In the event that the Fischer Offer is accepted by CCMP, each of Altoma and Chesapeake may, in its sole discretion, elect to (i) sell the Common Stock beneficially owned by it to Fischer in accordance with the Fischer Offer, or (ii) retain its Common Stock, with such Principal Investor being deemed excluded from and not a party to the Fischer Offer. The Company, Fischer and CCMP shall cooperate in good faith in obtaining all necessary governmental and third-party consents, approvals or waivers required for the closing. The closing may be delayed, to the extent required, until the next succeeding day following the expiration of any required waiting periods under the Hart-Scott-Rodino Antitrust Improvements Act of 1976 and the obtaining of any necessary government approvals.

(b) If, (i) CCMP, in its sole discretion, deems the price or terms of the Fischer Offer to be inadequate, or (ii) CCMP did not receive the Fischer Offer prior to the Fischer Offer Deadline (in which case the offer to Fischer to purchase the Company shall be deemed rejected), CCMP and the Company shall be entitled to pursue the Company Sale pursuant on terms no more favorable to CCMP than those offered by Fischer in the Fischer Offer.

8.3 Advisors. In connection with a Company Sale, CCMP shall have the power to appoint investment banking and legal advisors to assist the Company with the sale, such investment banking and legal advisors to be reasonably acceptable to the Company.

8.4 Reasonable Efforts. The Principal Investors shall take all reasonable actions, including, without limitation, agreeing to tender their Capital Stock in a tender offer or agreeing to sell their Capital Stock in a stock purchase, as may be necessary to effect such a transaction.

ARTICLE 9.

TERMINATION

9.1 Termination. This Agreement shall terminate upon the earlier of (i) the dissolution, liquidation or winding-up of the Company or (ii) December 31, 2025. A Person who ceases to hold any shares of Common Stock and who ceases to beneficially own any shares of Common Stock shall cease to be a Party and shall have no further rights or obligations under this Agreement other than with respect to Section 10.7.

ARTICLE 10.

MISCELLANEOUS

10.1 Amendment. This Agreement may be amended, and the Company may take any action herein prohibited, or omit to perform any act herein required to be performed by it, only if any such amendment, action or omission to act, has been approved by Holders holding in excess of 50% of the then-outstanding Voting Securities of the Holders including CCMP, provided that this Agreement may not be amended in a manner adversely affecting the rights or obligations of any Holder which does not adversely affect the rights or obligations of all similarly situated Holders in the same manner without the consent of such Holder. The failure of any Party to enforce any of the provisions of this Agreement shall in no way be construed as a waiver of such provisions and shall not affect the right of such Party thereafter to enforce each and every provision of this Agreement in accordance with its terms. Any Holder may waive (in writing) the benefit of any provision of this Agreement with respect to itself for any purpose. Any such waiver shall constitute a waiver only with respect to the specific matter described in such writing and shall in no way impair the rights of the Holder granting such waiver in any other respect or at any other time.

10.2 Specific Performance. The Parties and the Company recognize that the obligations imposed on them in this Agreement are special, unique, and of extraordinary character, and that in the event of breach by any party, damages will be an insufficient remedy; consequently, it is agreed that the Parties and the Company may have specific performance and injunctive relief (in addition to damages) as a remedy for the enforcement hereof, without proving damages.

10.3 Assignment. Except as otherwise expressly provided herein, the terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective successors and assigns of the Parties and the Company. No such assignment shall relieve the assignor from any liability hereunder. Any purported assignment made in violation of this Agreement shall be void and of no force and effect.

10.4 Stock Subject to this Agreement. All shares of Common Stock now owned or hereafter acquired by any of the Parties shall be subject to, and entitled to the benefits of, the terms of this Agreement. The Company shall cause any transferee or recipient of an original issuance of any shares of Common Stock, other than such transferee or recipient in a Qualified IPO, any other public offering or as an employee pursuant to an employee benefit plan other than Affiliates of Fischer, to become a Party and be bound as if an original Party hereto and to execute an Adoption Agreement substantially in the form attached hereto as Exhibit B.

10.5 Legends.

(a) Each certificate for shares of Common Stock held by any Person a party hereto shall bear (i) a legend to the effect that such shares have not been registered under the Securities Act or any state securities laws and (ii) a legend in substantially the following form:

THIS SECURITY IS SUBJECT TO CERTAIN VOTING AGREEMENTS, RESTRICTIONS ON TRANSFER, AND OTHER TERMS AND CONDITIONS SET FORTH IN THE

STOCKHOLDERS’ AGREEMENT, DATED AS OF APRIL [—], 2010, AS THE SAME MAY BE AMENDED FROM TIME TO TIME, A COPY OF WHICH MAY BE OBTAINED FROM THE COMPANY AT ITS PRINCIPAL EXECUTIVE OFFICES.

(b) The restrictions on transfer of shares of Common Stock set forth in such legends (each, a “Restriction”) shall cease and terminate as to any particular share of Common Stock when, in the opinion of counsel to a Holder, which opinion and counsel are reasonably satisfactory to the Company and which opinion shall be delivered to the Company in writing, either or both of such Restrictions are no longer required. Whenever any such Restriction shall cease and terminate as to any share of Common Stock, the Holder thereof shall be entitled to receive from the Company, without expense to such Holder, new certificate(s) not bearing a legend or legends, as the case may be, stating such Restriction(s).

10.6 Notices. Any and all notices, designations, consents, offers, acceptances or other communications provided for herein (each a “Notice”) shall be given in writing by (i) reputable overnight courier, (ii) registered letter or (iii) telecopy with receipt confirmed, which shall be addressed or sent to the respective addresses as follows (or such other address as the Company or any Party may specify to the Company and all other Parties by Notice):

The Company:

Chaparral Energy, Inc.

701 Cedar Lake Boulevard

Oklahoma City, Oklahoma 73114

Attn: Mark A. Fischer

Phone: (405) 478-8770

Fax: (405) 478-2906

with a copy (which will not constitute notice for purposes of this Agreement) to:

McAfee & Taft

Tenth Floor

Two Leadership Square

211 North Robinson

Oklahoma City, OK 73102

Attention: David J. Ketelsleger

Phone: (405) 552-2236

Fax: (405) 235-0439

CCMP:

CCMP Capital Advisors, LLC

245 Park Avenue, 16th Floor

New York, NY 10167

Attn: A. Joe Delgado

Phone: (212) 600-9632

Fax: (917) 464-8726

with a copy (which will not constitute notice for purposes of this Agreement) to:

Latham & Watkins LLC

717 Texas Ave., 16th Floor

Houston, Texas 77002

Attn: Michael E. Dillard

Phone: (713) 546-5400

Fax: (713) 546-5401

Altoma:

Altoma Energy GP

701 Cedar Lake Boulevard

Oklahoma City, Oklahoma 73114

Attn: Charles A. Fischer, Jr.

Phone: (405) 478-8770

Fax: (405) 478-2906

with a copy (which will not constitute notice for purposes of this Agreement) to:

Mock, Schwabe, Waldo, Elder, Reeves & Bryant LLC

Two Leadership Square, 14th Floor

211 North Robinson

Oklahoma City, Oklahoma 73102

Attn: Randall Mock

Phone: 405-235-5588

Fax: 405-235-0333

Fischer

Fischer Investments, L.L.C.

701 Cedar Lake Boulevard

Oklahoma City, Oklahoma 73114

Attn: Mark A. Fischer

Phone: (405) 478-8770

Fax: (405) 478-2906

with a copy (which will not constitute notice for purposes of this Agreement) to:

Mock, Schwabe, Waldo, Elder, Reeves & Bryant LLC

Two Leadership Square, 14th Floor

211 North Robinson

Oklahoma City, Oklahoma 73102

Attn: Randall Mock

Phone: 405-235-5588

Fax: 405-235-0333

Chesapeake:

Chesapeake Energy Corporation

6100 North Western Avenue

Oklahoma City, OK 73118

Attention: Mr. Marcus C. Rowland

Phone: (405) 935-9232

Facsimile: (405) 849-9232

with a copy (which will not constitute notice for purposes of this Agreement) to:

Commercial Law Group, P.C.

5520 North Francis

Oklahoma City, Oklahoma 73118

Attention: Mr. Ray Lees

Phone: (405) 254-5725

Facsimile: (405) 232-5533

All other Holders

At the address set forth immediately below their respective signatures on the signature pages hereto or to any adoption agreement.

All Notices shall be deemed effective and received (i) if given by telecopy, when such telecopy is transmitted to the telecopy number specified above and receipt thereof is confirmed; (ii) if given by overnight courier, on the Business Day immediately following the day on which such Notice is delivered to a reputable overnight courier service; or (iii) if given in person or by registered letter, when such Notice is delivered at the address specified above. No Party shall be entitled to receive a Notice hereunder (or a copy of a Notice delivered to the Company) if, at the time such Notice is to be sent, such Party (including its Affiliates and the employees of such Party and its Affiliates) no longer owns any shares of Common Stock.

10.7 Confidentiality. The Parties shall, and shall cause their respective officers, directors, employees and agents and the respective subsidiaries and Affiliates of the Parties and their respective officers, directors, employees and agents to, hold confidential and not use in any manner detrimental to the Company or any of its Subsidiaries all information they may have or obtain concerning the Company or any of its Subsidiaries and their respective assets, business, operations or prospects (“Confidential Information”); provided, however, that the foregoing shall not apply to (i) information that is or becomes generally available to the public other than as a result of a disclosure by a Party or any of its employees, agents, accountants, legal counsel or other representatives, (ii) information that is or becomes available to a Party or any of its employees, agents, accountants, legal counsel or other representatives on a nonconfidential basis prior to its disclosure by the Company or its employees, agents, accountants, legal counsel or other representatives, and (iii) information that is required to be disclosed by a Party or any of its employees, agents, accountants, legal counsel or other representatives as a result of any applicable law, rule or regulation of any governmental authority or stock exchange, or (iv) information developed independently by a Party or its officers, directors, employees, agents or representatives without use of the Confidential Information disclosed by the Company. If any Party desires to sell shares of Common Stock and in connection with such potential sale desires to disclose information regarding the Company to the potential purchaser in such sale which it is not permitted to disclose pursuant to the preceding sentence, such Party shall notify the Company of such Party’s desire to disclose such information and shall identify the potential purchaser in such notification. The Company may require any such potential purchaser of shares of Common Stock to enter into a confidentiality agreement with respect to Confidential Information on customary terms used in confidentiality agreements in connection with corporate acquisitions.

10.8 Counterparts. This Agreement may be executed in two or more counterparts and each counterpart shall be deemed to be an original and all such counterparts together shall constitute one and the same agreement of the parties hereto.

10.9 Section Headings. Headings contained in this Agreement are inserted only as a matter of convenience and in no way define, limit or extend the scope or intent of this Agreement or any provisions hereof

10.10 Choice of Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware, without regard to choice of law rules.

10.11 Entire Agreement; Termination. This Agreement contains the entire understanding of the parties hereto respecting the subject matter hereof and supersedes all prior agreements, discussions and understandings with respect thereto, including the Existing Stockholders Agreement. The Existing Stockholders Agreement is hereby terminated effective as of the date hereof and is of no further force or effect.

10.12 Cumulative Rights. The rights of the Parties and the Company under this Agreement are cumulative and in addition to all similar and other rights of the parties under other agreements.

10.13 Severability. If any term, provision, covenant, or restriction of this Agreement is held by a court of competent jurisdiction to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated.

10.14 Submission to Jurisdiction.

(a) Any legal action or proceeding with respect to this Agreement, the shares of Common Stock or any document related thereto shall be brought solely in the courts of the State of Delaware or of the United States of America for Delaware, and, by execution and delivery of this Agreement, the Company and each Party hereby accepts for itself and in respect of its property, generally and unconditionally, the jurisdiction of the aforesaid courts. The parties hereto hereby irrevocably waive any objection, including, without limitation, any objection to the laying of venue or based on the grounds of forum non conveniens, which any of them may now or hereafter have to the bringing of any such action or proceeding in such respective jurisdictions.

(b) The Company and each Party irrevocably consent to the service of process of any of the aforesaid courts in any such action or proceeding by the mailing of copies thereof by registered or certified mail, postage prepaid, to the Company or such Party, respectively, at its address provided herein.

(c) Nothing contained in this Section 10.14 shall affect the right of any party hereto to serve process in any other manner permitted by law.

10.15 Waiver of Jury Trial. Each of the Parties hereto waives any right it may have to trial by jury in respect of any litigation based on, or arising out of, under or in connection with this Agreement, any shares of Common Stock or any course of conduct, course of dealing, verbal or written statement or action of any Party hereto.

SIGNATURES CONTAINED ON SUCCEEDING PAGES

IN WITNESS WHEREOF, the Parties hereto have executed this Stockholders’ Agreement as of the date first above written, and shall become effective as of (and subject to the occurrence of) the Effective Date.

CHAPARRAL ENERGY, INC.

By:
Name:
Title:

FISCHER INVESTMENTS, L.L.C.

By:
Name:
Title:

ALTOMA ENERGY GP

By:
Name:
Title:

CHK HOLDINGS, L.L.C.

By:
Name:
Title:

CCMP CAPITAL INVESTORS II (AV-2), L.P.

By:	CCMP Capital Associates, L.P., its general partner
By:	CCMP Capital Associates GP, LLC, its general partner

By:
Name:
Title:

CCMP ENERGY I LTD.

By:
Name:
Title:

CCMP CAPITAL INVESTORS (CAYMAN) II, L.P.

By:	CCMP Capital Associates, L.P., general partner
By:	CCMP Capital Associates GP, LLC, general partner

By:
Name:
Title:

EXHIBIT A

[Form of Monthly Financial Statement]

EXHIBIT B

[Form of Adoption Agreement]

EXHIBIT C

[2010 Annual Budget]